UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

ENTEST BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	0700	26-3431263
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	Number)

   _______________________

4700 Spring Street, Suite 304, La Mesa, California, 91942

(619) 702-1404

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Attn: David R. Koos

Chief Executive Officer

Entest BioMedical Inc.

4700 Spring Street, Suite 304

La Mesa CA 91942

Tel:  619-702-1404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

Copies to:

Attn: David R. Koos

Chief Executive Officer

Entest BioMedical Inc.

4700 Spring Street, Suite 304

La Mesa CA 91942

Tel:  619-702-1404

__________________________

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable and from time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

i

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share(1)	Proposed Maximum Aggregate Offering Price	(2)	Amount of Registration fee

Common Stock, $0.001 par value per share	37,640,314	$0.00675	$254,072		$29.12

We are registering 37,640,314  shares of our common stock (the “Put Shares”) that we will put to Southridge Partners II, LP (“Southridge”) pursuant to an Equity Purchase Agreement (the “ Purchase Agreement”), dated as of June 1, 2012  by and between Southridge and the Registrant. In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of shares of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Equity Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares of common stock.

1)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the bid and asked price of the common stock of the registrant as reported on the OTCQB Tier operated by OTC Markets Group, Inc. (the “OTCQB”) on July 23, 2012 .

2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Act. The offering price per share and aggregate offering price are based on the average of the bid and ask price of the Registrant’s Common Stock on July 23, 2012 , as reported on the OTCQB.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

DATED ____, 2012

ENTEST BIOMEDICAL, INC.

37,640,314 Shares of Common Stock

This prospectus relates to the resale of  up to 37,640,314 shares of our common stock, par value $0.001 per share, by Southridge Partners II, LP (“Southridge” or ), which are Put Shares that we will put to Southridge pursuant to the Purchase Agreement. Southridge may also be referred to in this document as the Selling Security Holder.

The Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $10 million of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement.

The Put Shares included in this prospectus represent a portion of the shares issuable to Southridge under the Purchase Agreement. This portion was calculated as approximately 33 % of the Company’s public float as of  June 1, 2012.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Purchase Agreement.  No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC. Southridge will pay us 91% of the average of the two lowest closing price of our common stock for the five (5) trading days immediately following the clearing date associated with the applicable Put Notice.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holders.  However, we will receive proceeds from the sale of our Put Shares under the Purchase Agreement. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration.

Our common stock is quoted on the OTCQB under the symbol “ENTB.”  The shares of our common stock registered hereunder are being offered for sale by Selling Security Holders at prices established on the OTCQB during the term of this offering. On July 23, 2012 , the closing  price of our common stock was $0.0059 per share. These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 9.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is____, 2012.

v

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

Prospectus Summary

This summary highlights certain information contained elsewhere in this prospectus.  Because it is a summary, it may not contain all of the information that is important to you.  Before investing in our common stock, you should read this entire prospectus carefully, especially the sections entitled “Risk Factors” beginning on page 9 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 79, as well our financial statements and related notes included elsewhere in this prospectus.  In this prospectus, the terms “Entest Biomedical,” “Entest”  “Company,” “we,” “us” and “our” refer to Entest Biomedical, Inc.

About Us

We were incorporated in the State of Nevada on September 24, 2008 as JB Clothing Corporation.  Until July 10, 2009, our principal business objective was the offering of active/leisure fashion design clothing.

On July 10, 2009 we abandoned our efforts in the field of active/leisure fashion design clothing when we acquired 100% of the share capital of Entest BioMedical, Inc., a California corporation, (“Entest CA”).

Upon acquisition of Entest CA, we abandoned our efforts in the field of active/leisure fashion design clothing.  Our business is currently the business of Entest CA, and we are currently a development stage company which intends to develop and commercialize therapies, medical devices and medical testing procedures. On July 12, 2009 we adopted the name of Entest CA when we changed our name to Entest BioMedical, Inc.

We  intend  to develop and commercialize therapies, medical devices and medical testing procedures. Our  current strategy is to develop and commercialize therapies, medical devices and medical testing procedures for the veterinary market.

We are currently focusing our  research and development efforts toward the successful development and commercialization of the ImenVax family of canine cancer vaccines as well as the acquisition of existing veterinary clinics / hospitals to be utilized as potential distribution channels for our ImenVax family of canine cancer vaccines. We believe that, in addition to serving as distribution channels for the Company’s immuno-therapeutic cancer vaccine for canines, these clinics will be able to generate revenue for us from current operations.  As of May 17, 2012 none of the Company’s products in development , including the ImenVax family of canine cancer vaccines, has received the required regulatory approvals which would enable the Company to market the products commercially.

On January 4, 2011, 2010, Entest CA acquired from Pet Pointers, Inc. (a California corporation doing business as McDonald Animal Hospital) and Dr. Gregory McDonald DVM all the goodwill from Dr. McDonald and assets of Pet Pointers, Inc except cash and accounts receivables used in connection with the operation of a veterinary medical clinic located at 225 S. Milpas Street, Santa Barbara, CA 93103 which conducts business under the name McDonald Animal Hospital .

We generated net losses of $3,203,632 during the period from August 22, 2008 (inception) through May 31, 2012. This condition raises substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent on our ability to meet our obligations, to obtain additional financing as may be required and ultimately to attain profitability. Our auditor's report dated October 31, expressed substantial doubt about our ability to continue as a going concern.

	At
	May 31, 2012	May 31 , 2011
Selected Balance Sheet Information:	unaudited	unaudited

Cash	$14,659	55,936
Current assets	103,673	139,872
Total assets	$521,485	587,756

Current liabilities	$461,389	282,179
Total liabilities	501,600	368,299
Total stockholders' equity (deficit)	$19,885	219,457

As of May 31, 2012  we had $14,659  cash on hand and current liabilities of $461,389  (exclusive of convertible debt discount attributable to a beneficial conversion feature) such liabilities consisting of Accounts Payable, Notes Payable, Convertible Notes Payable, Amounts due to Affiliates / Others and Accrued Expenses.

We feel we will not be able to satisfy its cash requirements over the next twelve months and shall be required to seek additional financing.

We currently plan to raise additional funds primarily by offering securities for cash and acquiring existing veterinary clinics with the ability to generate cash flow to fund operations.

About This Offering

This offering relates to the resale of up to 37,640,314 shares of our common stock by Southridge which are the Put Shares that we will put to Southridge pursuant to the Purchase Agreement. The Put Shares included in this prospectus represent a portion of the aggregate shares issuable to Southridge under the Purchase Agreement.

The 37,640,314 common shares to which this registration relates are calculated as approximately 33% of our public float as of June 1, 2012.

On June 1, 2012, we entered into an equity purchase agreement with Southridge

Pursuant to the Purchase Agreement:

•

Southridge agreed to purchase from us, from time to time at our  discretion (subject to the conditions set forth therein), for a period of up to 24 months commencing on the effective date of the Purchase Agreement  up to $10,000,000 of  our common stock .

•

On February 27, 2012, we entered into an agreement with Southridge whereby Southridge agreed to purchase from us, from time to time at our  discretion (subject to the conditions set forth therein), for a period of up to 24 months commencing on the effective date of that agreement  up to $10,000,000 of  our common stock (“February Purchase Agreement”). The February Purchase Agreement was terminated On June 1, 2012.   Pursuant to a registration rights agreement between us and Southridge, entered into in connection with the February Purchase Agreement, we agreed to file a registration statement for the resale of not less than the maximum number of shares of common stock allowable pursuant to Rule 415 under the Securities Act of 1933, as amended, of shares of common stock issuable under the February Purchase Agreement, within ninety days of February 27, 2012. We have consented that those registration rights may be applied to the Purchase Agreement and   agreed to file a registration statement for the resale of not less than the maximum number of shares of common stock allowable pursuant to Rule 415 under the Securities Act of 1933, as amended, of shares of common stock issuable under the February Purchase Agreement, within ninety days of June 1, 2012.

•

The purchase price for the shares of common stock sold under the Purchase Agreement will be equal to  91% of the average of the two lowest closing bid price of our common stock for the five (5) trading days immediately following the clearing date associated with the applicable Put Notice..

•

The maximum amount of common stock that Southridge shall be obligated to purchase with respect to any single closing under the Purchase Agreement will be the lesser of $250,000 or 250% of the average dollar trading volume of the Company’s common stock for the 20 trading days immediately preceding the date on which we provide a put notice under the Purchase Agreement.

•

On each Closing Date, the number of common shares  then to be purchased by Southridge  shall not exceed the number of such shares that, when aggregated with all other common shares then beneficially owned by Southridge  or deemed beneficially owned by Southridge, would result in Southridge  owning more than 9.99% of our common shares outstanding on such Closing Date.

•

In the event that, during a Valuation Period, the Closing Price on any Trading Day falls more than twenty five percent (25%) below the average of  closing trade prices for the five (5) trading days immediately preceding the date of  our  Put Notice (a “Low Bid Price”), for each such Trading Day, the parties shall have no right and shall be under no obligation to purchase and sell one fifth (1/5th) of the Investment Amount (the dollar amount to be invested by Southridge to purchase Put Shares with respect to any Put) specified in the Put Notice, and the Investment Amount shall accordingly be deemed reduced by such amount.  In the event that during a Valuation Period there exists a Low Bid Price for any two (2) Trading Days-not necessarily consecutive-then the balance of each party’s right and obligation to purchase and sell the Investment Amount under such Put Notice shall terminate on such second Trading Day (“Termination Day”), and the Investment Amount shall be adjusted to include only one-fifth (1/5th) of the initial Investment Amount for each Trading Day during the Valuation Period prior to the Termination Day that the Bid Price equals or exceeds the Low Bid Price

Capital Path Securities, LLC (“CPS”) was retained as the placement agent in connection with the Purchase Agreement. We agreed to pay CPS a cash placement fee equal to 5% of the gross proceeds of all cash received by us from the sale of our common shares to Southridge pursuant to the Purchase Agreement.

We also paid to CPS as consideration for their services as the placement agent in connection with the February Purchase Agreement:

(a)

The amount of $6,000

(b)

3,000,000 of our common shares which were issued to Christopher E. Shufeldt and (b) 900,000 to CPS on March 14, 2012.

Pursuant to the February Purchase Agreement, we became obligated to issue to Southridge a newly designated convertible preferred stock with a stated value of $50,000 convertible at the option of Southridge into shares of the Company’s common stock at a conversion price equal to 70% of the lowest Closing Price for the five trading days immediately preceding a conversion notice. In order to satisfy this requirement, on March 13, 2012 we amended Article 4 of our Articles of Incorporation to authorize 200,000 shares of Non Voting Convertible Preferred Stock having a $1.00 par value. The Non Voting Convertible Preferred Stock is convertible at the option of the holder into shares of our common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five trading days immediately preceding written receipt by us of the holder’s intent to convert.

Pursuant to the February Purchase Agreement, we became obligated to pay a fee to Southridge in the amount of $25,000, payable in cash or Non Voting Convertible Preferred Stock to cover Southridge’s expenses in connection with the preparation of the Purchase Agreement and performance of its obligations thereunder.

On March 27, 2012 we issued 75,000 shares of its Non Voting convertible preferred stock to Southridge in accordance with the terms of the February Purchase Agreement.

At an assumed purchase price under the Purchase Agreement of $0.0063 (equal to 91% of the average closing bid price of our common stock of $0.0069 for the five (5) trading days prior to July 25 6, 2012), we will be able to receive up to $238,398 in gross proceeds, assuming the sale of the entire number of shares of our common stock being registered hereunder pursuant to the Purchase Agreement. At an assumed purchase price of $0.0063 under the Purchase Agreement, we would be required to register additional shares to obtain the balance of $10,000,000 under the Purchase Agreement.

No assurance may be given that the entire amount of $10,000,000 of our common stock which may be put to Southridge pursuant to the Purchase Agreement will be put to Southridge. The ability of the Company to put shares to Southridge pursuant to the terms and conditions of the Purchase Agreement is contingent on filing and maintaining effective one or more Registration Statements registering the shares to be put to Southridge under the Securities Act of 1933, as amended during the term of the Purchase Agreement. The total number of shares which would be required to be registered at an assumed purchase price of $0.0063 (equal to 91% of the average closing bid price of our common stock of $0.0069 for the five trading days prior to July 25, 2012) is calculated to be 1,587,301,587 common shares. Our Certificate of Incorporation authorizes us to issue no more than 1,000,000,000 shares of common stock of which 220,979,599 are issued and outstanding as of July 25, 2012.

The Company feels it is improbable that all $10,000,000 of our common stock which may be put to Southridge pursuant to the Purchase Agreement will be put to Southridge. We currently estimate that we will require an additional $6,369,500 to bring our proposed products to commercialization and an additional $2,600,000 in order to purchase a minimum of two additional veterinary clinics. To date, the Company’s operations have not generated cash flow sufficient to fund our capital requirements and there can be no assurance given that the Company’s operations will do so in the future.”

Neither the Purchase Agreement nor any rights or obligations of the parties under the Purchase Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Southridge will periodically purchase our common stock under the Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Summary of the Shares offered by the Selling Security Holder

Common stock offered by Selling Security Holder	37,640,314 shares of common stock.

Common stock outstanding before the offering	220,979,599 as of July 25, 2012.

Common stock outstanding after the offering	258,619,113

Terms of the Offering	The Selling Security Holder will determine when and how it will sell the common stock offered in this prospectus.

Termination of the Offering	Pursuant to the Purchase Agreement, this offering will terminate twenty-four (24) months subsequent to June 1, 2012.

Use of proceeds

We will not receive any proceeds from the sale of the shares of common stock offered by Selling Security Holder. However, we will receive proceeds from sale of our common stock under the Purchase Agreement. The proceeds from the offering will be used for working capital and general corporate purpose. See “Use of Proceeds.”

Risk Factors

The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

OTCQB Symbol: ENTB

Previous acquisition of the Company’s Securities by Southridge:

Aggregate Southridge Indebtedness

On February 27, 2012 two existing creditors of the Company agreed to sell to Southridge rights to amounts owed to them by the Company.

Bio Technology Partners Business Trust sold to Southridge  rights to the principal amount of $56,500 due to it as well as the rights to $3,088 of interest accrued but unpaid due to it.

Venture Bridge Advisors sold to Southridge  rights to the principal amount of $29,000 due to it as well as the rights to $622 of interest accrued but unpaid due to it.

The indebtedness was incurred by the Company as a result of cash lent to the Company by both of  Bio Technology Partners Business Trust (“BTPBT”) and Venture Bridge Advisors (“VBA”) pursuant to the terms and conditions of those Line of Credit Promissory Notes issued to both of BTPBT and VBA.

On June 15, 2012 an existing creditor of the Company agreed to sell to Southridge rights to amounts owed to it by the Company.

Sherman Family Trust (“Sherman”) sold to Southridge rights to the principal amount of $60,000 due to it.*

The indebtedness was incurred by the Company as a result of the acquisition by gift  by Sherman on January 15, 2012 of  the rights to $57,500 in salaries accrued but unpaid due to the Company’s  Chief Executive Officer as well as the rights to $2,500 due to the Company’s  Chief Executive Officer resulting from cash loans made by him to the Company

For no additional consideration, the Company agreed to amend the terms of the principal debt and accrued interest acquired by Southridge from BTPBT, VBA and Sherman (“Aggregate Southridge Indebtedness”) to allow conversion into common shares of the Company.

The Aggregate Southridge Indebtedness became  convertible at Southridge’s option at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Southridge’s brokerage account and confirmation has been received that Southridge may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares would  be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price(“Reset”). The Company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.

The Aggregate Southridge Indebtedness was payable upon demand of Southridge and incurred simple interest at the rate of 10% per annum with the exception of:

$57,500 acquired from Sherman which was payable upon demand of Southridge and incurred no interest

$2,500 acquired from Sherman which was payable upon demand of Southridge and incurred simple interest at the rate of 15% per annum

As of April 24. 2012, 26,055,730 shares of the company’s Common Stock have been issued to Southridge pursuant to the conversion provisions of the  Aggregate Southridge Indebtedness as per the table below totally satisfying the

As of July 25 2012 , 41,928,746  shares of the company’s Common Stock have been issued to Southridge pursuant to the conversion provisions of the  Aggregate Southridge Indebtedness as per the table below( of which 26,055,730 were issued by April 24, 2012) totally satisfying the Aggregate Southridge Indebtedness . Neither of the Aggregate Southridge Indebtedness or the securities issued pursuant to the terms and conditions of the Aggregate Southridge Indebtedness are being registered pursuant to the Securities Act of 1933 under this Registration Statement.

As of July 25, 2012, there is no Aggregate Southridge Indebtedness. Neither of the Aggregate Southridge Indebtedness or the securities issued pursuant to the terms and conditions of the Aggregate Southridge Indebtedness are being registered pursuant to the Securities Act of 1933 under this Registration Statement.

Date	Number of common shares issued	Reason for Issuance
3/7/2012	2,322,695	Conversion of $32,750 of the Aggregate Southridge Indebtedness
3/21/2012	734,404	Conversion of $10,200 of the Aggregate Southridge Indebtedness
3/26/2012	1,605,737	Conversion of $12,650 of the Aggregate Southridge Indebtedness
4/2/2012	1,675,111	Conversion of $7,538 of the Aggregate Southridge Indebtedness
4/11/2012	1,029,679	Additional number of common shares issuable to Southridge pursuant to a Reset on the conversion price of $12,650 of Aggregate Southridge Indebtedness previously converted
4/11/2012	1,276,596	Additional number of common shares issuable to Southridge pursuant to a Reset on the conversion price of $10,200 of Aggregate Southridge Indebtedness previously converted
4/13/2012	8,250,000	Conversion of $14,850 of the Aggregate Southridge Indebtedness
4/13/2012	2,430,753	Additional number of common shares issuable to Southridge pursuant to a Reset on the conversion price of $7,538 of Aggregate Southridge Indebtedness previously converted
4/19/2012	2,724,968	Conversion of $4,300 of the Aggregate Southridge Indebtedness
4/24/2012	4,005,787	Conversion of $6,922 of the Aggregate Southridge Indebtedness
6/20/2012	4,005,787	Conversion of $60,000 of the Aggregate Southridge Indebtedness

* On January 15, 2012 the Company’s CEO granted to the Sharman Family Trust, an irrevocable trust for the benefit of Blossom Sherman, all rights to and interest in:

(a) $57,500 in salary accrued and unpaid

(b)$25,956 in unpaid indebtedness owed by the Company

(c) $3,051 in unpaid interest owed by the Company

David Koos is neither Trustee nor Beneficiary of this Trust

Non Voting Convertible Preferred Stock

On March 27, 2012 the Company issued 75,000 shares of its Non Voting convertible preferred stock to Southridge in accordance with the terms of the Purchase Agreement.

Non Voting Convertible Preferred Stock shall convert at the option of the holder into shares of the corporation’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding written receipt by the corporation of the holder’s intent to convert.

“CLOSING PRICE" shall mean the closing bid price for the corporation’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the corporation’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

SUMMARY FINANCIAL AND OPERATING INFORMATION

The following selected financial information is derived from our  Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with our  Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

	For the years ended August 31,
	2011	2010
Selected Statement of Operations Information:

Revenues	$349,141	0
Gross profit	259,736	0
Total operating expenses	1,170,786	537,816
Operating income (loss)	(911,050)	(537,816)
Net income (loss) to common shareholders	$(951,783)	(544,891)

Basis and diluted earnings (loss) per common share	$(0.048)	(0.031)

Weighted average common shares outstanding basic and diluted	19,895,368	17,540,020

	At August 31,
	2011	2010
Selected Balance Sheet Information:

Cash	$43,901	206
Current assets	121,571	55,082
Total assets	$555,992	85,261

Current liabilities	$305,111	306,003
Total liabilities	384,254	306,003
Total stockholders' equity (deficit)	$171,738	(220,742)

	For the nine months ended

	May 31, 2012	May 31, 2011
Selected Statement of Operations Information:	unaudited	unaudited

Revenues	$313,673	195,258
Gross profit	239,575	141,726
Total operating expenses	842,964	898,694
Operating income (loss)	(603,389)	(756,968)
Net income (loss) to common shareholders	$(1,493,177)	(776,567)

Basis and diluted earnings (loss) per common share	$(0.03)	(0.04)

Weighted average common shares outstanding basic and diluted	55,643,483	19,620,953

	At
	May 31, 2012	May 31 , 2011
Selected Balance Sheet Information:	unaudited	unaudited

Cash	$14,659	55,936
Current assets	103,673	139,872
Total assets	$521,485	587,756

Current liabilities	$461,389	282,179
Total liabilities	501,600	368,299
Total stockholders' equity (deficit)	$19,885	219,457

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Information Regarding Forward Looking Statements.”  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment. The following discussion and analysis should be read in conjunction with the other financial information and consolidated financial statements and related notes appearing in this prospectus.

Risks Related to our Business:

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE.

The Company was incorporated on September 24, 2008. On July 10, 2009 we abandoned our efforts in the field of active/leisure fashion design clothing when we acquired 100% of the share capital of Entest BioMedical, Inc., a California corporation, (“Entest CA”). Due to the early stage of our development, limited financial and other historical data is available for investors to evaluate whether we will be able to fulfill our business strategy and plans.  Further, financial and other limitations may force us to modify, alter, or significantly delay the implementation of such plans.   We may incur substantial losses in the future, making it extremely difficult to implement our business plans and strategies and sustain our then current level of operations.  Furthermore, no assurances can be given that our strategy will result in an improvement in operating results or that our operations will become profitable.

THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report dated October 31, 2011 expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern.  Because obtaining investment capital in not certain, we may not have the funds necessary to continue our operations.  Currently, our liabilities are greater than our assets.  Our ability to meet our operating needs depends in large part on our ability to secure third party financing.  We cannot provide any assurances that we will be able to obtain financing.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO CARRY OUT OUR BUSINESS PLAN.

We will need to raise additional capital to fund the growth of our business. We currently estimate that we will require an additional $6,369,500 to bring our proposed products to commercialization and an additional $2,600,000 in order to purchase a minimum of two additional veterinary clinics. To date, the Company’s operations have not generated cash flow sufficient to fund our capital requirements and there can be no assurance given that the Company’s operations will do so in the future.  There is no guarantee that we will be able to access additional capital at rates and on terms which are attractive to us, if at all.  Without the additional funding needed to fund our growth we may not be able to grow as planned.

WE RELY ON HIGHLY SKILLED PERSONNEL AND, IF WE ARE UNABLE TO RETAIN OR MOTIVATE KEY PERSONNEL, HIRE QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO GROW EFFECTIVELY.

Our performance largely depends on the talents and efforts of highly skilled individuals.  Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization, particularly sales and marketing.  Competition in our industry for qualified employees is intense.  In addition, our compensation arrangements, may not always be successful in attracting new employees and retaining and motivating our existing employees.  Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

WE ARE IN THE EARLY STAGES OF DEVELOPING AN IMMUNOTERAPUTIC VACCINE FOR CANINES, THE EFFECTIVENESS OF WHICH IS UNPROVEN. OTHER PRODUCTS IN VARIOUS EARLY STAGES OF DEVELOPMENT ARE ALSO UNPROVEN.

The Company is currently in the early stage of developing ImenVax I, a therapeutic for canine cancer which utilizes the patient’s own tumor cells to induce the immune system to attack the remaining tumor cells. ImenVax I is unproven and no assurance can be given that ImenVax I will prove effective for its intended purpose.

WE HAVE NOT OBTAINED PATENT PROTECTION FOR OUR INTELLECTUAL PROPERTY.

The Company has not obtained patent protection on any of its intellectual property.  Although the Company plans on attempting to obtain patents on its products and services, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products.

DEPENDENCE ON DAVID R. KOOS, WITHOUT WHOSE SERVICES COMPANY BUSINESS OPERATIONS COULD CEASE.

At this time, the sole officer and director of the Company is David R. Koos, who is wholly responsible for the development and execution of our business. If Mr. Koos should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

THE COMPANY DOES NOT MAINTAIN CERTAIN INSURANCE, INCLUDING ERRORS AND OMISSIONS INSURANCE.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products.  Any such liability which might arise could be substantial and may exceed the assets of the Company.

WE ARE PARTY TO PENDING LITIGATION WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY.

On February 3, 2011, a Complaint (“Complaint”) was filed in the U.S. District Court Middle District of the State of Pennsylvania against the Company, the Company’s Chairman and Bio Matrix Scientific Group, Inc., by 18KT.TV LLC (“Plaintiffs”) seeking to recover general damages from the Company in excess of $125,000. The Complaint alleges breach of contract and unjust enrichment relating to an investor relations contract executed by the Company and Craig Fischer (on behalf of 18KT.TV LLC). The Complaint also seeks similar damages from Bio Matrix Scientific Group, Inc. and $50,000 in damages from David Koos (Chairman & CEO of both the Company and BMSN.). The Company believes that the allegations in the complaint are without merit and intends to vigorously defend its interests in this matter. At this time, it is not possible to predict the ultimate outcome of these matters and an outcome unfavorable to the Company may have a material adverse effect on the Company.

On May 24, 2012, a Complaint (“Complaint”) was filed in the U.S. Bankruptcy Court for the District of Oregon against the Company by Titterington Veterinary Services Inc (“TVS”). The Complaint is an adversary proceeding filed by TVS arising from TVS’s bankruptcy case currently pending in U.S. Bankruptcy Court for the District of Oregon. The Complaint alleges Breach of Contract resulting from the Company’s alleged failure to pay certain expenses the Company was required to pay pursuant to an agreement with TVS, Dr. Ronald Titterington, DVM and Dr. Kathy Snell, DVM (“TVS Agreement”). The terms and conditions of the TVS Agreement are described in the section of this registration statement entitled LEGAL PROCEEDINGS beginning on page 41. TVS is seeking a judgment and money award against the Company in an amount to be proven at trial which TVS estimates in the Complaint to be up to $50,000. TVS is also seeking a judgment and order against the Company to provide an accounting of all revenues received by the Company pursuant to the TVS Agreement, all expenses paid, unpaid, and due and owing  pursuant to the TVS Agreement as well as a revenue share which TVS claims is due them pursuant to the TVS Agreement. TVS is also seeking a judgment requiring the Company to turn over a sum of money equal to expenses the Company was obligated to pay pursuant to the TVS Agreement. TVS is also seeking attorney’s fees and expenses.  The Company believes that the allegations in the complaint are without merit and intends to vigorously defend its interests in this matter. At this time, it is not possible to predict the ultimate outcome of these matters and an outcome unfavorable to the Company may have a material adverse effect on the Company.

IN THE FUTURE WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS, WHICH ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES AND COULD LIMIT OUR ABILITY TO SELL SOME OF OUR PRODUCTS.

Although we have not been subject to any intellectual property litigation or infringement claims, we may be in the future, which could cause us to incur significant expenses to defend such claims, divert management’s attention or prevent us from manufacturing, selling or using some aspect of our products.  If we chose or are forced to settle such claims, we may be required to pay for a license to certain rights, paying royalties on both a retrospective and prospective basis, and/or cease our manufacturing and sale of certain products that are alleged to be infringing.  Future infringement claims against us by third parties may adversely impact our business, financial condition and results of operations.

WE ARE SUBJECT TO NUMEROUS LAWS AND REGULATIONS, FAILURE TO COMPLY WITH THOSE LAWS AND REGULATIONS MAY ADVERSELY IMPACT OUR BUSINESS.

ImenVax™ I and ImenVax™ II are Veterinary Biologics. The U.S. Department of Agriculture (USDA) is authorized under the 1913 Virus-Serum-Toxin Act to ensure that all veterinary biologics produced in, or imported into, the United States are not worthless, contaminated, dangerous, or harmful. The Veterinary Biologics Program of the USDA's Animal and Plant Health Inspection Service (“APHIS”) oversees the veterinary biologics industry in the United States.

Domestic manufacturers of veterinary biologics, for domestic use or for export, are required to possess a valid U.S. Veterinary Biologics Establishment License and an individual U.S. Veterinary Biologics Product License for each product produced for sale.

Prior to being granted a U.S. Veterinary Biologics Product License, the applicant must submit detailed information including test reports and research data sufficient to establish purity, safety, potency and efficacy of the product, an Outline of Production, and information regarding labeling and  facilities that are to be used in preparation.

Prior to being granted a U.S. Veterinary Biologic Establishment License, the applicant must submit detailed information regarding the facilities and the qualifications of key personnel and must submit to an inspection of the facilities by the Center for Veterinary Biologics, a division of the USDA. To qualify for an establishment license, an applicant also must qualify for at least one product license.

The Company does not currently possess a U.S. Veterinary Biologics Product License with regards to ImenVax™ I and ImenVax™ II nor has a U.S. Veterinary Biologic Establishment License been granted with regard to the manufacture of either ImenVax™ I or  ImenVax™ II.

Subsequent to completion of a ten dog safety study, the Company plans to attempt to distribute ImenVax™ I prior to licensure under the exemption provided by 9 CFR 107.1, which exempts a veterinary biologic from Federal regulation if the product was manufactured by veterinarians AND intended solely for use with their clients' animals under a veterinarian-client-patient (VCP) relationship.

ENT-576™ can be considered a “combination product” whose primary mode of action is through animal stem cells (a veterinary biologic).  It is intended that the Company will obtain a U.S. Veterinary Biologics Establishment License and a U.S. Veterinary Biologics Product License from the U.S. Department of Agriculture. ENT-576™ can also be administered without license if administered in accordance with the safe harbor provided by 9 CFR 107.1.

The Company does not currently possess a U.S. Veterinary Biologics Product License with regards to ENT-576™ nor has a U.S. Veterinary Biologic Establishment License been granted with regard to the manufacture of ENT-576™

ImenVax™ III can be considered a combination product whose primary mode of action is generated through trophoblasts derived from human placental tissue. Entest will be required to obtain approval from the US Food and Drug Administration (FDA) in order to market ImenVax™ III. Entest intends to apply for an Investigational New Animal Drug exemption (INAD) in order that the product may be shipped for testing and trials and will submit a New Animal Drug Application for ImenVax™ III.  No approval has been granted by the FDA for the marketing and sale of ImenVax™ III.

The practice of veterinary medicine is primarily subject to State regulation. The Company will be required to comply with the statutes rules and regulations of the State in which an acquired veterinary clinic is located. Within the State of California where MAH is located ,  the practice of veterinary medicine  is primarily governed pursuant to The California Veterinary Medicine Practice Act (CA Bus.& Prof. Code § 4800 et seq.).

Any failure to comply with existing or future laws and regulations may have a material adverse effect on the Company’s operations.

THE COMPANY DOES NOT CURRENTLY POSSESS A U.S. VETERINARY BIOLOGICS PRODUCT LICENSE WITH REGARDS TO IMENVAX™ I NOR HAS A U.S. VETERINARY BIOLOGIC ESTABLISHMENT LICENSE BEEN GRANTED WITH REGARD TO THE MANUFACTURE OF IMENVAX™ I

ImenVax™ I is a Veterinary Biologics. The U.S. Department of Agriculture (USDA) is authorized under the 1913 Virus-Serum-Toxin Act to ensure that all veterinary biologics produced in, or imported into, the United States are not worthless, contaminated, dangerous, or harmful. The Veterinary Biologics Program of the USDA's Animal and Plant Health Inspection Service (“APHIS”) oversees the veterinary biologics industry in the United States.

Domestic manufacturers of veterinary biologics, for domestic use or for export, are required to possess a valid U.S. Veterinary Biologics Establishment License and an individual U.S. Veterinary Biologics Product License for each product produced for sale.

Prior to being granted a U.S. Veterinary Biologics Product License, the applicant must submit detailed information including test reports and research data sufficient to establish purity, safety, potency and efficacy of the product, an Outline of Production, and information regarding labeling and  facilities that are to be used in preparation.

Prior to being granted a U.S. Veterinary Biologic Establishment License, the applicant must submit detailed information regarding the facilities and the qualifications of key personnel and must submit to an inspection of the facilities by the Center for Veterinary Biologics, a division of the USDA. To qualify for an establishment license, an applicant also must qualify for at least one product license. The Company does not currently possess a U.S. Veterinary Biologics Product License with regards to ImenVax™ I nor has a U.S. Veterinary Biologic Establishment License been granted with regard to the manufacture of ImenVax™ I.

Subsequent to completion of a ten dog safety study, the Company plans to attempt to distribute ImenVax™ I prior to licensure under the exemption provided by 9 CFR 107.1, which exempts a veterinary biologic from Federal regulation if the product was manufactured by veterinarians AND intended solely for use with their clients' animals under a veterinarian-client-patient (VCP) relationship.

THE COMPANY DOES NOT CURRENTLY POSSESS A U.S. VETERINARY BIOLOGICS PRODUCT LICENSE WITH REGARDS TO IMENVAX™ II NOR HAS A U.S. VETERINARY BIOLOGIC ESTABLISHMENT LICENSE BEEN GRANTED WITH REGARD TO THE MANUFACTURE OF IMENVAX™ II

ImenVax™ II  is a Veterinary Biologics. The U.S. Department of Agriculture (USDA) is authorized under the 1913 Virus-Serum-Toxin Act to ensure that all veterinary biologics produced in, or imported into, the United States are not worthless, contaminated, dangerous, or harmful. The Veterinary Biologics Program of the USDA's Animal and Plant Health Inspection Service (“APHIS”) oversees the veterinary biologics industry in the United States.

Domestic manufacturers of veterinary biologics, for domestic use or for export, are required to possess a valid U.S. Veterinary Biologics Establishment License and an individual U.S. Veterinary Biologics Product License for each product produced for sale.

Prior to being granted a U.S. Veterinary Biologics Product License, the applicant must submit detailed information including test reports and research data sufficient to establish purity, safety, potency and efficacy of the product, an Outline of Production, and information regarding labeling and  facilities that are to be used in preparation.

Prior to being granted a U.S. Veterinary Biologic Establishment License, the applicant must submit detailed information regarding the facilities and the qualifications of key personnel and must submit to an inspection of the facilities by the Center for Veterinary Biologics, a division of the USDA. To qualify for an establishment license, an applicant also must qualify for at least one product license. The Company does not currently possess a U.S. Veterinary Biologics Product License with regards to ImenVax™ II nor has a U.S. Veterinary Biologic Establishment License been granted with regard to the manufacture of ImenVax™ II.

THE COMPANY DOES NOT CURRENTLY POSSESS A U.S. VETERINARY BIOLOGICS PRODUCT LICENSE WITH REGARDS TO ENT-576™ NOR HAS A U.S. VETERINARY BIOLOGIC ESTABLISHMENT LICENSE BEEN GRANTED WITH REGARD TO THE MANUFACTURE OF ENT-576™.

ENT-576™ can be considered a “combination product” whose primary mode of action is through animal stem cells (a veterinary biologic).  The U.S. Department of Agriculture (USDA) is authorized under the 1913 Virus-Serum-Toxin Act to ensure that all veterinary biologics produced in, or imported into, the United States are not worthless, contaminated, dangerous, or harmful. The Veterinary Biologics Program of the USDA's Animal and Plant Health Inspection Service (“APHIS”) oversees the veterinary biologics industry in the United States.

Domestic manufacturers of veterinary biologics, for domestic use or for export, are required to possess a valid U.S. Veterinary Biologics Establishment License and an individual U.S. Veterinary Biologics Product License for each product produced for sale.

Prior to being granted a U.S. Veterinary Biologics Product License, the applicant must submit detailed information including test reports and research data sufficient to establish purity, safety, potency and efficacy of the product, an Outline of Production, and information regarding labeling and facilities that are to be used in preparation.

The Company does not currently possess a U.S. Veterinary Biologics Product License with regards to ENT-576™ nor has a U.S. Veterinary Biologic Establishment License been granted with regard to the manufacture of ENT-576™.  It is intended that the Company will obtain a U.S. Veterinary Biologics Establishment License and a U.S. Veterinary Biologics Product License from the U.S. Department of Agriculture. ENT-576™ can also be administered without license if administered in accordance with the safe harbor provided by 9 CFR 107.1.

NO APPROVAL HAS BEEN GRANTED BY THE FDA FOR THE MARKETING AND SALE OF IMENVAX™ III.

ImenVax™ III can be considered a combination product whose primary mode of action is generated through trophoblasts derived from human placental tissue. Entest will be required to obtain approval from the US Food and Drug Administration (FDA) in order to market ImenVax™ III. Entest intends to  apply for an Investigational New Animal Drug exemption (INAD) in order that the product may be shipped for testing and trials and will submit a New Animal Drug Application for ImenVax™ III. No approval has been granted by the FDA for the marketing and sale of ImenVax™ III.

WE MAY BE UNABLE TO ACQUIRE ADDITIONAL VETERINARY CLINICS AND ANY VETERINARY CLINICS THAT WE MAY ACQUIRE MAY NOT GENERATE CASH FLOW SUFFICIENT TO ACHIEVE OUR OBJECTIVES .

The Company’s current business model involves acquiring veterinary clinics / hospitals to be utilized as potential distribution channels for its immuno-therapeutic cancer vaccine for canines (dogs) which is currently in development. The Company believes that, in addition to serving as distribution channels for the Company’s immuno-therapeutic cancer vaccine for canines, these clinics will be able to generate revenue for the Company from current operations. With the exception of the McDonald Animal Hospital which was acquired on January 4, 2011 the Company has yet to enter into a binding agreement to acquire any veterinary clinic and no assurance can be given that the Company will acquire one or more veterinary clinics in the near future or at all and, if such a clinic or clinics should be acquired, that the acquisition will generate sufficient revenue to fund the company’s operations. Failure to acquire one or more veterinary clinics as well as the inability of those clinics to generate sufficient cash flow may have a material adverse effect on the Company’s operations.

LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED.

According to Nevada law (NRS 78.138(7)), all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute.

THE COMPANY MAY NOT HAVE ACCESS TO THE FULL AMOUNT AVAILABLE UNDER THE EQUITY PURCHASE AGREEMENT.

We have not drawn down funds and have not issued shares of our common stock under the Purchase Agreement with Southridge.  Our ability to draw down funds and sell shares under the Purchase Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective.  In addition, the registration statement of which this prospectus is a part registers 37,640,314 total shares of our common stock issuable under the Purchase Agreement, and our ability to access the Purchase Agreement to sell any remaining shares issuable under the Purchase Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares.  These subsequent registration statements may be subject to review and comment by the staff of the Securities and Exchange Commission, and will require the consent of our independent registered public accounting firm.  Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured.  The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Southridge under Purchase Agreement.  Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Purchase Agreement to be declared effective by the Securities and Exchange Commission in a timely manner, we will not be able to sell shares under the Equity Purchase Agreement unless certain other conditions are met.  Accordingly, because our ability to draw down amounts under the y Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the $10 million available to us under the Purchase Agreement.

WE RENT THE PROPERTY ON WHICH WE OPERATE OUR VETERINARY FACILITY ON A MONTH TO MONTH BASIS

The property on which the McDonald Animal Hospital operates is currently rented by us on a month to month basis. In the event that the property owner refuses to continue renting to us, we may not be able to secure a comparable property on terms advantageous to the us  or at all and this may have a material adverse effect on our business.

Risks Related to an Investment in Our Common Stock

WE DO NOT PLANT TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

OUR COMMON STOCK IS QUOTED ON THE OTCBB, WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our common stock is quoted on the OTCBB.  The OTCBB is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTCBB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

OUR COMMON SHARES ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The U.S. Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

(a)

that a broker or dealer approve a person’s account for transactions in penny stocks; and

(b)

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE ARE REGISTERING AN AGGREGATE OF 37,640,314 SHARES OF COMMON STOCK.  THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 37,640,314 shares of common stock under the registration statement of which this prospectus forms a part . The common stock to be issued to Southridge pursuant to the Purchase Agreement will be purchased at a 9% discount to the average of the lowest closing price of the common stock of any two trading days, consecutive or inconsecutive, during the five consecutive trading days immediately following the clearing date associated with the applicable Put Notice. The sale of $10,000,000 of our common shares at an assumed purchase price of  $0.0063 (equal to 91% of the average closing bid price of our common stock of  $0.0069  for the five  trading days prior to July 25, 2012) is calculated to be 1,587,301,587 common shares. The sale of these shares into the public market could depress the market price of our common stock.

SOUTHRIDGE WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to Southridge pursuant to the Purchase Agreement will be purchased at a 9% discount to the average of the lowest closing price of the common stock of any two trading days, consecutive or inconsecutive, during the five consecutive trading days immediately following the clearing date associated with the applicable Put Notice.  Southridge may have a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If Southridge sells the shares, the price of our common stock could decrease. The sale of $10,000,000 of our common shares at an assumed purchase price of $0.0063 (equal to 91% of the average closing bid price of our common stock of $0.0069 for the five trading days prior to July 25, 2012) is calculated to be 1,587,301,587 common shares.  If our stock price decreases, Southridge may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.”

FUTURE ISSUANCE OF COMMON STOCK RELATED TO CONVERTIBLE NOTES PAYABLE AND CONVERTIBLE PREFERRED SHARES MAY HAVE A DILUTING FACTOR ON EXISTING AND FUTURE SHAREHOLDERS.

As of July 25, 2012 the Company has outstanding  $62,380 of principal amounts due on Convertible Notes Payable and 75,000 shares of nonvoting convertible preferred shares (all shares held by Southridge). All convertible securities issued by the Company are convertible into the common shares of the Company at various discounts from the market price of the Company’s common shares.

 It is the Company’s belief that common shares issuable to holder of nonvoting convertible preferred shares may be publicly resold pursuant to the safe harbor provisions of Rule 144 subsequent to September 27, 2012 and common shares issuable to the holders of $42,500 of Convertible Notes Payable issued April 16, 2012 may be publicly resold pursuant to the safe harbor provisions of Rule 144 subsequent to October 16, 2012. It is also the Company’s belief that common shares issuable to the holders of $19,880 of convertible debt may be currently resold pursuant to the safe harbor provisions of Rule 144.

The following table provides material information concerning the Company’s convertible securities outstanding as of July 25, 2012.

Description of Convertible Security	Terms and Conditions relating to Conversion into Common Shares	Common Shares currently issuable	Date by which the company believes common shares issuable upon conversion may be resold pursuant to the safe harbor provided under Rule 144	Significant terms of the Security which may result in issuances of additional common shares
On April 16, 2012, the Company issued a convertible note in the principal amount of $42,500 . The Note bears interest at the rate of 8% per annum and matures on January 18, 2013.

The Note is convertible any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note into common stock of the Company, at Asher’s option, at a 52% discount to the average of the three lowest closing bid prices of the common stock during the 10 Trading Day period prior to conversion as Trading Day is defined in the Note.

		None	October 17, 2012

Adjustment Due to Dilutive Issuance. If, at any time when any Notes are issued and outstanding, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Company in such Dilutive Issuance.

The Company shall be deemed to have issued or sold shares of Common Stock if the Company in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible

Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Company shall be deemed to have issued or sold shares of Common Stock if the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

If, at any time when any Notes are issued and outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

On June 15, 2012 Avondale Capital Partners II, Inc. purchased from Sherman the rights to $13,253 owed to Sherman by the Company. This debt is payable at the demand of Avondale Capital partners II, Inc and bears simple interest at the rate of 15% per annum.

For no additional consideration, the Company agreed to amend the terms of the debt acquired by Avondale Capital Partners II, Inc. to allow conversion into common shares of the Company.

The indebtedness became  convertible at the option of Avondale Capital Partners II, Inc.  at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Avondale Capital Partners II, Inc.’s brokerage account and confirmation has been received that Avondale Capital Partners II, Inc.  may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares would  be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price(“Reset”). The Company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.

As of July 25 this debt may be converted into 3,875,146 Common Shares

The Company believes that shares issuable pursuant to the conversion of $13,253 owed to Capital Partners II, Inc. may be currently resold pursuant to the safe harbor provided by Rule 144 promulgated under the Securities Act of 1933.

The debt held by Sherman which was acquired by Avondale Capital Partners II, Inc. comprised part of debt owed by the company  to the Company’s  Chief Executive Officer the rights to which were granted to Sherman on January 15, 2012.

The debt held by Sherman which was acquired by Avondale Capital Partners II, Inc. comprised part of debt owed by the company  to the Company’s  Chief Executive Officer the rights to which were granted to Sherman on January 15, 2012.

Rule 144, promulgated under the Securities Act of 1933 (the “Act”) is a safe harbor provision which allows holders of restricted securities to make public sales of stock when certain conditions are met.

Rule 144 allows a holder of restricted stock who is not  an affiliate of the Issuer (as affiliate is defined in Rule 144) and has not been an affiliate of the Issuer during the preceding three months to resell such stock publicly provided that all of the conditions of paragraphs (c)(1) and (d) of Rule 144 are met.

Rule 144(c)(1) requires that the issuer to be , and for a period of at least 90 days immediately before the sale have been, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and Filed all required reports under section 13 or 15(d) of the Securities and Exchange Act of 1934 (“Exchange Act”), as applicable, and to have filed all required reports under section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding such sale, other than Form 8-K reports .

Rule 144 (d) requires that a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on Rule 144.

For no additional consideration paid by any person to the Company, the Issuer has agreed that the debt  may be converted at the option of the creditor into common shares of the Company.

A period in excess of one year has elapsed since the Company  has filed current "Form 10 information" with the Securities and Exchange Commission reflecting its status as an entity that is no longer an issuer described in paragraph (i) (1) (i) of Rule 144 and the Issuer is not currently an issuer described in paragraph (i) (1) (i) of Rule 144.

The Company  has been subject to the reporting requirements of Section 15(d) of the Exchange Act for a period in excess of twelve months and has filed all required reports under Section 15(d) of the Exchange Act during the 12 months preceding.

Avondale Capital Partners II, Inc.  is not an affiliate of the Issuer (as affiliate is defined in Rule 144) and has never been an affiliate of the Issuer.

Sherman is not an affiliate of the Issuer (as affiliate is defined in Rule 144) and has never been an affiliate of the Issuer.

Based on the above facts, which the Company believes to be reliable, the Company believes that shares issuable pursuant to the conversion of $13,253 owed to Capital Partners II, Inc. may be currently resold pursuant to the safe harbor provided by Rule 144 none

On June 15, 2012 Levin Consulting Group  purchased from Sherman the rights to $6,627 owed to Sherman by the Company. This debt is payable at the demand of Levin Consulting Group  and bears simple interest at the rate of 15% per annum.

For no additional consideration, the Company agreed to amend the terms of the debt acquired by Levin Consulting Group . to allow conversion into common shares of the Company.

The indebtedness became  convertible at the option of Levin Consulting Group at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Levin Consulting Group’s brokerage account and confirmation has been received that Levin Consulting Group may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares would  be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price(“Reset”). The Company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.

As of July 25, 2012 this debt may be converted into 1,937,719

The Company believes that shares issuable pursuant to the conversion of $6,627 owed to Levin Consulting Group . may be currently resold pursuant to the safe harbor provided by Rule 144 promulgated under the Securities Act of 1933.

The debt held by Sherman which was acquired by Levin Consulting Group comprised part of debt owed by the Company  to the Company’s  Chief Executive Officer the rights to which were granted to Sherman on January 15, 2012.

Rule 144, promulgated under the Securities Act of 1933 (the “Act”) is a safe harbor provision which allows holders of restricted securities to make public sales of stock when certain conditions are met.

Rule 144 allows a holder of restricted stock who is not  an affiliate of the Issuer (as affiliate is defined in Rule 144) and has not been an affiliate of the Issuer during the preceding three months to resell such stock publicly provided that all of the conditions of paragraphs (c)(1) and (d) of Rule 144 are met.

Rule 144(c)(1) requires that the issuer to be, and for a period of at least 90 days immediately before the sale have been, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and Filed all required reports under section 13 or 15(d) of the Securities and Exchange Act of 1934 (“Exchange Act”), as applicable, and to have filed all required reports under section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding such sale, other than Form 8-K reports .

Rule 144 (d) requires that a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on Rule 144.

For no additional consideration paid by any person to the Company, the Issuer has agreed that the debt  may be converted at the option of the creditor into common shares of the Company.

A period in excess of one year has elapsed since the Company has filed current "Form 10 information" with the Securities and Exchange Commission reflecting its status as an entity that is no longer an issuer described in paragraph (i) (1) (i) of Rule 144 and the Issuer is not currently an issuer described in paragraph (i) (1) (i) of Rule 144.

The Company  has been subject to the reporting requirements of Section 15(d) of the Exchange Act for a period in excess of twelve months and has filed all required reports under Section 15(d) of the Exchange Act during the 12 months preceding.

Levin Consulting Group is not an affiliate of the Issuer (as affiliate is defined in Rule 144) and has never been an affiliate of the Issuer.

Sherman is not an affiliate of the Issuer (as affiliate is defined in Rule 144) and has never been an affiliate of the Issuer.

Based on the above facts, which the Company believes to be reliable, the Company believes that shares issuable pursuant to the conversion of $6,627 owed to Levin Consulting Group. may be currently resold pursuant to the safe harbor provided by Rule 144

On March 27, 2012 the Company issued 75,000 shares of its nonvoting convertible preferred stock to Southridge in accordance with the terms of the Purchase Agreement.

Non Voting Convertible Preferred Stock is convertible  at the option of the holder into shares of the Company’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding written receipt by the Company of the holder’s intent to convert.

“CLOSING PRICE" shall mean the closing bid price for the Company’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the Company’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

		As of July 25, 2012 75,000 shares of nonvoting convertible preferred stock may be converted into 71, 428,571 shares of the Company’s common stock.	September 28, 2012	none

Resales of common shares issued pursuant to  conversion of these convertible securities  could adversely affect the market price of our common stock.

CONCENTRATED CONTROL RISKS; SHAREHOLDERS COULD BE UNABLE TO CONTROL OR INFLUENCE KEY CORPORATE ACTIONS OR EFFECT CHANGES IN THE COMPANY’S BOARD OF DIRECTORS OR MANAGEMENT

Our sole officer and director, David R. Koos, has voting power over 60,000,000 shares of our common stock, 1,250,000 of our Series B Preferred stock and 5,000 shares of our Series AA Preferred Stock representing approximately 40.6% of the voting control of the Company as of July 25, 2012 . Mr. Koos therefore has the power to make many major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration. In addition, due to Mr. Koos voting power,  investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

FORWARD LOOKING STATEMENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the Selling Security Holders.  However, we will receive proceeds from any sale of the common stock under the Purchase Agreement to Southridge.  We intend to use the net proceeds received for working capital or general corporate needs.

DETERMINATION OF OFFERING PRICE

Our common stock currently trades on the OTCQB under the symbol “ENTB”.  The proposed offering price of the common shares to which this registration statement pertains  is $0.00675  and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Registrant’s Common Stock on June 6, 2012, as reported on the OTCQB.

SELLING SECURITY HOLDERS

The Put Shares

We agreed to register for resale 37,640,314 shares of our common stock by Southridge. On June 1, 2012, the Company entered into the Purchase Agreement. The Company has also agreed that registration rights granted pursuant to a  Registration Rights Agreement (the "Rights Agreement") with Southridge executed in connection with the terminated  February Purchase Agreement executed with Southridge may be applied to the Purchase Agreement and agreed to file a registration statement for the resale of not less than the maximum number of shares of common stock allowable pursuant to Rule 415 under the Securities Act of 1933, as amended, of shares of common stock issuable under the February Purchase Agreement, within ninety days  of June 1, 2012.

Under the terms of the Purchase Agreement, Southridge will purchase, at the Company's election, up to $10,000,000 of the Company's registered common stock (the "Shares"). During the term of the Purchase Agreement, the Company may at any time deliver a "put notice" to Southridge thereby requiring Southridge to purchase a certain dollar amount of the Shares. Simultaneous with the delivery of such Shares, Southridge shall deliver payment for the Shares. Subject to certain restrictions, the purchase price for the Shares shall be equal to 91% of the average of the two lowest Closing Prices during the Valuation Period as such capitalized terms are defined in the Agreement.

The number of Shares sold to Southridge shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company's common stock then outstanding. Additionally, Southridge may not execute any short sales of the Company's common stock.

The Agreement shall terminate (i) on the date on which Southridge shall have purchased Shares pursuant to this Agreement for an aggregate Purchase Price of $10,000,000, or (ii) on the date occurring 24 months from the date on which the Agreement was executed and delivered by the Company and Southridge.

Under the terms of the Rights Agreement (the rights conferred by which now applicable to the Purchase Agreement), the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to the Shares within 90 days of June 1, 2012. The Company is obligated to keep such registration statement effective until (i) three months after the last closing of a sale of Shares under the Purchase Agreement, (ii) the date when Southridge may sell all the Shares under Rule 144 without volume limitations, or (iii) the date Southridge no longer owns any of the Shares.

In the event that, during a Valuation Period (defined in the Purchase Agreement as  a period of five (5) Trading Days  immediately following the Clearing Date associated with the applicable Put Notice during which the Purchase Price of the Common Stock is valued) the Closing Price on any Trading Day falls more than twenty five percent (25%) below the average of  closing trade prices for the five (5) trading days immediately preceding the date of the Company’s Put Notice (a “Low Bid Price”), for each such Trading Day, the parties shall have no right and shall be under no obligation to purchase and sell one fifth (1/5th) of the Investment Amount specified in the Put Notice, and the Investment Amount shall accordingly be deemed reduced by such amount.

In the event that during a Valuation Period there exists a Low Bid Price for any two (2) Trading Days-not necessarily consecutive-then the balance of each party’s right and obligation to purchase and sell the Investment Amount under such Put Notice shall terminate on such second Trading Day (“Termination Day”), and the Investment Amount shall be adjusted to include only one-fifth (1/5th) of the initial Investment Amount for each Trading Day during the Valuation Period prior to the Termination Day that the Bid Price equals or exceeds the Low Bid Price.

If a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the fifth (5th) Trading Day thereafter.  Southridge shall notify the Company in writing of the occurrence of the Clearing Date associated with a Put Notice.  The Valuation Period shall begin the first Trading Day following such written notice from Investor.

A valuation Event is defined in the Purchase Agreement as an event in which the Company at any time during a Valuation Period takes any of the following actions:

(a)  subdivides or combines the Common Stock;

(b)  pays a dividend in shares of Common Stock or makes any other distribution of shares of Common Stock, except for dividends paid with respect to any series of preferred stock authorized by the Company, whether existing now or in the future;

(c)  issues any options or other rights to subscribe for or purchase shares of Common Stock other than pursuant to this Agreement and the price per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such options or other rights shall be less than the Closing Price in effect immediately prior to such issuance;

(d)  issues any securities convertible into or exchangeable for shares of Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Closing Price  in effect immediately prior to such issuance;

(e)  issues shares of Common Stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the Closing Price in effect immediately prior to such issuance, or without consideration; or

(f)  makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets.

Pursuant to the Purchase Agreement, On each Closing Date, the number of Put Shares then to be purchased by Southridge shall not exceed the number of such shares that, when aggregated with all other shares of common stock then owned by Southridge beneficially or deemed beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all common shares of the Company outstanding on such Closing Date.

We are relying on an exemption from the registration requirements of the Act for the private placement of our securities under the Purchase Agreement pursuant to Section 4(2) of the Securities Act. The transaction does not involve a public offering, Southridge is an “accredited investor” has access to information about us and its investment.

The following table sets forth the name of the Selling Security Holder, the number of shares of common stock beneficially owned by the Selling Security Holders as of the date hereof and the number of share of common stock being offered  the Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholder may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holder.  The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Except as indicated below, neither the Selling Security Holder nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After Offering

Southridge Partners II, LP (2)	0	37,640,314	0	0%

(1)  The number assumes the Selling Security Holder sells all of its shares being offering pursuant to this prospectus.

(2)  Stephen Hicks possesses voting power and investment power over all shares of the company which may be held by Southridge

PLAN OF DISTRIBUTION

This prospectus relates to the resale of 37,640,314 Shares of our common stock, par value $0.001 per share, by the Selling Security Holder consisting of Put Shares that we will put to Southridge pursuant to the  Purchase Agreement.

The Selling Security Holder may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Security Holders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

According to the terms of the Purchase Agreement, neither Southridge nor any affiliate of Southridge acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering..

The Selling Security Holder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a Selling Security Holder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders.  In addition, the Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Security Holder. The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Security Holder.  We will file a supplement to this prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holder.  The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Purchase Agreement. For each share of common stock purchased under the  Purchase Agreement, Southridge will pay 91% of the average of the two lowest Bid Prices during the Valuation Period.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, we expect Southridge to pay these expenses.  We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $1,721.  We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge.  We may, however, receive proceeds from the sale of our common stock under the Purchase Agreement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The Company’s authorized capital stock consists of:

1,000,000,000 shares of common stock with a par value of $0.001 per share,

5,000,000 shares of preferred stock with a par value of $0.001 per share.

200,000 shares of Non Voting Convertible Preferred Stock having a $1.00 par value

Non Voting Convertible Preferred Stock shall convert at the option of the holder into shares of the corporation’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding written receipt by the corporation of the holder’s intent to convert.

“CLOSING PRICE" shall mean the closing bid price for the corporation’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the corporation’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

The Company is authorized to issue a series of preferred stock designated and known as “Series AA Preferred Stock” which series shall consist of 100,000 shares authorized having a par value of $.001 per share.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times ten thousand (10,0000). Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series AA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The Company is authorized to issue a series of preferred stock designated and known as “Series B Preferred Stock” (hereinafter referred to as “Series B Preferred Stock”) which series shall consist of 4,400,000 shares authorized having a par value of $.001 per share.

Series B Preferred Stock shall rank senior to the Common Stock as to dividends, distributions or as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary.

With respect to each matter submitted to a vote of stockholders of the Company, each holder of Series B Preferred Stock shall be entitled to cast one vote per share.

Holders of Series B   Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company (the “Board”) out of funds of the Company legally available therefore, non-cumulative cash dividends of $0.02 per quarter per Series B Preferred Share (“Base Dividends”).

In addition to the Base Dividends, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock , the holders of the Series B Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive, as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had each share of the Series B Preferred Stock been one share of the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the Common Stock.  The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividend shall be payable to the individual, entity or group in whose name the Series B Preferred Stock is registered at the close of the business day on the applicable record date.

No dividend shall be paid or declared on any share of Common Stock, unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series B Preferred Stock in an amount determined in paragraph (b) hereof.  For purposes hereof, the term “dividend” shall include any pro rata distribution by the Company, out of the funds of the Company legally available therefore, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock, the holders of Series B  Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $0.10  per share of Series B Preferred Stock (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series B  Preferred Stock held by them.

If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series B Preferred Stock, then the entire net assets of the Company shall be distributed among the holders of the Series B Preferred Stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders.  The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors of the Company.  The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

As of July 25, 2012 there are 220,979,599 shares of the Company’s common stock issued and outstanding.

As of July 25, 2012 there are 5,000 shares of the Company’s Series AA Preferred Stock issued and outstanding. All shares of the Company’s Series AA Preferred Stock are owned by David Koos, the Company’s sole officer and director.

As of July 25, 2012 there are 3, 201,397 shares of the Company’s Series B Preferred Stock issued and outstanding.

As of July 25, 2012 there are 75,000 shares of the Company’s Non Voting Convertible Preferred Stock issued and outstanding.

All shares being registered under this prospectus are common shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The audited financial statements of the Company included in this prospectus and in the registration statement have been audited by John Kinross Kennedy CPA.

Joseph L. Pittera, our independent legal counsel, has provided an opinion on the validity of our common stock.

BUSINESS

GENERAL DEVELOPMENT OF BUSINESS OF ENTEST

We were incorporated in the State of Nevada on September 24, 2008 as JB Clothing Corporation.  Until July 10, 2009, our principal business objective was the offering of active/leisure fashion design clothing.

On July 10, 2009 we abandoned our efforts in the field of active/leisure fashion design clothing when we acquired 100% of the share capital of Entest BioMedical, Inc., a California corporation, (“Entest CA”) from Bio-Matrix Scientific Group, Inc. (“BMSN”) for consideration consisting of 10,000,000 shares of the common stock of the Company and the cancellation of 10,000,000 shares of the Company owned and held by Mr. Rick Plote.

As a result of this transaction, the former stockholder of Entest CA held approximately 70% of the voting capital stock of the Company immediately after the transaction.  For financial accounting purposes, this acquisition was a reverse acquisition of the Company by Entest CA under the purchase method of accounting, and was treated as a recapitalization with Entest CA as the acquirer. As of November 1, 2011 the former stockholder of Entest CA held approximately 48% of the outstanding common shares of the Company.

Upon acquisition of Entest CA, we abandoned our efforts in the field of active/leisure fashion design clothing.  Our business is currently the business of Entest CA, and we are currently a development stage company which intends to develop and commercialize therapies, medical devices and medical testing procedures. On July 12, 2009 we adopted the name of Entest CA when we changed our name to Entest BioMedical, Inc.

The Company intends to develop and commercialize therapies, medical devices and medical testing procedures. The Company’s current strategy is to develop and commercialize therapies, medical devices and medical testing procedures for the veterinary market.  It is believed by the Company that any required regulatory approvals can be obtained much more rapidly with regard to products and services developed for the veterinary market and that the achievement of successful clinical trials and commercialization of such products and services may allow the company to enter into collaborations with larger pharmaceutical companies for the purpose of developing and commercializing these products and services for human usage.

The process by which a new drug is approved for use in humans within the United States generally begins prior to submission of the IND (Investigational New Drug Application) with the FDA.

Prior to submission of the IND, the sponsor of the drug compound under development must test the drugs on laboratory animals (preclinical testing) in order that toxicity may be determined and efficacy may be demonstrated. The results of such preclinical testing is crucial in determining whether or not the sponsor may proceed onto clinical trials on human beings and preclinical testing is required to be performed on multiple species.

Drug studies in humans can begin only after an IND is reviewed by the FDA and a local institutional review board (IRB). The board is a panel of scientists and non-scientists in hospitals and research institutions that oversees clinical research.

IRBs approve the clinical trial protocols, which describe the type of people who may participate in the clinical trial, the schedule of tests and procedures, the medications and dosages to be studied, the length of the study, the study's objectives, and other details. IRBs make sure the study is acceptable, that participants have given consent and are fully informed of their risks, and that researchers take appropriate steps to protect patients from harm.

After trial protocols have been approved the sponsor moves on to Phase I clinical trials (to determine safety and toxicity in a small number of volunteers) and, if Phase 1 studies don't reveal unacceptable toxicity, Phase II and Phase III clinical trials to determine effectiveness.

The process by which a new drug is approved for veterinary  use within the United States generally begins with the sponsor researching  and developing  the new compound and conducting  initial (“pilot”) studies on it for a specific use in a specific animal species (called the “target animal” species) If the results of the pilot studies are promising and there is a potential market for the drug, the drug sponsor contacts The US Food and Drug Administration’s Center for Veterinary Medicine (CVM) to officially begin the drug approval process by opening an Investigational New Animal Drug (“INAD”) file.  Information is submitted regarding Chemistry, Manufacturing, and Controls; Effectiveness; Target Animal Safety; Human Food Safety(if applicable); Environmental Impact (if applicable) and Labeling in support of the NADA (New Animal Drug Application) which is submitted by the sponsor for approval by the FDA.

With the exception of a biologic product which can be classified as a medical device,  Biologics developed for human use generally are undergo the same path to FDA approval as  for drugs. Biologics classified as medical devices may, in most instance, be subject to premarket approval by the FDA. Medical devices intended for veterinary use are not subject to premarket approval by the FDA.

Veterinary Biologics are regulated by the U.S. Department of Agriculture (USDA)  which is authorized, under the 1913 Virus-Serum-Toxin Act as amended by the 1985 Food Security Act, to ensure that all veterinary biologics produced in, or imported into, the United States are not worthless, contaminated, dangerous, or harmful. The Veterinary Biologics Program of the USDA's Animal and Plant Health Inspection Service (APHIS) oversees the veterinary biologics industry in the United States.

Domestic manufacturers of veterinary biologics, for domestic use or for export, are required to possess a valid U.S. Veterinary Biologics Establishment License and an individual U.S. Veterinary Biologics Product License for each product produced for sale.  Prior to being granted a U.S. Veterinary Biologic Establishment License, the applicant must submit detailed information regarding the facilities and the qualifications of key personnel and must submit to an inspection of the facilities by the Center for Veterinary Biologics, a division of the USDA . To qualify for an establishment license, an applicant also must qualify for at least one product license.

Prior to being granted a U.S. Veterinary Biologics Product License, the applicant must submit detailed information including test reports and research data sufficient to establish purity, safety, potency and efficacy of the product, an Outline of Production, and information regarding labeling and  facilities that are to be used in preparation.

It is the Company’s opinion that factors such as the lack of need for multispecies pre clinical testing, smaller subject size in efficacy testing (subjects generally  in the hundreds for veterinary equivalent of Phase III clinical trials as opposed to generally  in the thousands for Phase III clinical trials for drug compounds for use in humans), lack of the requirement for premarket approval  for medical devices intended for veterinary use should generally lead to a shorter timeframe for approval by the appropriate regulators of drugs, biologics, and medical devices intended for veterinary use as opposed to drugs, biologics, and medical devices intended for human use.

The Company has not undertaken any discussions with any pharmaceutical companies regarding the commercialization of any products under development. None of the Company’s products have been approved by any regulatory body for marketing within the United States or anywhere else. No assurance can be given that all or any of the Company’s currently planned products will ever be commercialized. Therapies which are veterinary biologics may be administered to patients of the McDonald Animal Hospital prior to licensure under the exemption provided by 9 CFR 107.1, which exempts a veterinary biologic from Federal regulation if the product was manufactured by veterinarians AND intended solely for use with their clients' animals under a veterinarian-client-patient (VCP) relationship.

The Company is currently focusing its efforts and allocating its resources towards:

(a)           The development and commercialization of ImenVax™, a therapeutic cancer vaccine for use in canines

(b)           The acquisition of veterinary clinics

On January 4, 2011, 2010, Entest CA acquired from Pet Pointers, Inc. ( a California corporation doing business as McDonald Animal Hospital) and Dr. Gregory McDonald DVM  all the goodwill from Dr. McDonald  and assets of Pet Pointers, Inc except cash and accounts receivables used in connection with the operation of a veterinary medical clinic located at 225 S. Milpas Street, Santa Barbara, CA 93103 which conducts business under the name McDonald Animal Hospital .

Consideration for the acquisition consisted of:

   I. $70,000 in cash

   II. $210,000 of the common shares of the Company valued at the closing price per share as of January 4, 2011

   III. Payment of no more than $78,000 to a creditor of the sellers to be paid in monthly installments of $1,500 per month

   IV. Payment of no more than $25,000 to additional creditors of the sellers to be paid in monthly installments of $825 per month

   V. Payment of $50,000 to Dr. McDonald on the first business day of the fourth month following the closing of the acquisition (“Closing”)

The Company is also obligated to make payment to Dr. McDonald of that number of shares of common stock of the Company’s common stock valued at the closing bid price of the trading day immediately prior to issuance which shall equal $70,000 upon completion of the first calendar year during the Employment Period (as such period is defined in the employment agreement entered into between McDonald and Entest CA dated December 31, 2010 ) in which the business acquired generates gross sales in excess of $700,000.

The payment of $50,000 due to Dr. McDonald was satisfied by the Company through the issuance of 143,000 of our common shares to Dr. Gregory McDonald on August 29, 2011.

Dr. McDonald was terminated from his position as Managing Licensee and Supervising Veterinarian of the McDonald Animal Hospital on March 30, 2012. The duties of Managing Licensee and Supervising Veterinarian of the McDonald Animal Hospital have been assumed by Dr. Adrienne Oliver, DVM.

Principal Products and Services

The Company is currently focusing its research and development efforts toward the successful development and commercialization of the ImenVax family of canine cancer vaccines as well as the acquisition of existing veterinary clinics / hospitals to be utilized as potential distribution channels for its ImenVax family of canine cancer vaccines. The Company believes that, in addition to serving as distribution channels for the Company’s immuno-therapeutic cancer vaccine for canines, these clinics will be able to generate revenue for the Company from current operations. It is anticipated by the Company that data collected from canine cancer treatment will provide support for eventual use of this therapy in humans and such therapy may be developed and commercialized by the Company in collaboration with larger and better capitalized pharmaceutical companies.

ImenVax™ I

ImenVax™ I, currently under development by the Company, is a therapeutic for canine cancer which involves isolating tumor cells from the patient and then placing the cells into a cell implant device that is inserted Subcutaneously into the patient.  The resulting expression of tumor antigens from the device is intended to generate an anti-tumor immune response.

The implant chamber device provokes immune responses to the tumor cells isolated from the patient’s own tumor through a process known as indirect presentation. Tumor cells implanted in the device are exposed to conditions that are distinct from the tumor’s environment from which they were isolated. This altered environment allows for anti-tumor responses that are not ordinarily observed in the natural tumor progression.

The cells are :

1) Isolated from the tumor and freed from the natural tumor microenvironment

2) Subjected to an initial ischemic condition of hypoxia that induces increased antigen expression

3) Allowed to repopulate within the device in a context that facilitates extended release of tumor antigens.

The device utilized is comprised of a 0.4 micron inner membrane to retain the implanted cells and an outer 5 micron membrane that allows blood vessels to form on the surface to enhance biocompatibility. The outer membrane is held in place by a polyester mesh. The membranes are sonically sealed using a polyester mesh insert.

The device contains a surface architecture that promotes vascularization in-vivo. There is an initial ischemic phase that may additionally influence the tumor cell growth characteristics and genetic regulation of the tumor cells.

It is hypothesized that shortly after implantation, the expression of immunosuppressive molecules is down regulated while the release of antigens is maintained, thus allowing immune responses to occur that would normally be suppressed.

The Antigens that are released from the implanted device are taken up by antigen presenting cells (APC).

It is believed that the APCs will be trained to recognize the cancer cells and alert the body’s immune response, activating antibodies and T cells to destroy the tumor cells.

The Company is currently conducting a ten dog safety study to Evaluate ImenVax™ I for the Treatment of Canine Oral Melanoma and determine adverse effects, if any. As of May 17, 2012 three dogs suffering from oral melanoma have been administered the therapy with no dog suffering any material adverse reaction.

Inclusion in the Safety Study is limited to ten dogs with histologically confirmed canine oral melanoma with a Studied Karnofsky performance status of one or less. The subject are required to be over  eight kg with measurable tumor lesions by caliper or imaging, either primary or metastatic,  that may or may not have had prior non-immunological-based therapy. No concurrent NSAID therapy is allowed and previous use of immune-based therapies is not permitted. Subjects are required to  have a two month life expectancy, and, not have any disease or condition (other than the cancer)  that would preclude living for 3 to 6 months.

Toxicity is evaluated prior to, and after, treatment and monthly for  a period of 3 months. Subjects are recruited solely from patients of the McDonald Animal Hospital in order that the therapy may be administered licensure under the exemption provided by 9 CFR 107.1, which exempts a veterinary biologic from Federal regulation if the product was manufactured by veterinarians AND intended solely for use with their clients' animals under a veterinarian-client-patient (VCP) relationship. To date, 3 dogs have been enrolled in the safety study with none exhibiting any adverse effects. The Company estimates that an additional $100,000 will be required to be expended to complete the safety study.

Subsequent to completion of the safety study and pending favorable results, the Company plans to offer ImenVax™ I to its own patients under the exemption provided by 9 CFR 107.1, which exempts a veterinary biologic from Federal regulation if the product was manufactured by veterinarians AND intended solely for use with their clients' animals under a veterinarian-client-patient (VCP) relationship.

With regard to ImenVax™ I, it is believed by the Company that the costs which would be incurred in performing additional studies which the Company believes would be required to be conducted in order that  a U.S. Veterinary Biologics Product License may  be obtained would be approximately $1,070,000 for the conducting of safety, dose finding, pilot efficacy study and expanded efficacy  study( assuming at least 50 dogs). It is believed by the Company that the costs which would be incurred in  order that  a U.S. Veterinary Biologic Establishment may  be obtained and regulatory and legal costs may be paid would be approximately $247,500.

The Company estimates that the amount of time required from the completion of the ten dog safety study to being granted the approvals required in order that ImenVax I may be marketed in the United States would be 17 months

ImenVax™ II

Also in early stage development by the Company is a version of ImenVax™ called ImenVax™ II which utilizes cell lines for sustained release of immunologically relevant cytokines for maximum anti-tumor immune responses. It is believed by the Company that this controlled release of cytokines will act as an adjuvant to be combined with patient’s tumor cells (antigens) within an implantable membrane encapsulation device.

ImenVax™ II is designed to function in a manner similar to ImenVax™ I. However, In order to further potentiate the tumor antigen specific immune responses, the Company intends to include adjuvant cytokine(s) along with tumor cells into the implantation device.   The adjuvants can be added through cytokine expressing cell line. The implantation device to be utilized for administering ImenVax™ II is expected to be substantially similar to that utilized in administering ImenVax™ I.

With regard to ImenVax™ II, it is believed by the Company that the costs which would be incurred in performing additional studies which the Company believes would be required to be conducted in order that a U.S. Veterinary Biologics Product License may be obtained would be approximately $1,170,000 for the conducting of safety, dose finding, pilot efficacy study and expanded efficacy  study( assuming at least 50 dogs). It is believed by the Company that the costs which would be incurred in order that a U.S. Veterinary Biologic Establishment may be obtained and regulatory and legal costs may be paid would be approximately $247,500.

The Company estimates that the amount of time required from the commencement of the establishment of protocols for a safety study to being granted the approvals required in order that ImenVax II may be marketed in the United States would be 24 months.

ImenVax™ III

ImenVax III is intended to function by harnessing the ability of placental extracts to combat canine cancers. ImenVax™III is intended to treat existing tumors through stimulation of immune responses to:

a) kill tumor cells directly;

b) indirectly kill tumor cells by cutting off the tumor blood supply; and

c) block the ability of the tumor to suppress the immune system.

Xenogeneic (from different species) antigen induced immunity has been shown to break self tolerance and capable of engendering immune responses against the endogenous counterpart self‐antigen. The use of xenogeneic placental derived agents such as VEGF (vascular endothelial growth factor) has demonstrated regression of soft tissue sarcomas in dogs (Kamstock D, Elmslie R, Thamm D, Dow S. 2007. Evaluation of a xenogeneic VEGF vaccine in dogs with soft tissue sarcoma. 56(8): 1299‐309).

ImenVax™ III is intended to be an off the shelf formulation , manufactured under GMP,  which shall harness the power of trophoblasts (cells forming the outer layer of a blastocyst, which provide nutrients to the embryo and develop into a large part of the placenta) derived  from human placental tissue to combat canine cancers . No tissue processing is required for the administration of the ImenVax™ III therapy as opposed to I and II as no cellular material from the patient is utilized.

With regard to ImenVax™ III,I t is believed by the Company that the costs which would be incurred in performing additional studies which the Company believes would be required to be conducted in order that  an NADA may be submitted to the FDA by the Company would be approximately $2,117,500 to be incurred by the Company  in conducting the appropriate studies and compliance with legal requirements regarding the establishment of an INAD and submission of an NADA.

The Company estimates that the amount of time required from the commencement of the establishment of protocols for a safety study to being granted the approvals required in order that ImenVax III  may be marketed in the United States would be 24 months.

ENT-576™

ENT-576™ is a proprietary therapy being developed by the Company for the treatment of Chronic Obstructive Pulmonary Disease (COPD) such therapy comprising of:

a) extracting a therapeutic number of cells from a tissue containing in part a stem cell population;

b) processing said population of cells derived from said tissue so as to concentrate said stem cell population;

c) systemic re-administration of said cell population into the same patient; and

d) exposing the patient lung to a sufficient intensity and frequency of laser irradiation necessary to augment therapeutic activity of said cells in said patient suffering from COPD. The Company has also considered  utilizing an FDA approved biochemical drug to produce the desired augmentation of therapeutic activity.

A therapeutic intervention in COPD would require addressing the issues of inflammation and regeneration. Although approaches such as administration of bone marrow stem cells or fat derived cellular components have both regenerative and anti-inflammatory activity in animal models, the Company feels  that the  need to enhance their potency for clinical applications can be addressed through the usage of low level lasers which studies have demonstrated  may induce growth factor production, inhibit  inflammation and  stimulate angiogenesis.

With regard to ENT-576™, it is believed by the Company that the costs which would be incurred in performing additional studies which the Company believes would be required to be conducted in order that  a U.S. Veterinary Biologics Product License may  be obtained would be approximately $1,170,000 for the conducting of safety, dose finding, pilot efficacy study and expanded efficacy  study( assuming at least 50 dogs). It is believed by the Company that the costs which would be incurred in  order that  a U.S. Veterinary Biologic Establishment may  be obtained and regulatory and legal costs may be paid would be approximately $247,500.

The Company estimates that the amount of time required from the commencement of the establishment of protocols for a  safety study to being granted the approvals required in order that ENT-576™ may be marketed in the United States would be 24 months.

There can be no assurance that approvals required will be obtained for any of the Company’s current therapies under development, or that if such approvals are obtained that the Company will be able to effectively market its therapies. There can be no assurance given that actual costs and timeframes related to commercialization for any proposed product will not deviate materially from the Company’s estimation. Currently, none of the Company’s products under development may be administered   or  marketed in the United States or outside of the United states  except  pursuant to an exemption from relevant regulation. The Company does not anticipate conducting further research and development related to ENT-576™ until completion of the Safety Study due to limited resources available to the Company.

McDonald Animal Hospital

The Mc Donald Animal Hospital Inc. (“MAH”), a full service veterinary clinic located in Santa Barbara, California which is wholly owned by the Company, offers a full range of general medical and surgical services for companion animals including health examinations, diagnostic testing, routine vaccinations, spaying, neutering and dental care. MAH also offers animal boarding services to its customers as well as offering a variety of pet products including pet food, flea collars and other accessory products.  The Company also offers pet products to the general public through the websites www.entpets.com and www.mydiscountpetsupplied.com.

Distribution methods of the products or services:

The Company intends to distribute its products and services through several channels including:

(a)	utilization of an internal sales force to market directly to veterinary professionals
(b)	distribution through acquired veterinary clinics
(c)	utilization of contract sales organizations

On October 19, 2011 the Company entered into an agreement with RenovoCyte  LLC and Medistem Inc. (“Agreement”)  whereby the Company shall provide research services to RenovoCyte  LLC in connection with a ten dog pilot study to determine the safety and effectiveness of the utilization of stem cell therapy for the treatment of arthritis in animals (“Pilot Study”). The term of the Agreement is from October 19, 2011 until the earlier of the completion of the Pilot Study or October 19, 2015 unless terminated by RenovoCyte LLC due to an event of force majeure exceeding a period of 4 months. As consideration for providing services pursuant to the Agreement, the Company shall enjoy joint publishing rights with regards to the results of the Pilot Study.  Canine mesenchymal multipotent stem cell injections to be utilized during the course of the Pilot Study shall be provided to the Company by RenovoCyte LLC at no cost to the Company.

As of April 5, 2012-there have been 8 canine patients treated through the Pilot Study.

Competitive business conditions and Entest's competitive position in the industry and methods of competition

We are recently formed and have yet to achieve revenues or profits.  The animal health pharmaceutical and biologics industries in which we intend to compete are highly competitive and characterized by rapid technological advancement. Many of our competitors have greater resources than we do. Also, The companion animal healthcare industry (e.g. veterinary hospitals and veterinarians) although highly fragmented is also highly competitive.

We intend to be competitive by acquiring veterinary hospitals to serve as distribution channels for the products and services we produce. We also intend to be competitive by utilizing the services and advice of individuals that we believe have expertise in their field in order that we can concentrate our resources on projects  in which products and services in which we have the greatest potential to secure a competitive advantage  may be developed and commercialized .

To that effect, we have established a Scientific Advisory Board of (the Advisory Board) comprised of individuals who we believe have a high level of expertise in their professional fields and who have agreed to provide counsel and assistance to us in (a) determining the viability of proposed projects (b) obtaining financing for projects and (c) obtaining the resources required to initiate and complete a project in the most cost effective and rapid manner. The members of the Advisory Board have also agreed to act   as consultants on a project by project basis in addition to other services they may provide under any other contractual obligations to us.

Members of the Advisory Board include as follows:

Dr. Brian Koos, MD:

Dr. Brian Koos is Professor and Vice Chair at Obstetrics and Gynecology at the David Geffen School of Medicine at UCLA, Professor at the Brain Research Institute at the UCLA School of Medicine, and Director of the Maternal-Fetal Medicine Fellowship (UCLA). Dr. Koos received his MD from Loma Linda University School of Medicine. Dr. Brian Koos is the brother of David R. Koos, the Company’s Chairman, President  and CEO.

Dr. Koos  serves as a member of the Advisory Board pursuant to an agreement by and between the Company and Bio-Matrix Scientific Group, Inc. entered into on June 19, 2009  whereby the Bio Matrix Scientific Group, Inc assigned its rights to the services of Dr. Koos to the Company for consideration to bio matrix Scientific Group of  $10,000. Those rights included the services of Dr. Koos as a member of the Company’s Advisory Board for a period ending April 8, 2014.

Dr. Steven Josephs, PhD:

Dr. Josephs is currently serving as Executive Manager and Chief Scientific Officer of TherInject LLC, a company involved in the development of pharmaceuticals to be utilized for the treatment of cancer. Dr. Josephs has 34 years of experience in research and clinical product development and production for biologics, gene therapy and medical devices.

Dr. Josephs has previously served as Director of Research and Development for Therapheresis, Inc, Head of Virology and Senior Research Scientist for Baxter Healthcare Corporation, and Director of Molecular Biology at Universal Biotechnology, Inc where Dr. Josephs directed a group performing contract molecular biology services for government and private industry.

Dr. Josephs has also worked for the National Cancer Institute where his duties included studies of the human T-cell leukemia virus as well as sequence determination and functional analyses of HIV. Dr. Josephs is the co-discoverer of human herpesvirus-6, the etiologic agent of Roseola.

Dr. Josephs holds a B.A. in Chemistry, a Ph.D. in Chemistry and has been granted a Professional Certificate in Drug Development and an ADMET process certificate by the University of California, San Diego. Dr. Josephs has also earned a Master of Science in Science Teaching.

Dr. Josephs serves as a member of the Advisory Board at will and at the pleasure of the Board of Directors of the Company. There is no binding agreement by and between the Company and Dr. Josephs regarding membership on the Advisory Board.

Dr. Ewa Carrier, MD:

Dr. Carrier is Associate Professor of Clinical Medicine and Pediatrics, University of California San Diego

Blood and Marrow Transplant Program.

Dr. Carrier has served as principal investigator for the following clinical protocols:

Protocol For The Use of AMD3100 to Mobilize Peripheral Blood Stem Cells For Collection and Transplantation - Emergency Compassionate Use, Single Patient IND.

Erythropoietic Differentiation of Human ES Cells.

CTLA-4 Blockade with MDX-010 to Induce Graft-Versus-Malignancy Effects Following Allogeneic Hematopoietic Stem Cell Transplantation. (NCI Protocol Number P-6082) (closed to accrual).

Phase 3 Randomized, Open-label Clinical Trial of Tanespimycin (KOS-953) plus Bortezomib Compared to

Bortezomib Alone in Patients with Multiple Myeloma in First Relapse [Protocol KAG-301] [Protocol Version 21-JUL-2007]

Autologous Stem Cell Transplant for Myasthenia Gravis.

Collection of Bone Marrow from Patients with Multiple Myeloma for Study of New Therapies.

A Pilot Study of High-Dose Immunosuppression and Autologous Stem Cell Infusion in Patients with Systemic Lupus

Erythematosus Refractory to Conventional Therapy (closed to accrual).

Autologous Stem Cell Transplant for Myasthenia Gravis – a retrospective analysis.

Dr Carrier has served as co investigator for the following clinical protocols:

Pilot Study of Allogeneic Peripheral Blood Progenitor Cell Transplantation in Patients with Chemotherapy-Refractory or Poor- Prognosis Metastatic Breast Cancer.

Pilot Study of a Non-Myeloablative Preparative-Regimen for Allogeneic Peripheral Blood Progenitor Cell Transplantation in Patients with Chronic Myeloid and Lymphoid Malignancies.

Phase II Study of a Non-Myeloablative Preparative-Regimen for Allogeneic Hematopoietic Cell Transplantation From Matched Unrelated Donors in Patients with Chronic Myeloid and Lymphoid Malignancies.

A Phase II Study of Tumor-Specific Idiotype (Id) and Soluble GM-CSF Vaccination Following Autologous Peripheral Blood Stem Cell Transplantation in Patients with Low-Grade Non-Hodgkin's Lymphomas.

Phase II Study of FavId (Tumor-Specific Idiotype-KLH) and Soluble GM-CSF Immunotherapy in Patients with Stable or Progressive Grade 1 or 2 Follicular B-Cell Lymphomas [FavId01].

Phase II Trial of Rituxan® plus FavId™ (Tumor-Specific Idiotype-KLH) and GM-CSF Immunotherapy in Patients with Grade 1 or 2 Follicular B-Cell Lymphoma [FavId-04].

Dr. Carrier serves as a member of the Advisory Board at will and at the pleasure of the Board of Directors of the Company. There is no binding agreement by and between the Company and Dr. Carrier regarding membership on the Advisory Board

Dr. Feng Lin, MD:

Dr. Lin is the Director of Research and Development of Entest BioMedical, Inc. and has previously served as Director of Research and Development of Bio-Matrix Scientific Group, Inc., the Company’s largest shareholder.

Previously, Dr. Lin was a Senior Research Scientist, Research & Development with Inovio BC, San Diego and Postdoctoral Fellow in Burnham Institute for Medical Research, La Jolla.

Dr. Lin received his M.D. from Central South University Xiangya School of Medicine, Changsha, China, and received a M.S. Biochemistry & Molecular Biology and a Ph.D. Hematology & Physiology from the same institution.

Dr. Lin serves as a member of the Advisory Board at will and at the pleasure of the Board of Directors of the Company. There is no binding agreement by and between the Company and Dr. Lin regarding membership on the Advisory Board.

Dr. Vladimir I. Bogin, MD, ABIM:

Dr. Bogin is currently the President and CEO of Cromos Pharma, a contract research organization that specializes in biopharmaceutical clinical outsourcing into Russia and Eastern Europe. From 2008 to 2009 he served as Director of Boehringer Ingelheim (a privately held pharmaceutical company) where he was in charge of the phase IV program for Dabigatran Etexilate.

Dr. Bogin studied medicine at the Yale University School of Medicine and the University of Rochester School of Medicine and Dentistry.

Dr. Bogin  serves as a member of the Advisory Board at will and at the pleasure of the Board of Directors of the Company. There is no binding agreement by and between the Company and Dr. Bogin  regarding membership on the Advisory Board.

Brenda S. Phillips, D.V.M.

Dr. Phillips is a veterinary oncologist and co owner of Veterinary Specialty Hospital of San Diego. She received her Doctor of Veterinary Medicine in 1992 from Michigan State University, College of Veterinary Medicine.

The U.S. market for veterinary services is highly fragmented.  According to the American Veterinary Medical Association, there were more than 51,000 veterinarians practicing at the end of 2009. The principal factors in a pet owner’s decision as to which veterinarian to use include convenient location and hours, personal recommendations, reasonable fees and quality of care.

In order to be competitive in the animal healthcare industry, we direct our marketing efforts toward increasing the number of annual visits from existing clients through customer education efforts and toward attracting new clients to MAH through local print advertising campaigns.

Dr. Phillips agreed on  January 6, 2011 to serve as a member of the Advisory Board for a period of 24 months. In connection with that agreement, Dr. Phillips received 10,000 common shares of the Company.

The U.S. market for veterinary services is highly fragmented.  According to the American Veterinary Medical Association, there were more than 51,000 veterinarians practicing at the end of 2009. The principal factors in a pet owner’s decision as to which veterinarian to use include convenient location and hours, personal recommendations, reasonable fees and quality of care.

In order to be competitive in the animal healthcare industry, we direct our marketing efforts toward increasing the number of annual visits from existing clients through customer education efforts and toward attracting new clients to MAH through local print advertising campaigns.

Sources and availability of raw materials and the names of principal suppliers

The supplies and materials required to conduct our operations are available through a wide variety of sources and may be obtained through a wide variety of sources.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

Entest has not been granted any patents. Entest is not currently party to any royalty agreements.  Entest is not party to any binding labor contracts.

Need for any government approval of principal products or services, effect of existing or probable governmental regulations on the business

ImenVax™ I and ImenVax™ II are Veterinary Biologics. The U.S. Department of Agriculture (USDA) is authorized under the 1913 Virus-Serum-Toxin Act to ensure that all veterinary biologics produced in, or imported into, the United States are not worthless, contaminated, dangerous, or harmful. The Veterinary Biologics Program of the USDA's Animal and Plant Health Inspection Service (“APHIS”) oversees the veterinary biologics industry in the United States.

Domestic manufacturers of veterinary biologics, for domestic use or for export, are required to possess a valid U.S. Veterinary Biologics Establishment License and an individual U.S. Veterinary Biologics Product License for each product produced for sale.

Prior to being granted a U.S. Veterinary Biologics Product License, the applicant must submit detailed information including test reports and research data sufficient to establish purity, safety, potency and efficacy of the product, an Outline of Production, and information regarding labeling and  facilities that are to be used in preparation.

Prior to being granted a U.S. Veterinary Biologic Establishment License, the applicant must submit detailed information regarding the facilities and the qualifications of key personnel and must submit to an inspection of the facilities by the Center for Veterinary Biologics, a division of the USDA. To qualify for an establishment license, an applicant also must qualify for at least one product license.

In the event that a veterinary clinic or clinics can be acquired, the Company plans to attempt to distribute ImenVax™ I prior to licensure under the exemption provided by 9 CFR 107.1, which exempts a veterinary biologic from Federal regulation if the product was manufactured by veterinarians AND intended solely for use with their clients' animals under a veterinarian-client-patient (VCP) relationship.

ENT-576™ can be considered a “combination product” whose primary mode of action is through animal stem cells (a veterinary biologic) It is intended that the Company will obtain a U.S. Veterinary Biologics Establishment License and a U.S. Veterinary Biologics Product License from the U.S. Department of Agriculture. ENT-576™ can also be administered without license if administered in accordance with the safe harbor provided by 9 CFR 107.1.

ImenVax™ III can be considered a combination product whose primary mode of action is generated through trophoblasts derived from human placental tissue. Entest will be required to obtain approval from the US Food and Drug Administration (FDA) in order to market ImenVax™ III. Entest will apply for an Investigational New Animal Drug exemption (INAD) in order that the product may be shipped for testing and trials and will submit a New Animal Drug Application for ImenVax™ III.

The practice of veterinary medicine is primarily subject to State regulation. The Company will be required to comply with the statutes rules and regulations of the State in which an acquired veterinary clinic is located. Within the State of California where MAH is located ,  the practice of veterinary medicine  is primarily governed pursuant to The California Veterinary Medicine Practice Act (CA Bus.& Prof. Code § 4800 et seq.).

Amount spent during the last fiscal year and first nine months of the current fiscal year on research and development activities

During the fiscal year ended August 31, 2011 we expended $109,063 on research and development activities.

During the nine months ended May 31, 2012 we expended $5,798 on research and development activities.

Costs and effects of compliance with environmental laws (federal, state and local);

Entest has not incurred any unusual or significant costs to remain in compliance with any environmental laws and does not expect to incur any unusual or significant costs to remain in compliance with any environmental laws in the foreseeable future.

Number of total employees and number of full-time employees

As of May 17, 2012, Entest has 9 employees all of which are full time.

PROPERTIES

On November 1, 2011, the Company entered into an agreement to lease approximately 2,320 square feet of office space beginning December 1, 2011 for a period of five years.

Rent to be charged to the Company pursuant to the lease is as follows:

$2,996 per month for the period beginning December 1, 2011 and ending November 30, 2012

$3,116 per month for the period beginning December 1, 2012 and ending November 30, 2013

$3,241 per month for the period beginning December 1, 2013 and ending November 30, 2014

$3,371 per month for the period beginning December 1, 2014 and ending November 30, 2015

$3,506 per month for the period beginning December 1, 2015 and ending November 30, 2016

This property is utilized as office space. The Company believes that the foregoing property is adequate to meet its current needs. While it is anticipated that the Company will require access to laboratory facilities in the future, the Company believes that access to such facilities are available from a variety of sources.

The Company agreed to pay on behalf of Gregory McDonald and Pet Pointers monthly rent of $7,526 to Anthony Marinelli for the terms indicated in the Gregory McDonald / Pet Pointers lease.  These payments are not obligations of the Company but, are payments the Company agreed to make on behalf of Gregory McDonald and Pet Pointers as part of the Asset Purchase Agreement. The property to which the lease is subject is utilized as the operating facility of  MAH.

The property on which the MAH is located consists of 1,210 square feet and is located at 225 S. Milpas Street, Santa Barbara, CA 93103. The Company believes that the foregoing property is adequate to meet its current needs.

Current terms by which the Company leases the abovementioned property are as follows:

The Company rents the property for $6,000 per month on a month to month basis.

LEGAL PROCEEDINGS

On February 3, 2011, a Complaint (“Complaint”) was filed in the U.S. District Court Middle District of the State of Pennsylvania against the Company, the Company’s Chairman and Bio Matrix Scientific Group, inc by 18KT.TV LLC (“Plaintiffs”) seeking to recover general damages from Entest BioMedical, Inc. in excess of $125,000. The Complaint alleges breach of contract and unjust enrichment relating to an investor relations contract executed by the Company and Craig Fischer (on behalf of 18KT.TV LLC). The Compliant also seeks similar damages from Bio-Matrix Scientific Group Inc. and $50,000 in damages from David Koos (Chairman & CEO of both Entest BioMedical, Inc. and Bio-Matrix Scientific Group Inc.). The Company believes that the allegations in the complaint are without merit and intends to vigorously defend its interests in this matter. At this time, it is not possible to predict the ultimate outcome of these matters.

On May 24, 2012, a Complaint (“Complaint”) was filed in the U.S. Bankruptcy Court for the District of Oregon against the Company by Titterington Veterinary Services Inc (“TVS”). The Complaint is an adversary proceeding filed by TVS arising from TVS’s bankruptcy case currently pending in U.S. Bankruptcy Court for the District of Oregon. The Complaint alleges Breach of Contract resulting from the Company’s alleged failure to pay certain expenses the Company was required to pay pursuant to an agreement with TVS, Dr. Ronald Titterington, DVM and Dr. Kathy Snell, DVM (“TVS Agreement”). TVS is seeking a judgment and money award against the Company in an amount to be proven at trial which TVS estimates in the Complaint to be up to $50,000. TVS is also seeking a judgment and order against the Company to provide an accounting of all revenues received by the Company pursuant to the TVS Agreement, all expenses paid, unpaid, and due and owing  pursuant to the TVS Agreement as well as a revenue share which TVS claims is due them pursuant to the TVS Agreement. TVS is also seeking a judgment requiring the Company to turn over a sum of money equal to expenses the Company was obligated to pay pursuant to the TVS Agreement. TVS is also seeking attorney’s fees and expenses.  The Company believes that the allegations in the complaint are without merit and intends to vigorously defend its interests in this matter. At this time, it is not possible to predict the ultimate outcome of these matters and an outcome unfavorable to the Company may have a material adverse effect on the Company.

Terms, Conditions and History of the TVS Agreement:

On November 4, 2011 Entest Biomedical, Inc. (the “Company”) entered into the TVS Agreement with Titterington Veterinary Services, Inc (“Seller”), Dr. Ronald Titterington, DVM (“Titterington”) and Dr. Kathy Snell, DVM (“Snell”) to purchase:

1.

All rights currently held by either of Seller, Titterington or Snell to the trade name “EMERALD VALLEY PET MEDICAL CENTER

2.

Customer Lists of the Seller.

3.

Any and all unencumbered intellectual property utilized in the operation of the business of the Seller

4.

The obligation of Titterington to act as Veterinary Manager of the Seller, not to transfer ownership of the Seller,  and continue to operate the business of the Seller  for a term of seven years from the execution of this TVS Agreement  (“Titterington  Covenant”).

5.

97% of all revenue received by the Seller as a result of the operation of its business during the term of the Titterington Covenant (“Buyer Revenue Share”)

6.

The obligation of Titterington and the Seller, at the request of the Buyer, to assist and participate in the Company’s  biotechnology research and development  activities to the extent permitted by applicable law during the term of the Titterington Covenant (Titterington Research Obligations) subject to mutually agreeable additional compensation.

Consideration for the assets purchased, Titterington Covent, Buyer Revenue Share and Titterington Research Obligations shall be:

•

The issuance to Titterington of $700,000 of the common shares of the Company  (“Purchase Shares”) on or before November 11, 2011 valued as of the closing price of the last trading day immediately prior to issuance

•

The execution by the Company and Red Otter LLC of  a  Lease TVS Agreement (“Buyer Lease”) by and between Red Otter LLC and the Company

•

The obligation of the Company  to directly pay (in regards to expenses incurred in connection with the Buyer Lease) or reimburse the Seller for certain  expenses (“Buyer Expense Obligation”) over the term of the Titterington Covenant.

•

The obligation of the Company to issue to Titterington that number of its common shares, valued as of the closing price of the last trading day immediately prior to issuance, which shall equal fifty percent of the Buyer Revenue Share less the Buyer Expense Obligation (“Bonus Shares”).  In any month where Bonus Shares are owed to Titterington and Buyer Revenue Share exceeded Buyer Expense Obligation in the month immediately preceding, Titterington may elect to receive a bonus in cash (“Bonus Cash”).

•

The making available to the Seller all assets purchased (“Assets”)  and the property which is subject of the Buyer Lease for utilization in the operation of the Seller’s business over the course of the Titterington Covenant

Pursuant to the TVS Agreement:

Any and all obligations of the Company pursuant to (c) (d) and (e) listed above and any obligations of the Company pursuant to the Buyer Lease shall immediately terminate, at the option of the Company, if:

1.

Over any three month period the Buyer Expense Obligations exceed the Buyer Revenue Share by 10%,

2.

Over any one month period the Buyer Expense Obligations exceed the Buyer Revenue Share by 25%,

3.

The Titterington Covenant is breached or

4.

The Seller become the subject of a bankruptcy, receivership, conservatorship or insolvency proceeding

Pursuant to the TVS Agreement:

Any and all obligations of the Seller, Titterington or Snell to the Company pursuant to the TVS Agreement shall immediately terminate, at the option of Titterington on behalf of himself and all other selling parties, if:

1.

Any Buyer Expense Obligation remains unpaid or not reimbursed  thirty days after  the date such expenses were  due to be paid or reimbursed pursuant to this TVS Agreement and such breach is not cured within thirty days of written notice of such breach to the Company  by Titterington.

2.

Any Bonus Shares or Bonus Cash required to be issued pursuant to this TVS Agreement are not issued within thirty days of the date such Bonus Shares or Bonus Cash were required to be issued provided written demand for such Bonus Shares or Bonus Cash has been made to  the Company  by Titterington.

3.

The Company fails to make available to the Seller for utilization in the operation of the Seller’s business over the course of the Titterington Covenant the Assets and the property which is subject of the Buyer Lease and such breach is not cured within thirty days of written notice of such breach to the Company by Titterington.

Pursuant to the TVS Agreement:

Purchase Shares issued to Titterington are subject to the following restrictions:

•

In the event that the Company’s  obligations pursuant to the TVS Agreement are terminated within a period of six calendar months from the execution of the TVS Agreement as a result of the Buyer Expense Obligations exceeding  the Buyer Revenue Share by 10%, over any three month period, the Buyer Expense Obligations exceeding  the Buyer Revenue Share by 25%, over any one month period, the Titterington Covenant being breached or the Seller becoming  the subject of a bankruptcy, receivership, conservatorship or insolvency proceeding, the Purchase Shares shall be forfeited by Titterington  and ownership of the Purchase Shares shall be transferred back to the Company

Purchase Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Titterington (“ Transfer Restriction”) except as follows:

•

Beginning upon the seventh calendar month subsequent to the execution of this TVS Agreement, Titterington may sell each month either 1/84 of the original number of shares issued to Titterington, or that number of shares per calendar month valued as of the closing price of the last trading day immediately prior to issuance which shall equal $8,333, whichever is greater.

Pursuant to the TVS Agreement:

With the exception of issuance of Purchase Shares, the terms of the TVS Agreement shall automatically renew for a period of an additional seven years unless either of Company or Titterington shall have given written notice to the other of his desire not to renew.

Termination of the TVS Agreement:

On February 22, 2012 the Company terminated the TVS Agreement pursuant to a provision of the TVS Agreement effectively permitting termination at the Company’s option in the event that the Company’s Buyer Expense Obligation exceeds the Company’s Revenue Share by 25% over any one month period.

On February 22, 2012 the Company terminated  the Buyer Lease pursuant to a provision effectively permitting termination at the Company’s option in the event that the Agreement is terminated at the Company’s option.

Pursuant to the TVS Agreement, the Company issued to the Titterington parties 2,500,000 shares of the Company’s common stock  (“Purchase Shares”) and agreed to directly pay (in regards to expenses incurred in connection with the Buyer Lease) or reimburse the Seller for certain  expenses (“Buyer Expense Obligation”) over the term of the Titterington Covenant. The Company has demanded from the Titterington parties the return of the Purchase Shares in accordance with the terms and conditions of the TVS Agreement.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is a "penny stock," as defined in Rule 3a51-1 under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock of the Company is subject to the penny stock rules, it may be more difficult to sell common stock of the Company.

The Company’s authorized capital stock consists of:

1,000,000,000 shares of common stock with a par value of $0.001 per share,

5,000,000 shares of preferred stock with a par value of $0.001 per share.

200,000 shares of Non Voting Convertible Preferred Stock having a $1.00 par value

Non Voting Convertible Preferred Stock shall convert at the option of the holder into shares of the corporation’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding written receipt by the corporation of the holder’s intent to convert.

“CLOSING PRICE" shall mean the closing bid price for the corporation’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the corporation’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

The Company is authorized to issue a series of preferred stock designated and known as “Series AA Preferred Stock” which series shall consist of 100,000 shares authorized having a par value of $.001 per share.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times ten thousand (10,0000). Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series AA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The Company is authorized to issue a series of preferred stock designated and known as “Series B Preferred Stock” (hereinafter referred to as “Series B Preferred Stock”) which series shall consist of 4,400,000 shares authorized having a par value of $.001 per share.

Series B Preferred Stock shall rank senior to the Common Stock as to dividends, distributions or as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary.

With respect to each matter submitted to a vote of stockholders of the Company, each holder of Series B Preferred Stock shall be entitled to cast one vote per share.

Holders of Series B   Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company (the “Board”) out of funds of the Company legally available therefore, non-cumulative cash dividends of $0.02 per quarter per Series B Preferred Share (“Base Dividends”).

In addition to the Base Dividends, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock , the holders of the Series B Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive, as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had each share of the Series B Preferred Stock been one share of the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the Common Stock.  The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividend shall be payable to the individual, entity or group in whose name the Series B Preferred Stock is registered at the close of the business day on the applicable record date.

No dividend shall be paid or declared on any share of Common Stock, unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series B Preferred Stock in an amount determined in paragraph (b) hereof.  For purposes hereof, the term “dividend” shall include any pro rata distribution by the Company, out of the funds of the Company legally available therefore, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock, the holders of Series B  Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $0.10  per share of Series B Preferred Stock (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series B  Preferred Stock held by them.

If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series B Preferred Stock, then the entire net assets of the Company shall be distributed among the holders of the Series B Preferred Stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders.  The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors of the Company.  The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

As of July 25, 2012 there are 220,979,599  shares of the Company’s common stock issued and outstanding.

As of July 25, 2012 there are 5,000 shares of the Company’s Series AA Preferred Stock issued and outstanding. All shares of the Company’s Series AA Preferred Stock are owned by David Koos, the Company’s sole officer and director.

As of July 25, 2012 there are 3,201,397 shares of the Company’s Series B Preferred Stock issued and outstanding.

As of July 25, 2012 there are 75,000  shares of the Company’s Nonvoting Convertible Preferred Stock issued and outstanding.

Our common stock is traded on the OTCQB Tier of OTC Markets under the symbol "ENTB”. Prior to August 11, 2009 there was no established trading market for our common stock.  From August 11, 2009 to February 23, 2011 our common stock traded primarily on the OTCBB.

Below is the range of high and low bid information for our common equity for each quarter within the last two fiscal years. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

September 1, 2009 to August 31, 2010	High	Low
First Quarter	$5.00	$0.55
Second Quarter	1.01	0.35
Third Quarter	2.49	0.83
Fourth Quarter	$2.09	$0.66
September 1, 2010 to August 31, 2011	High	Low
First Quarter	$1.30	$0.41
Second Quarter	4.25	0.93
Third Quarter	3.00	1.05
Fourth Quarter	$1.73	$0.29

Below is the range of high and low bid information for our common equity for each completed quarter of  the current fiscal year. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

September 1, 2011 to May 31, 2012	High	Low
First Quarter	$0.75	0.10
Second Quarter	0.13	0.03
Third Quarter	0.04	0.0015

Holders

As of June 6, 2012 there were approximately 340 holders of our Common Stock.

Dividends

No cash dividends were paid since our inception. We do not expect to declare cash dividends in the immediate future.

FINANCIAL STATEMENTS

ENTEST BIOMEDICAL, INC.
(A Development Stage Company)
Consolidated Balance Sheet
	As of	As of
	May 31,	August 31,
	2012	2011
	(unaudited)
ASSETS
Current Assets
Cash	$ 14,659	$ 43,901
Trade accounts receivable, less allowance for uncollectable accounts
of $0 and $0 at May 31, 2012 and August 31, 2011 respectively	2,268	3,135
Inventory	16,457	7,986
Due from Affiliate	52,940	-
Current Portion of Prepaid Expenses	13,000	62,200
Employee Receivable	4,349	4,349
Total Current Assets	103,673	121,571

Property & Equipment (Net of Accumulated Depreciation)	10,905	17,293
Goodwill	405,000	405,000
Intangible Assets (Net of Accumulated Amortization)	1,246	1,828

Long Term Assets
Non Current Portion of Prepaid Expenses	-	10,300
Deposits	661	-
Total Long Term Assets	661	10,300

TOTAL ASSETS	$ 521,485	$ 555,992

LIABILITES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$ 67,194	$ 27,564
Notes Payable	233,393	159,911
Convertible notes payable, net of discount	62,483	42,430
Due to Affiliate	8,000	8,000
Accrued Expenses	90,319	67,206
Total Current Liabilities	461,389	305,111

Long Term Liabilities
Notes Payable	40,211	79,143
Total Long Term Liabilities	40,211	79,143

TOTAL LIABILITIES	501,600	384,254

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value, authorized 1,000,000,000 shares;
issued and outstanding 200,117,287 and 20,840,501 shares
as of May 31, 2012 and August 31, 2011 respectively	200,114	20,838
Preferred Stock , $0.001 par value 5,000,000 shares authorized,
0 shares issued and outstanding as of May 31,2012 and August 31, 2011		-
Series AA Preferred Stock, $0.001 par value 100,000 shares authorized,
5,000 shares issued and outstanding at May 31, 2012 and
as of August 31, 2011	5	5
Series B Preferred	3,201	-
$0.001 par value, 4,400,000 shares authorized, 3,201,397 and 0 issued and outstanding as of May 31, 2012 and August 31, 2011
NonVoting Convertible Preferred	75,000	-
$1 par value, 200,000 shares authorized, 75,000 and 0
issued and outstanding as of May 31, 2012 and August 31, 2011
Additional Paid in Capital	2,703,177	1,619,330
Contributed Capital	274,162	274,162
Accumulated Deficit	(3,235,774)	(1,742,597)

Total Stockholders' Equity	19,885	171,738

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$ 521,485	$ 555,992

The Following Notes are an Integral Part of these Financial Statements

ENTEST BIOMEDICAL INC.
(A Development Stage Company)
Consolidated Statement of Operations
(Unaudited)

					For the period
					from Inception
	For the		For the		(Aug. 22, 2008)
	Three Months Ended		Nine Months Ended		through
	May 31,		May 31,		May 31,
	2012	2011	2012	2011	2012

REVENUES
Revenues from Veterinary Services	$ 99,177	$ 110,455	$ 307,881	$ 195,258	$ 657,022
Online Revenues	2,299		5,792		5,792
TOTAL REVENUE	101,476	110,455	313,673	195,258	662,814

Cost of Revenue	25,242	39,040	74,098	53,532	163,503
GROSS PROFIT	76,234	71,415	239,575	141,726	499,311

COSTS AND EXPENSES
Research and Development		11,144	5,798	104,932	145,794
Rent Costs	23,988	34,488	102,824	74,108	268,820
General and Administrative	130,370	178,139	415,796	598,923	1,657,855
Incorporation Costs					408
Consultant's Expenses	165,126	33,872	318,546	120,731	724,534
Miscellaneous Expenses					78
Total Costs and Expenses	319,484	257,643	842,964	898,694	2,797,489

OPERATING LOSS	(243,250)	(186,228)	(603,389)	(756,968)	(2,298,178)

OTHER INCOME AND EXPENSE
Other Income		97	86,762	99	86,861
Income generated from revenue			187,699		187,699
Share Agreement
Expenses incurred from Revenue
Share Agreement	(15,308)		(145,362)		(145,362)
Loss on Impairment of intangible			(683,333)		(683,333)
assets
Interest Expense	(7,697)	(5,439)	(23,174)	(19,698)	(54,653)
Interest Expense attributable to
amortization of discount	(19,405)		(187,518)		(203,946)
Expense attributable to issuance
of shares pursuant to contractual
obligation	(17,720)		(17,720)		(17,720)
Expense attributable to issuance of
Non Voting Convertible Preferred
Shares in connection with Stock
Purchase Agreement	(75,000)		(75,000)		(75,000)
TOTAL OTHER INCOME AND EXPENSE	(135,130)	(5,342)	(857,646)	(19,599)	(905,454)

LOSS BEFORE INCOME TAXES	(378,380)	(191,570)	(1,461,035)	(776,567)	(3,203,632)
income Taxes	0	0	0	0	0

NET INCOME (LOSS)	(378,380)	(191,570)	(1,461,035)	(776,567)	(3,203,632)
Beneficial conversion feature
attributable to issuance of NonVoting
Preferred Stock	(32,142)		(32,142)		(32,142)

NET INCOME (LOSS) available to
common shareholders	(410,522)	(191,570)	(1,493,177)	(776,567)	(3,235,774)

BASIC AND DILUTED EARNINGS
(LOSS) PER SHARE	$ (0.00)	$ (0.01)	$ (0.03)	$ (0.04)

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING	119,459,306	20,434,036	55,643,483	19,620,953

The Following Notes are an Integral Part of these Financial Statements

Entest BioMedical, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity
From September 1, 2011 through May 31, 2012 (unaudited)
(unaudited)
							Non Voting				Accumulated
							Convertible				Deficit
			Series AA		Series B		Preferred		Additional	Contrib-	during the
	Common		Preferred		Preferred				Paid-in	uted	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Capital	Stage	Total

Balances, August 31, 2011	20,840,501	$ 20,838	5,000	$ 5					$ 1,619,330	$ 274,162	$ (1,742,597)	$ 171,738
Common Shares issued for services	68,333	68							22,515			22,583
Common Shares issued for intangible assets	2,500,000	2,500							697,500			700,000
Discount on Convertible Note Recognized									7,634			7,634
Common Shares issued for debt	134,983	134							11,866			12,000
Net Loss for Quarter											(196,366)	(196,366)
Balance November 30, 2011	23,543,817	23,540	5,000	5					2,358,845	274,162	(1,938,963)	717,589
Common Shares issued for services	202,162	201							60,466			60,667
Common Shares issued for debt	2,127,417	2,124							60,076			62,200
Discount on Convertible Note Recognized									113,126			113,126
Cancellation of Common Shares Issued	(90,400)	(83)							(86,687)			(86,687)
Net Loss for Quarter											(886,289)	(886,289)
Balance February 29, 2012	25,782,996	25,782	5,000	5					2,505,826	274,162	(2,825,252)	(19,477)
Restricted Stock Award to employees	77,000,000	77,000							(77,000)
Restricted Stock Award to consultant	15,000,000	15,000							(15,000)
Common Shares issued for services	3,000,000	3,000							88,500
Common Shares issued for debt	74,597,263	74,595							123,815
Restricted Stock Award compensation
Expense Recognized									23,306
Series B Preferred Dividend paid					3,201,397	3,201			(3,201)
Issuance of Non Voting Convertible
Preferred Shares							75,000
Recognition of Beneficial Conversion Feature
Non Voting Convertible Preferred Shares									32,142
Discount on Convertible Note Recognized									11,806
Shares issued pursuant to Contractual Obligations	4,737,028	4,737							12,983
Net Loss for Quarter											(378,380)
beneficial Conversion Feature Deemed Dividend											(32,142)
Balance May 31, 2012	200,117,287	200,114	5,000	5	3,201,397	3,201	75,000	75,000	2,703,177	274,162	(3,235,774)	19,885

The Following Notes are an Integral Part of these Financial Statements

ENTEST BIOMEDICAL, INC.
(A Development Stage Company)
Consolidated Statement of Cash Flows
(Unaudited)

			Period from
			Inception
	For the		(Aug. 22, 2008)
	Nine Months Ended		through
	May 31,	May 31,	May 31,
	2012	2011	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(1,461,035)	$ (776,567)	$ (3,203,632)
Adjustments to reconcile net loss to net cash
used by operating activities:
Stock issued as Compensation to Employees	19,506	203	224,429
Stock issued as Compensation to Consultants	175,801	19	375,820
Change in operating assets and liabilities:
(Increase) Decrease in Trade Accounts Receivable	867	(5,395)	(2,268)
(Increase) Decrease in Inventory	(8,471)	(7,986)	(16,457)
(Increase) Decrease in Employee Receivable		(2,952)	(4,349)
Increase (Decrease) in Accounts Payable	39,630	(3,405)	67,194
(Increase)Decrease in Due from Other
(Increase) Decrease in Prepaid Expenses	59,500	(6,995)	(13,000)
(Increase) Decrease in Due from Affiliate	(52,940)		(52,940)
(Increase) Decrease in Deposits	(661)	1,059	(661)
Increase(Decrease) in amortization of intangibles	16,667		16,667
Increase (Decrease) in Accrued Expenses	23,113	(89,630)	90,318
(Increase)Decrease on gain realized on cancellation
of stock	(86,750)		(86,750)
Increase(Decrease) in Loss on Impairment
of Intangible Assets	683,333		683,333

Net Cash Provided by (Used in) Operating Activities	(591,440)	(891,649)	(1,922,296)

CASH FLOWS FROM INVESTING ACTIVITIES
(Increase) Decrease in Property and equipment
additions (net)	6,388	(17,471)	(10,905)
Net cash Provided by (Used in) Investing Activities	6,388	(17,471)	(10,905)

CASH FLOWS FROM FINANCING ACTIVITIES
(Increase) Decrease in Goodwill from acquisition		(405,000)	(405,000)
Stock issued in Payment of Debt	73,848	637	74,628
Increase (Decrease) in Common stock issued for cash		2,217	3,717
(Increase) Decrease in Intangible Assets (net)	582	(2,024)	(1,246)
Increase (Decrease) in Common stock issued
for expenses	96,920	55	96,975
Increase (Decrease) in Due to Affiliate		58,000	8,000
Increase (Decrease) in Due to Shareholder
Increase (Decrease) in Notes Payable	57,602	97,329	339,087
Increase (Decrease) in Contributed Capital		259,058	274,161
Increase (Decrease) in Additional paid in Capital	326,858	954,575	1,557,538
Net Cash Provided by Financing Activities	555,810	964,847	1,947,860

Net Increase in Cash	(29,242)	55,727	14,659

Cash at Beginning of Period	43,901	209	0

Cash at End of Period	$ 14,659	$ 55,936	$ 14,659

The Following Notes are an Integral Part of these Financial Statements

Entest BioMedical, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

As of May 31, 2012

NOTE 1. BASIS OF PRESENTATION

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by Entest BioMedical, Inc. (“the Company”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these condensed consolidated interim financial statements be read in conjunction with the financial statements of the Company for the period ended August 31, 2011 and notes thereto included in the Company's 10-K annual report.  The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

NOTE 2.  ORGANIZATION AND DESCRIPTION OF BUSINESS

Entest BioMedical Inc. (the “Company”) was incorporated in the State of Nevada on September 24, 2008 as JB Clothing Corporation.  Until July 10, 2009, the Company’s principal business objective was the offering of active/leisure fashion design clothing.

On July 10, 2009 the Company abandoned its efforts in the field of active/leisure fashion design clothing when it acquired 100% of the share capital of Entest BioMedical, Inc., a California corporation, (“Entest CA”).

The Company’s current business consists of the development and commercialization of immunotherapeutic therapies for the veterinary market as well as the acquisition and operation of veterinary hospitals.

NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted an August 31 fiscal year-end.

B. PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Entest CA, the Company’s wholly owned subsidiary. Significant inter-company transactions have been eliminated.

C. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D. DEVELOPMENT STAGE

The Company is a development stage company that devotes substantially all of its efforts in the development of its business.

E. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

F. PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures that enhance the value of property and equipment are capitalized.

G. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  A fair value hierarchy requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities

Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s financial instruments as of May 31, 2012 consisted of $273,604 of Notes Payable, $62,483 of Convertible Notes payable (net of discount), $8,000 due to TheraCyte, Inc., $4,349 of Employee Receivables and $52,940 due to the Company from Bio Matrix Scientific Group, Inc.  The fair value of all of the Company’s financial instruments as of May 31, 2012 were valued according to the Level 2 input. The carrying amount of the financial instruments is equal to the fair value as determined by the Company

H. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of May 31, 2012, the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

I.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

NOTE 4. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs." The amendments in this update generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This update results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRS. The amendments in this update are to be applied prospectively. The amendments are effective for interim and annual periods beginning after December 15, 2011. Early application is not permitted. The Company does not expect this guidance to have a significant impact on its consolidated financial position, results of operations or cash flows.

In June 2011, the FASB issued ASU No. 2011-05, "Presentation of Comprehensive Income." This update was amended in December 2011 by ASU No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05." This update defers only those changes in update 2011-05 that relate to the presentation of reclassification adjustments. All other requirements in update 2011-05 are not affected by this update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. ASU No. 2011-05 and 2011-12 are effective for fiscal years (including interim periods) beginning after December 15, 2011. The Company does not expect this guidance to have a significant impact on its consolidated financial position, results of operations or cash flows.

In December 2011, the FASB issued ASU No. 2011-11, "Disclosures about Offsetting Assets and Liabilities." The amendments in this update require enhanced disclosures around financial instruments and derivative instruments that are either (1) offset in accordance with either ASC 210-20-45 or ASC 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with either ASC 210-20-45 or ASC 815-10-45. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The amendments are effective during interim and annual periods beginning on or after January 1, 2013. The Company does not expect this guidance to have any impact on its consolidated financial position, results of operations or cash flows.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

NOTE 5.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $3,203,632 during the period from August 22, 2008 (inception) through May 31, 2012. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds primarily by offering securities for cash. Management has raised $102,000 net of legal expenses in the nine months ended May 31, 2012 through the issuance of convertible notes. The Company has also raised $109,475 from net borrowings during the six month ended May 31, 2012.

On June 1, 2012 the Company entered into an Equity Purchase Agreement (the "June Purchase Agreement") with Southridge Partners II, LP, a Delaware limited partnership ("Southridge").

Under the terms of the June Purchase Agreement, Southridge will purchase, at the Company's election, up to $10,000,000 of the Company's registered common stock (the "Shares"). During the term of the Purchase Agreement, the Company may at any time deliver a "put notice" to Southridge thereby requiring Southridge to purchase a certain dollar amount of the Shares. Simultaneous with the delivery of such Shares, Southridge shall deliver payment for the Shares. Subject to certain restrictions, the purchase price for the Shares shall be equal to 91% of the average of the two lowest Closing Prices during the Valuation Period as such capitalized terms are defined in the Agreement.

The number of Shares sold to Southridge shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company's common stock then outstanding. Additionally, Southridge may not execute any short sales of the Company's common stock.

Any sale of Shares pursuant to the June Agreement is subject to a Registration Statement filed under the Securities Act of 1933 remaining effective for the sale by Southridge of those Shares.

June Agreement shall terminate (i) on the date on which Southridge shall have purchased Shares pursuant to this Agreement for an aggregate Purchase Price of $10,000,000, or (ii) on the date occurring 24 months from the date on which the June Agreement was executed and delivered by the Company and Southridge.

The Company has also agreed to pay the following to Capital Path Securities LLC for acting as the Company’s exclusive advisor and placement agent in connection with the June Purchase Agreement a  cash placement fee of 5% of funds received by the Company through the sale of Shares to Southridge as such funds are received by the Company.

On June 12, 2012 a registration statement on form S-1 was filed with the United States Securities and Exchange Commission registering 46,238,705 shares of the Company’s   common stock that will be put to Southridge pursuant to the June Agreement.

There is no guarantee that the Company will be able to raise additional capital through offerings.

NOTE 6.  RELATED PARTY TRANSACTIONS

Between  March 1 , 2012  and  May 31 , 2012  David R. Koos the Company’s Chairman and Chief Executive Officer, made loans to the Company totaling $13,625. These loans are due and payable at the demand of David R. Koos and bear simple interest at a rate of 15% per annum.

As of May 31, 2012 the Company remains personally indebted to David R. Koos in the principal amount of $30,180. These loans are due and payable at the demand of David R. Koos and bear simple interest at a rate of 15% per annum.

As of May 31, 2012 Bio-Matrix Scientific Group, Inc. (“BMSN”)  , a major  shareholder of the Company, is indebted to the Company in the amount of $52,940. This amount is non interest bearing and is due at the demand of the Company.

NOTE 7.  INCOME TAXES

As of May 31, 2012

Deferred tax assets:
Net operating tax carry forwards	$1,126,258
Other	-0-
Gross deferred tax assets	1,126,248
Valuation allowance	(1,126,248)

Net deferred tax assets	$-0-

As of  May 31 ,2012  the Company has a Deferred Tax Asset of $1,126,248 completely attributable to net operating loss carry forwards of approximately $3,217,279  (which expire 20 years from the date the loss was incurred) consisting of:

(a)

$ 13,647 of Net Operating Loss carry forwards acquired in the reverse acquisition of Entest BioMedical, Inc., a California corporation, and

(b)

$ 3,203,632  of Net Operating Loss carry forwards attributable to Entest BioMedical, Inc.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized. In addition, the reverse acquisition in which Entest BioMedical, Inc. was involved in 2009 has resulted in a change of control.  Internal Revenue Code Sec 382 limits the amount of income that may be offset by net operating loss (NOL) carryovers after an ownership change. As a result, the Company has recorded a valuation allowance reducing all deferred tax assets to $ -0-.

NOTE 8.  COMMITMENTS AND CONTINGENCIES

On November 1, 2011, the Company entered into an agreement to lease approximately 2,320 square feet of office space beginning December 1, 2011 for a period of five years.

Rent to be charged to the Company pursuant to the lease is as follows:

$2,996 per month for the period beginning December 1, 2011 and ending November 30, 2012

$3,116 per month for the period beginning December 1, 2012 and ending November 30, 2013

$3,241 per month for the period beginning December 1, 2013 and ending November 30, 2014

$3,371 per month for the period beginning December 1, 2014 and ending November 30, 2015

$3,506 per month for the period beginning December 1, 2015 and ending November 30, 2016

This property is utilized as office space. The Company believes that the foregoing property is adequate to meet its current needs. While it is anticipated that the Company will require access to laboratory facilities in the future, the Company believes that access to such facilities are available from a variety of sources.

On January 4, 2011, as part of the asset purchase agreement with the Company and Gregory McDonald and Pet Pointers, Inc., the Company pays on behalf of Gregory McDonald and Pet Pointers monthly rent of $7,526 to Anthony Marinelli for the terms indicated in the Gregory McDonald / Pet Pointers lease.  These payments are not obligations of the Company but, are payments the Company agreed to make on behalf of Gregory McDonald and Pet Pointers as part of the Asset Purchase Agreement.

On January 4, 2011, as part of the asset purchase agreement with the Company and Gregory McDonald on behalf of Pet Pointers, Inc., the Company pays on behalf of Gregory McDonald and Pet Pointers monthly payments of $1,500 to Anthony and Judi Marinelli towards the extinguishment of a total note of $78,000. These payments are payments the Company agreed to make on behalf of Gregory McDonald and Pet Pointers.

On January 4, 2011, as part of the asset purchase agreement with the Company and Gregory McDonald on behalf of Pet Pointers, Inc., the Company pays on behalf of Gregory McDonald and Pet Pointers an installment agreement due to the Franchise Tax Board in the amount of $11,405 with monthly payments of $400. These payments are payments the Company agreed to make on behalf of Gregory McDonald and Pet Pointers.

On January 4, 2011, as part of the asset purchase agreement with the Company and Gregory McDonald on behalf of Pet Pointers, Inc., the Company pays on behalf of Gregory McDonald and Pet Pointers an installment agreement due to the Internal Revenue Service in the amount of $13,595 with monthly payments of $425. These payments are payments the Company agreed to make on behalf of Gregory McDonald and Pet Pointers.

On February 3, 2011, a Complaint (“Complaint”) was filed in the U.S. District Court Middle District of the State of Pennsylvania against the Company, the Company’s Chairman and BMSN. by 18KT.TV LLC (“Plaintiffs”) seeking to recover general damages from the Company. in excess of $125,000. The Complaint alleges breach of contract and unjust enrichment relating to an investor relations contract executed by the Company and Craig Fischer (on behalf of 18KT.TV LLC). The Complaint also seeks similar damages from BMSN. The Company believes that the allegations in the complaint are without merit and intends to vigorously defend its interests in this matter. At this time, it is not possible to predict the ultimate outcome of these matters.

On May 24, 2012, a Complaint (“Complaint”) was filed in the U.S. Bankruptcy Court for the District of Oregon against the Company by Titterington Veterinary Services Inc. (“TVS”). The Complaint is an adversary proceeding filed by TVS arising from TVS’s bankruptcy case currently pending in U.S. Bankruptcy Court for the District of Oregon. The Complaint alleges Breach of Contract resulting from the Company’s alleged failure to pay certain expenses the Company was required to pay pursuant to an agreement with TVS, Dr. Ronald Titterington, DVM and Dr. Kathy Snell, DVM (“TVS Agreement”). TVS is seeking a judgment and money award against the Company in an amount to be proven at trial which TVS estimates in the Complaint to be up to $50,000. TVS is also seeking a judgment and order against the Company to provide an accounting of all revenues received by the Company pursuant to the TVS Agreement, all expenses paid, unpaid, and due and owing  pursuant to the TVS Agreement as well as a revenue share which TVS claims is due them pursuant to the TVS Agreement. TVS is also seeking a judgment requiring the Company to turn over a sum of money equal to expenses the Company was obligated to pay pursuant to the TVS Agreement. TVS is also seeking attorney’s fees and expenses.  The Company believes that the allegations in the complaint are without merit and intends to vigorously defend its interests in this matter. At this time, it is not possible to predict the ultimate outcome of these matters and an outcome unfavorable to the Company may have a material adverse effect on the Company.

There were no other legal proceedings against the Company with respect to matters arising in the ordinary course of business. The Company is not involved in any other litigation either as plaintiffs or defendants, and has no knowledge of any threatened or pending litigation against the Company.

On June 1, 2012 the Company entered into an Equity Purchase Agreement (the "June Purchase Agreement") with Southridge Partners II, LP, a Delaware limited partnership ("Southridge").

Under the terms of the June Purchase Agreement, Southridge will purchase, at the Company's election, up to $10,000,000 of the Company's registered common stock (the "Shares"). During the term of the Purchase Agreement, the Company may at any time deliver a "put notice" to Southridge thereby requiring Southridge to purchase a certain dollar amount of the Shares. Simultaneous with the delivery of such Shares, Southridge shall deliver payment for the Shares. Subject to certain restrictions, the purchase price for the Shares shall be equal to 91% of the average of the two lowest Closing Prices during the Valuation Period as such capitalized terms are defined in the Agreement.

The number of Shares sold to Southridge shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company's common stock then outstanding. Additionally, Southridge may not execute any short sales of the Company's common stock.

Any sale of Shares pursuant to the June Agreement is subject to a Registration Statement filed under the Securities Act of 1933 remaining effective for the sale by Southridge of those Shares.

June Agreement shall terminate (i) on the date on which Southridge shall have purchased Shares pursuant to this Agreement for an aggregate Purchase Price of $10,000,000, or (ii) on the date occurring 24 months from the date on which the June Agreement was executed and delivered by the Company and Southridge.

The Company has also agreed to pay the following to Capital Path Securities LLC for acting as the Company’s exclusive advisor and placement agent in connection with the June Purchase Agreement a  cash placement fee of 5% of funds received by the Company through the sale of Shares to Southridge as such funds are received by the Company.

On June 12, 2012 a registration statement on form S-1 was filed with the United States Securities and Exchange Commission registering 46,238,705 shares of the Company’s   common stock that will be put to Southridge pursuant to the June Agreement.

NOTE 9. CONVERTIBLE NOTES

On May 20, 2011, the Company issued a convertible promissory note in the amount of $42,500 which was received May 26, 2011. The note bears an interest rate of eight percent (8%), matures on February 23, 2012 and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a forty two percent (42%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date. The issuance of the note amounted in a beneficial conversion feature of $16,398 which has been amortized under the Interest Method. As of February 29, 2012, $42,500 of the principal amount due and $1700 in accrued interest has been converted into 960,753 shares of the common stock of the Company.

On July 5, 2011, the Company issued a convertible promissory note (the “Second Note”) in the principal amount of $ $37,500. The Second Note, which matures April 11, 2012, bears interest at the rate of 8% per annum. At any time after 180 days from the execution of the Second Note, the Second Note is convertible into shares of the Company’s common stock at the election of Asher at a conversion price equal to a 45% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. The issuance of the note amounted in a beneficial conversion feature of $37,500 which is amortized under the Interest Method.

On August 29, 2011, the Company issued a convertible promissory note (the “Third Note”) in the principal amount of $ $35,000. The Third Note, which matures May 25, 2012, bears interest at the rate of 8% per annum. At any time after 180 days from the execution of the Third Note, the Third Note is convertible into shares of the Company’s common stock at the election of Asher at a conversion price equal to a 45% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. The issuance of the note amounted in a beneficial conversion feature of $35,000 which is amortized under the Interest Method.

On October 25, 2011, the Company issued a convertible promissory note in the amount of $32,500. The note bears an interest rate of eight percent (8%), matures on July 27, 2012 and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a fifty two percent (52%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date. The issuance of the note amounted in a beneficial conversion feature of $7,634 which is amortized under the Interest Method.

On October 25, 2011, the Company issued a convertible promissory note in the amount of $32,500. The note bears an interest rate of eight percent (8%), matures on July 27, 2012 and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a fifty two percent (52%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date. The issuance of the note amounted in a beneficial conversion feature of $7,634 which is amortized under the Interest Method.

On December 19, 2011, the Company issued a convertible promissory note in the amount of $37,500. The note bears an interest rate of eight percent (8%), matures on September 21, 2012 and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a fifty two percent (52%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date. The issuance of the note amounted in a beneficial conversion feature of $37,500 which is amortized under the Interest Method.

On December 20, 2011 the Company amended the terms of $30,000 in existing debt as follows:

(a)  Due and payable December 31, 2012

(b)  Simple interest of 10% from December 20, 2011 to the date the debt is fully converted or paid in full

(c)  Convertible into the common stock of the Company at the option of the holder at a 50% discount from the average of the lowest three Trading Prices  for the common stock during the 10 trading day period ending one Trading Day prior to the date the conversion notice is sent by the holder. "Trading Price" means the closing bid price on the applicable trading market as reported by a reliable reporting service.

The amendment of the note amounted in a beneficial conversion feature of $16,153 which was fully amortized by February 29, 2012. The entire principal balance of the convertible note was converted into 1,249,975 shares of the common stock of the Company prior to February 29, 2012.

On February 28, 2012 the Company amended the terms of  $85,500 in existing principal indebtedness as well as 3,710  of interest accrued but unpaid to be as follows:

The aggregate indebtedness of $89,210 shall bear simple interest, be payable upon demand of the holder, and be convertible into the common shares of the company at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg. The amendment of the note amounted in a beneficial conversion feature of $59,473 which was fully amortized by February 29, 2012.

On April 16, 2012 the Company issued a convertible promissory note in the amount of $42,500 which was received April 21, 2012. The note bears an interest rate of eight percent (8%), matures on January 18, 2013. and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a fifty two percent (52%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date. The issuance of the note amounted in a beneficial conversion feature of $11,805 which is amortized under the Interest Method.

NOTE 10. NON VOTING CONVERTIBLE PREFERRED STOCK

On March 27, 2012 the company issued to Southridge 75,000 shares of its nonvoting convertible preferred stock to Southridge in accordance with the terms of an Equity Purchase Agreement entered into by and between the Company and Southridge which was terminated at the Company’s option on June 1, 2012 (“February Purchase Agreement”).

Non Voting Convertible Preferred Stock is convertible at the option of the holder into shares of the Company’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding written receipt by the Company of the holder’s intent to convert.

“CLOSING PRICE" shall mean the closing bid price for the Company’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the Company’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

The issuance of 75,000 shares of the Company’s nonvoting convertible preferred stock to Southridge resulted in recognition of a beneficial conversion feature in the amount of $32,142. Accordingly, the Company recorded a deemed dividend on the 75,000 shares of the Company’s nonvoting convertible preferred stock of $32,142.

NOTE 11. DIVIDEND OF SERIES B PREFERRED SHARES

On March 6, 2012 a dividend of 3, 201,397 shares of Series B Preferred Stock was paid to the Company’s common shareholders of record as of February 21, 2012.

NOTE 12. STOCKHOLDERS EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of May 31, 2012:

Common Stock:

$0.001 par value, 1,000,000,000 shares authorized 200,117,287 shares issued and outstanding as of May 31, 2012.

Preferred Stock:

$0.001 par value 5,000,000 shares authorized of 100,000 shares authorized is authorized as Series AA Preferred Stock , $001 par value of which 5,000 shares are issued and outstanding  as of  February 29, 2012  and 4,400,000 is authorized as Series B Preferred Stock of which 3, 201,397  shares are issued and outstanding as of May 31, 2012. .

Non Voting Convertible Preferred Stock having a $1.00 par value:

200,000 shares authorized of which 75, 000 shares are issued and outstanding as of May 31, 2102.

Non Voting Convertible Preferred Stock shall convert at the option of the holder into shares of the corporation’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding written receipt by the corporation of the holder’s intent to convert.

“CLOSING PRICE" shall mean the closing bid price for the corporation’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the corporation’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

NOTE 13. STOCK TRANSACTIONS

(For the Quarter ended May 31, 2012)

On March 7, 2012 the Company issued 2,322,695 shares of common stock in satisfaction of $32,750 of Convertible Notes Payable.

On March 14, 2012 the Company issued 3,000,000 shares of its common stock to the order of Capital Path Securities LLC for acting as the Company’s exclusive advisor and placement agent in connection with the February Equity Purchase Agreement and Registration Rights Agreement.

On March 21, 2012 the Company issued 1,886,195 shares of common stock in satisfaction of $25,200 of Convertible Notes Payable.

On March 26, 2012 the Company issued 3,017,502 shares of common stock in satisfaction of $23,150 of Convertible Notes Payable.

On March 27, 2012 the Company issued 75,000 shares of its nonvoting convertible preferred stock to Southridge in accordance with the terms of the February Purchase Agreement.

On April 2, 2012 the Company issued 1,675,111 shares of common stock in satisfaction of $7,538 of Convertible Notes Payable.

On April 3, 2012 the Company issued 1,590, 909 shares of common stock in satisfaction of $7,000 of Convertible Notes Payable.

On April 3, 2012 the Company issued 50,000,000 shares of common stock to David R. Koos as a restricted stock award (“Bonus Shares”).

David Koos may not offer to sell, sell, transfer, pledge or otherwise dispose of the Bonus Shares prior to April 2, 2017 (“Restricted Period”).

In the event that, prior to the expiration of the Restricted Period, David Koos voluntarily ceases to be employed at the Company or is terminated for cause the Shares shall be forfeited.

On April 3, 2012 the Company issued 27,000,000 shares of common stock to seven employees as a restricted stock award (“Bonus Shares”).

No employee may offer to sell, sell, transfer, pledge or otherwise dispose of the Bonus Shares prior to April 2, 2017 (“Restricted Period”).

In the event that, prior to the expiration of the Restricted Period, any employee voluntarily ceases to be employed at the Company or is terminated for cause his or her Shares shall be forfeited.

On April 3, 2012 the Company issued 15,000,000 shares of common stock to a consultant as a restricted stock award (“Bonus Shares”).

The recipient may not offer to sell, sell, transfer, pledge or otherwise dispose of the Shares prior to April 2, 2017 (“Restricted Period”).

In the event that, prior to the expiration of the Restricted Period,   the recipient   declines to provide if requested to provide, or is unable to provide if requested to provide,  consulting services to the Company of a nature that have been  customarily  provided by the recipient  to the Company the  Shares shall be forfeited.

On April 10, 2012 the Company issued 2,777,778 shares of common stock in satisfaction of $3,500 of Convertible Notes Payable and $1,500 in accrued interest on Convertible Notes Payable.

On April 11, 2012 the Company issued 3,611,111 shares of common stock in satisfaction of $6,500 of Convertible Notes Payable.

On April 11, 2012 the Company issued 2,306, 275 shares of common stock in accordance with an agreement by the Company on February 27, 2012 to modify the terms of $89,210 of aggregate indebtedness held by Southridge. (“Aggregate Southridge Indebtedness”)

The Aggregate Southridge Indebtedness is  convertible at Southridge’s option at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Southridge’s brokerage account and confirmation has been received that Southridge may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares shall be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price (“Bonus Shares”). The company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.  The Shares issued on April 11, 2012 were Bonus Shares.

On April 12, 2012 the Company issued 4,722,222 shares of common stock in satisfaction of $8,500 of Convertible Notes Payable.

On April 13, 2012 the Company issued 8,250,000 shares of common stock in satisfaction of $14,850 of Convertible Notes Payable.

On April 13, 2012 the Company issued 2,430,753 shares of common stock to Southridge as Bonus Shares.

On April 16, 2012 the Company issued 11,250,000 shares of common stock in satisfaction of $18,000 of Convertible Notes Payable.

On April 18, 2012 the Company issued 2,125,000 shares of common stock in satisfaction of $2,000 of Convertible Notes Payable and $1,400 of accrued interest on Convertible Notes Payable.

On April 19, 2012 the Company issued 2,724,968 shares of common stock in satisfaction of $4,300 of Convertible Notes Payable.

On April 24, 2012 the Company issued 4,005,787 shares of common stock in satisfaction of $6,922 of Convertible Notes Payable.

On May 1, 2012 the Company issued 8,000,000 shares of common stock in satisfaction of $12,000 of Convertible Notes Payable.

On May 3, 2012 the Company issued 7,142, 857 shares of common stock in satisfaction of $10,000 of Convertible Notes Payable.

On May 7, 2012 the Company issued 6,250,000 shares of common stock in satisfaction of $10,000 of Convertible Notes Payable.

On May 9, 2012 the Company issued 1,800,000 shares of common stock in satisfaction of $500 of principal indebtedness of and $1,300 of accrued interest on Convertible Notes Payable.

NOTE 14. SUBSEQUENT EVENTS.

On June 19, the Company satisfied $37,500 in outstanding convertible indebtedness by making payment to the Holder in the amount of $57,647.

Between June 15 and June 20, 2012 the Company amended the terms of $102,349 in existing principal indebtedness as follows:

The aggregate indebtedness of $102,349  shall be payable upon demand of the holder, and be convertible into the common shares of the company at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg.

On June 18, 2012 the company issued 15,873,016 common shares in satisfaction of $60,000 of Convertible Notes Payable.

On June 20, 2012 the Company issued 3,181,124 common shares in satisfaction of $15,842 of Convertible Notes Payable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders

Entest BioMedical, Inc.

I have audited the accompanying consolidated balance sheet of Entest BioMedical, Inc. as of August 31, 2011 and 2010 and the related statements of operations, stockholders’ equity and cash flows for the years ended August 31, 2011 and 2010, and for the period from inception (August 22, 2008) to August 31, 2011. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

Except as discussed in the following paragraph, I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but do not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Entest BioMedical, Inc. as of August 31, 2011 and 2010 and the results of its operations and changes in stockholders equity and cash flows for the years ended August 31, 2011 and 2010, and the period from inception (August 22, 2008) to August 31, 2011 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company is a going concern.  As discussed in Note 4 to the financial statements, the Company has not generated income and has accumulated losses.  This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 8.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/ s /John Kinross-Kennedy

John Kinross-Kennedy

Certified Public Accountant

Irvine, California

October 31, 2011

Entest Biomedical, Inc.
(A Development Stage Company)
Consolidated Balance Sheet
As of August 31, 2011 and 2010
	2011	2010
ASSETS
Current Assets
Cash	$43,901	$206
Trade accounts receivable, less allowance for uncollectible accounts
of $0 and $0 at August 31, 2010 and August 31, 2011, respectively	3,135	-
Inventory	7,986	-
Current Portion of Prepaid Expenses	62,200	54,200
Employee Receivable	4,349	1,396
Total Current Assets	121,571	55,802

Property & Equipment (Net of Accumulated Depreciation)	17,293	-
Goodwill	405,000	-
Intangible Assets (Net of Accumulated Amortization)	1,828	-

Long Term Assets
Non Current Portion of Prepaid Expenses	10,300	28,400
Non Current Portion of Deposits		1,059
Total Long Term Assets	10,300	29,459

TOTAL ASSETS	$555,992	$85,261

LIABILITES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$27,564	$21,342
Notes Payable	159,911	156,566
Convertible notes payable, net of discount	42,430	-
Due to Affiliate /Other	8,000	-
Accrued Expenses	67,206	128,095
Total Current Liabilities	305,111	306,003

Long Term Liabilities
Notes Payable	79,143	-
Total Long Term Liabilities	79,143	-

TOTAL LIABILITIES	384,254	306,003

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value, 70,000,000 shares
authorized, 17,553,040 and 20,840,501 shares issued and
outstanding as of August 31, 2010 and August 31, 2011	20,838	17,553
Preferred Stock , $0.001 par value 5,000,000 shares authorized,
0 shares issued and outstanding as of August 31, 2011 and 2010	-	-
Series AA Preferred Stock , $0.001 par value 100,000 shares authorized,	5	-
0 shares issued and outstanding at August 31, 2010 and 5,000 shares as of August 31, 2011
Additional Paid in Capital	1,619,330	537,415
Contributed Capital	274,162	15,104
Accumulated Deficit	(1,742,597)	(790,814)

Total Stockholders' Equity	171,738	(220,742)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$555,992	$85,261

The Accompanying Notes are an Integral Part of these Financial Statements

Entest BioMedical, Inc.
(A Development Stage Company)
Consolidated Statement of Operations

			Period from
			Inception
			(Aug. 22, 2008)
	Year ended	Year ended	through
	August 31,	August 31,	August 31,
	2011	2010	2011
REVENUES
Total Revenues	$349,141	$-	$349,141
TOTAL REVENUE	349,141		349,141

Cost of Revenue	89,405	-	89,405
GROSS PROFIT	259,736	-	259,736

COSTS AND EXPENSES
Research and Development	109,063	20,933	139,996
Rent Costs	108,596	49,200	165,996
General and Administrative	793,609	421,213	1,242,059
Incorporation Costs			408
Consultant's Expenses	159,518	46,470	405,988
Miscellaneous Expenses			78
Total Costs and Expenses	1,170,786	537,816	1,954,525

OPERATING LOSS	(911,050)	(537,816)	(1,694,789)

OTHER INCOME AND EXPENSE

Other Income	99		99
Interest Expense	(24,404)	(7,075)	(31,479)
Interest Expense attributable to
amortization of discount	(16,428)		(16,428)
	(40,733)	(7,075)	(47,808)

LOSS BEFORE INCOME TAXES	(951,783)	(544,891)	(1,742,597)
Income Taxes

NET INCOME (LOSS)	$(951,783)	$(544,891)	$(1,742,597)

BASIC AND DILUTED EARNINGS
(LOSS) PER SHARE	(0.048)	(0.031)

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING	19,895,368	17,540,420

The Accompanying Notes are an Integral Part of these Financial Statements

Entest BioMedical, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity
From August 22, 2008 (Inception) through August 31, 2011

							Accumulated
							Deficit
			Series AA		Additional	Contrib-	during the
	Common		Preferred		Paid-in	uted	Development
	Shares	Amount	Shares	Amount	Capital	Capital	Stage	Total

Beginning balances Aug. 22, 2008	-	$-			$-	$-	$-	$-
Shares issued to parent	1,500	408						408
Net Loss August 22, 2008
through August 31, 2008							(408)	(408)

Balances August 31, 2008	1,500	$408			$-	$-	$(408)	$-
Recapitalization in connection with
reverse acquisition	(1,500)	(408)			408	-	-	-
	10,000,000	10,000			(10,000)	-	-	-
Common Shares issued in Reverse
Acquisition	4,000,000	4,000			(4,000)	-	-	-
Increases in Contributed Capital	-	-			-	485	-	485
Common Shares issued for Cash	1,000,000	1,000			99,000	-	-	100,000
Restricted Stock Award issued to
employee	2,000,000	2,000			(2,000)	-	-	-
Restricted Stock Award
compensation expense for the
year ended August 31, 2009	-	-			24,725	-	-	24,725
Common Stock issued to
consultant	50,000	50			199,950	-	-	200,000
Net Loss year ended Aug. 31, 2009							(245,515)	(245,515)

Balances August 31, 2009	17,050,000	$17,050			$308,083	$485	$(245,923)	$79,695
Common Shares issued for Cash	500,000	500			49,500	-	-	50,000
Restricted Stock Award
compensation expense for the
3 months ended Nov. 30, 2009	-	-			98,916	-	-	98,916
Common Stock as Compensation	3,040	3			4,557	-	-	4,560
Increases in Contributed Capital	-	-			-	4,263	-	4,263
Restricted Stock Award
compensation expense for the
3 months ended February 28, 2010	-	-			76,359	-	-	76,359
Increases in Contributed Capital	-	-			-	10,356	-	10,356
Net Loss year ended Aug. 31, 2010	-	-			-	-	(544,891)	(544,891)

Balances, August 31, 2010	17,553,040	$17,553			$537,415	$15,104	$(790,814)	$(220,742)
Common Shares issued for Cash	2,217,600	2,217			215,383	-	-	217,600
Common Shares issued for Debt	781,712	780			340,387	-	-	341,167
Common Shares issued to Consultants	74,383	74			121,967	-	-	122,041
Common Stock issued to employees	163,766	164			303,235	-	-	303,399
Restricted Stock Awards issued to employee	50,000	50			(50)	-	-	-
Restricted Stock Award Compensation
expense recognized	-	-			10,000	-	-	10,000
Discount on Convertible Debt recognized	-	-			88,998	-	-	88,998
Increases in Contributed capital	-	-			-	259,058	-	259,058
Preferred Stock issued for Accrued compensation			5,000	5	1,995			2,000
Net Loss Year ended August 31, 2011							(951,783)	(951,783)

Balances, August 31, 2011	20,840,501	$20,838	5,000	$ 5	$1,619,330	$274,162	$(1,742,597)	$171,738

The Accompanying Notes are an Integral Part of these Financial Statements

Entest BioMedical, Inc.
(A Development Stage Company)
Consolidated Statement of Cash Flows

			Period from
			Inception
			(Aug. 22, 2008)
	Year ended	Year ended	through
	August 31,	August 31,	August 31,
	2011	2010	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(951,783)	$(544,891)	$(1,742,597)
(Increase) Decrease in Trade Accounts Receivable	(3,135)		(3,135)
(Increase) Decrease in Inventory	(7,986)		(7,986)
(Increase) Decrease in Employee Receivable	(2,953)	(1,396)	(4,349)
Increase (Decrease) in Accounts Payable	6,222		27,567
(Increase) Decrease in Prepaid Expenses	10,100	18,990	(72,500)
(Increase) Decrease in Deposits	1,059	(800)	-
Increase (Decrease) in Accrued Expenses	(60,889)	(1,059)	67,205
Stock issued as Compensation to Employees	362	128,094	204,923
Stock issued to Prepay Expenses		179,836
Stock issued as Compensation to Consultants	19		200,019
Net Cash Provided by (Used in) Operating Activities	(1,008,984)	(221,226)	(1,330,853)

CASH FLOWS FROM FINANCING ACTIVITIES
(Increase) Decrease in Property and equip. additions (net)	(17,293)		(17,293)
(Increase) Decrease in Goodwill from acquisition	(405,000)		(405,000)
(Increase) Decrease in Intangible Assets (net)	(1,828)		(1,828)
Increase (Decrease) in Common stock issued for cash	2,217	500	3,717
Increase (Decrease) in Common stock issued for expenses	55		55
Increase (Decrease) in Due to Affiliate/Other	8,000		8,000
Increase (Decrease) in Due to Shareholder
Increase (Decrease) in Notes Payable	124,918	156,567	281,485
Stock issued in Payment of Debt	780		780
Increase (Decrease) in Contributed Capital	259,058	14,618	274,161
Increase (Decrease) in Additional paid in Capital	1,081,772	49,500	1,230,680
Net Cash Provided by Financing Activities	1,052,679	221,185	1,374,757

Net Increase in Cash	43,695	(41)	43,901

Cash at Beginning of Period	206	250	-

Cash at End of Period	$43,901	$209	$43,901

The Accompanying Notes are an Integral Part of these Financial Statements

Entest BioMedical, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

As of August 31, 2011

NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

Entest BioMedical Inc. (the “Company”) was incorporated in the State of Nevada on September 24, 2008 as JB Clothing Corporation.  Until July 10, 2009, the Company’s principal business objective was the offering of active/leisure fashion design clothing.

On July 10, 2009 the Company abandoned its efforts in the field of active/leisure fashion design clothing when it acquired 100% of the share capital of Entest BioMedical, Inc., a California corporation, (“Entest CA”).

The Company’s current business consists of the development and commercialization of immunotherapeutic therapies for the veterinary market as well as the acquisition and operation of veterinary hospitals.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted an August 31 fiscal  year-end.

B. PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of  Entest CA, the Company’s wholly owned subsidiary. Significant inter-company transactions have been eliminated.

C. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D. DEVELOPMENT STAGE

The Company is a development stage company that devotes substantially all of its efforts in the development of its business.

E. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

F. PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures that enhance the value of property and equipment are capitalized.

G. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  A fair value hierarchy requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities

Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities;  quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s financial instruments as of August 31, 2011 consisted of $159,911 of Notes Payable, $42,430 of Convertible Notes payable (net of discount), $8,000 due to TheraCyte, Inc, and $4,349 of Employee Receivables.  The fair value of all of the Company’s financial instruments as of September 30, 2010 were valued according to the Level 2 input. The carrying amount  of the financial instruments is equal to the fair value as determined by the Company

H. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of August 31, 2011 and 2010, the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

I.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

NOTE 3.  RECENT ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

 In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January 2010, the FASB issued ASU No. 2010-01, amends SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on consolidated its financial statements.

In June 2009, the FASB issued new guidance which is now part of ASC 105-10 (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles). ASC 105-10 replaces FASB Statement No. 162, "The Hierarchy of Generally Accepted Accounting Principles", and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles. ASC 105-10 is effective for interim and annual periods ending after September 15, 2009. The adoption of ASC 105-10 did not have a material impact on the Company’s financial statements.

In June 2009, the FASB amended ASC 810 (formerly Statement of Financial Accounting Standards No.167, Amendments to FASB Interpretation No. 46(R)).  The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity.  ASC 810 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt ASC 810 in fiscal 2010. The Company does not expect that the adoption of ASC 810 will have a material impact on its financial statements.

In June 2009, the FASB amended ASC 860, (formerly SFAS No. 166, Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140).  ASC 860 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. ASC 860 is effective for fiscal years beginning after November 15, 2009. The Company will adopt ASC 860 in fiscal 2010. The Company does not expect that the adoption of ASC 860 will have a material impact on its financial statements.

In May 2009, the FASB issued new guidance for accounting for subsequent events.  The new guidance, which is now part of ASC 855-10, Subsequent Events (formerly, SFAS No. 165, Subsequent Events) is consistent with existing auditing standards in defining subsequent events as events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued, but it also requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The new guidance defines two types of subsequent events: “recognized subsequent events” and “non-recognized subsequent events.” Recognized subsequent events provide additional evidence about conditions that existed at the balance sheet date and must be reflected in the Company’s financial statements.  Non-recognized subsequent events provide evidence about conditions that arose after the balance sheet date and are not reflected in the financial statements of a company.  Certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading.  The new guidance was effective on a prospective basis for interim or annual periods ending after June 15, 2009.  The Company adopted the provisions of ASC 855-10 as required.

NOTE 4.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $1,742,597 during the period from August 22, 2008 (inception) through August 31, 2011. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by obtaining governmental and nongovernmental grants as well as offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings. Management can give no assurance that any governmental or nongovernmental grant will be obtained by the Company despite the Company’s best efforts. Management also plans to acquire one or more operating veterinary clinics in order to generate cash flow to fund research and development. Management can give no assurance that any such clinics can be acquired on terms favorable to the Company, if at all, and if acquired whether such clinics would generate cash flow sufficient to fund the Company’s operations. Management has raised $332,500 in the twelve months ended August 31, 2011through the sale of the Company’s securities.

NOTE 5.  NOTES PAYABLE (Current Liability)

Notes Payable (Current Liability)

	2011	2010

Bombardier Pacific Ventures (Note 7)		80,471
Bio-Technology Partners Business Trust	92,050	28,150
Officer Loans (Note 7)	28,961	47,945
Venture Bridge Advisors	29,000	0
Current portion of amounts to be paid on
behalf of Gregory McDonald and Pet Pointers, Inc. (Note 9 )	9,910	0

8% Convertible Notes Payable (net of unamortized beneficial
conversion feature) (Note 12)	42,430	0

Accrued Interest Bombardier Pacific Ventures (Note 7)	1,228	5,128
Accrued Interest Bio Technology Partners Business Trust	4087	161
Accrued Interest Officer Loans (Note 7)	2,793	1,785
Accrued Interest Venture Bridge Advisors	868
Accrued Interest Convertible Notes (Note 12)	1,371	0

Both of Bio Technology Partners Business Trust and Venture Bridge Advisors have provided lines of credit to the Company in the amount of $200,000 each or so much thereof as may be disbursed to, or for the benefit of the Company by Lender in Lender's sole and absolute discretion. The unpaid principal of these lines of credit bear simple interest at the rate of ten percent per annum. Interest is calculated based on the principal balance as may be adjusted from time to time to reflect additional advances or payments made hereunder. Principal balance and accrued interest shall become due and payable in whole or in part at the demand of the Lender.

NOTE 6.  NOTES PAYABLE (Long Term Liability)

	2011	2010
Non Current portion of amounts to be paid on
behalf of Gregory McDonald and Pet Pointers, Inc. (Note 9)	79,143	0

NOTE 7.  RELATED PARTY TRANSACTIONS

Between September 1, 2010 and August 31, 2011, Bombardier Pacific Ventures (“Bombardier”), a company controlled by David R. Koos who is the Company’s Chief Executive Officer, made loans to the Company totaling $7,438. These loans are due and payable at the demand of Bombardier and bear simple interest at a rate of 15% per annum.

Between September 1, 2010 and August 31, 2011, David R. Koos personally made loans to the Company totaling $114,561. These loans are due and payable at the demand of David R. Koos and bear simple interest at a rate of 15% per annum.

As of August 31, 2011 the Company remains indebted to Bombardier in the amount of $1,281 consisting of interest accrued and unpaid on the Bombardier loans.

As of August 31, 2011 the Company remains indebted to David R. Koos in the amount of $31,756 consisting of the remaining principal amount of the Koos Loans ($28,963) plus interest accrued but unpaid on the Koos loans ($2,793).

On June 15, 2009 the Company entered into an agreement with Bio Matrix Scientific Group, Inc. (“BMSN”), a significant shareholder of the Company, whereby the Company has agreed to sublease approximately 3,000 square feet of office space from BMSN for a term of 3 years for consideration consisting of monthly rental payments of $4,100 per month.  Beginning October 2010 the Company has been paying rental expenses directly to the owner of the subleased space and is currently carrying a balance of $59,500 of rental expenses prepaid to BMSN.

On April 4, 2011, the Company issued 600,000 shares of common stock to David Koos, CEO, in lieu of outstanding loans to Mr. Koos and to Bombardier, a company controlled by Mr. Koos. The loan balances and accrued interest were paid in the amount of $251,178.

On June 9, 2011, the Company issued 5,000 shares of Series AA Preferred Stock to David Koos, the Company’s CEO as payment of Accrued Salary in the amount of $2,000.

NOTE 8.  ACQUISITION OF ENTEST CA

On July 10, 2009 the Company acquired 100% of Entest CA, a California corporation and wholly owned subsidiary of the Company, from BMSN for consideration consisting of (a) the issuance to BMSN of 10,000,000 newly issued common shares of Entest and (b) the return by Mr. Rick Plote of 10,000,000 shares of Entest’s common stock previously issued to him by Entest for cancellation.

NOTE 9.  ACQUISITION OF THE ASSETS OF PET POINTERS, INC.

On January 4, 2011Entest CA acquired from Pet Pointers, Inc., a California corporation doing business as McDonald Animal Hospital (“Seller”), and Dr. Gregory McDonald DVM (“McDonald”) all the goodwill from McDonald and assets of Seller except cash and accounts receivables used in connection with the operation of a veterinary medical clinic located at 225 S. Milpas Street, Santa Barbara, CA 93103 (the "Business").

Consideration for the acquisition consisted of:

   I. $70,000 in cash

   II. $210,000 of the Company’s  common shares valued at the closing price per share as of January 4, 2011

   III. Payment of no more than $78,000 to a creditor of the Seller to be paid in monthly installments of $1,500 per month

   IV. Payment of no more than $25,000 to additional creditors of the Seller to be paid in monthly installments of $825 per month

   V. Payment of $50,000 to McDonald on the first business day of the fourth month following the closing of the acquisition (“Closing”)

The Company is  also obligated  to make payment to McDonald of that number of shares of common stock of the Company’s common stock valued at the closing bid price of the trading day immediately prior to issuance which shall equal $70,000 upon completion of the first calendar year during the Employment Period (as such period is defined in the employment agreement entered into between McDonald and Entest CA dated December 31, 2010) in which the Business generates gross sales in excess of $700,000.

NOTE 10.  INCOME TAXES

As of August 31, 2011

Deferred tax assets:
Net operating tax carry forwards	$614,685
Other	-0-
Gross deferred tax assets	614,685
Valuation allowance	(614,685)

Net deferred tax assets	$-0-

As of  May 31, 2011 the Company has a Deferred Tax Asset of $613,441 completely attributable to net operating loss carry forwards of approximately $1,756,244 (which expire 20 years from the date the loss was incurred) consisting of:

(a)	$ 13,647 of Net Operating Loss carry forwards acquired in the reverse acquisition of Entest BioMedical, Inc, a California corporation, and
(b)	$ 1,752,293 of Net Operating Loss carry forwards attributable to Entest BioMedical, Inc.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized. In addition, the reverse acquisition in which Entest BioMedical, Inc. was involved in 2009 has resulted in a change of control.  Internal Revenue Code Sec 382 limits the amount of income that may be offset by net operating loss (NOL) carryovers after an ownership change. As a result, the Company has recorded a valuation allowance reducing all deferred tax assets to $ -0-.

NOTE 11.  COMMITMENTS AND CONTINGENCIES

On June 15, 2009, the Company entered into an agreement with BMSN  whereby the Company has agreed to sublease approximately 3,000 square feet of office space from BMSN for 36 months commencing on June 30, 2009 and ending on June 30, 2012 for consideration consisting of monthly rental payments of $4,100 per month. the Company. currently pays monthly rent of $4,176 directly to the owner of the property  for the term indicated.

This property is utilized as office space. The Company believes that the foregoing property is adequate to meet its current needs. While it is anticipated that the Company will require access to laboratory facilities in the future, the Company believes that access to such facilities are available from a variety of sources.

On January 4, 2011, as part of the asset purchase agreement with the Company and Gregory McDonald / Pet Pointers, Inc., the Company pays on behalf of Gregory McDonald and Pet Pointers monthly rent of $7,320 (which adjusts to $7,576 in July, 2011) to Anthony Marinelli for the terms indicated in the Gregory McDonald / Pet Pointers lease.  These payments are not obligations of the Company but, are payments the Company agreed to make on behalf of Gregory McDonald and Pet Pointers as part of the Asset Purchase Agreement.

On January 4, 2011, as part of the asset purchase agreement with the Company and Gregory McDonald on behalf of Pet Pointers, Inc., the Company pays on behalf of Gregory McDonald and Pet Pointers monthly payments of $1,500 to Anthony and Judi Marinelli towards the extinguishment of a total note of $78,000. These payments are payments the Company agreed to make on behalf of Gregory McDonald and Pet Pointers.

On January 4, 2011, as part of the asset purchase agreement with the Company and Gregory McDonald on behalf of Pet Pointers, Inc., the Company pays on behalf of Gregory McDonald and Pet Pointers an installment agreement due to the Franchise Tax Board in the amount of $11,405 with monthly payments of $400. These payments, are payments the Company agreed to make on behalf of Gregory McDonald and Pet Pointers.

On January 4, 2011, as part of the asset purchase agreement with the Company and Gregory McDonald on behalf of Pet Pointers, Inc., the Company pays on behalf of Gregory McDonald and Pet Pointers an installment agreement due to the Internal Revenue Service in the amount of $13,595 with monthly payments of $425. These payments are payments the Company agreed to make on behalf of Gregory McDonald and Pet Pointers.

On February 3, 2011, a Complaint (“Complaint”) was filed in the U.S. District Court Middle District of the State of Pennsylvania against the Company, the Company’s Chairman and BMSN. by 18KT.TV LLC (“Plaintiffs”) seeking to recover general damages from the Company. in excess of $125,000. The Complaint alleges breach of contract and unjust enrichment relating to an investor relations contract executed by the Company and Craig Fischer (on behalf of 18KT.TV LLC). The Complaint also seeks similar damages from BMSN. and $50,000 in damages from David Koos (Chairman & CEO of both the Company  and BMSN.). The Company believes that the allegations in the complaint are without merit and intends to vigorously defend its interests in this matter. At this time, it is not possible to predict the ultimate outcome of these matters.

There were no other legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

Commitments

	2011	2012	2013	2014	2015
Office lease	$50,112	$25,056	$-	$-	$-
Veterinary clinic lease	89,376	45,456	-	-	-
Marinelli Note	18,000	18,000	18,000	18,000	18,000
IRS installment agreement	5,100	5,100	5,100	5,100	5,100
FTB installment agreement	4,800	4,800	4,800	4,800	4,800
TOTAL	$167,388	$98,412	$27,900	$27,900	$27,900

NOTE 12.  CONVERTIBLE NOTES

On May 20, 2011, the Company issued a  convertible promissory  note in the amount of $42,500 which was received May 26, 2011. The note bears an interest rate of eight percent (8%), matures on February 23, 2012 and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a forty two percent (42%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date. The issuance of the note amounted in a beneficial conversion feature of $16,398  which  is  amortized under the Interest Method.

On July 5, 2011, the Company issued a convertible promissory note  (the “Second Note”) in the principal amount of $ $37,500. The Second Note, which matures April 11, 2012, bears interest at the rate of 8% per annum. At any time after 180 days from the execution of the Second Note, the Second Note is convertible into shares of the Company’s common stock at the election of Asher at a conversion price equal to a 45% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. The issuance of the note amounted in a beneficial conversion feature of $37,500  which  is  amortized under the Interest Method.

On August 29, 2011, the Company issued a convertible promissory note (the “Third  Note”) in the principal amount of $ $35,000. The Third Note, which matures May 25, 2012, bears interest at the rate of 8% per annum. At any time after 180 days from the execution of the Third Note, the Third Note is convertible into shares of the Company’s common stock at the election of Asher at a conversion price equal to a 45% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. The issuance of the note amounted in a beneficial conversion feature of $35,000  which  is  amortized under the Interest Method

NOTE 13.  STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of  August 31, 2011:

Common Stock:

$0.001 par value, 70,000,000 shares authorized 20,840,501 shares issued and outstanding as of May 31, 2011.

Preferred Stock:

$0.001 par value 5,000,000 shares authorized of 100,000 shares authorized is authorized as Series AA Preferred Stock , $001 par value of which 5,000 shares are issued and outstanding  as of August 31,  2011.

NOTE 14.  STOCK TRANSACTIONS

In the twelve months ended May 31, 2011, the Company:

On October 12, 2010, the Company issued 2,000,000 shares of common stock at five cents per share, realizing $100,000.

On November 16, 2010, the Company made a Stock Award of 45,000 common shares for services.  An expense of $53,100 was recorded.

On November 30, 2010, the Company made a  Stock Award of 10,000 common shares for services. An expense of $9,300 was recorded.

On January 3, 2011, the Company issued 38,712 shares of common stock in satisfaction of $39,989 owed by the Company.

On January 3, 2011, the Company issued 3,000 shares of common stock to employees as consideration for services rendered. An expense of $5,640 was recorded.

On January 3, 2011, the Company issued 10,000 shares of common stock to employees as consideration for services rendered. An expense of $18,800 was recorded.

On January 3, 2011, the Company issued 25,000 shares of common stock to its CFO as consideration for services rendered. An expense of $47,000 was recorded.

On January 4, 2011, the Company issued 9,383 shares to a consultant for broker fees. An expense of $17,640 was recognized as part of the purchase agreement with Pet Pointers, Inc.

On January 14, 2011, the Company issued 102,766 shares of common stock as part of the purchase agreement with Pet Pointers, Inc. An expense of $193,200 was recognized.

On January 26, 2011, the Company sold 200,000 common shares at fifty cents per share, realizing $100,000.

On February 4, 2011, the Company issued 10,000 shares of common stock to a consultant for services. An expense of $42,000 was recorded.

On February 4, 2011, the Company issued 5,000 common shares to an employee. An expense of $21,000 was recorded.

On March 25, 2011, the Company issued 7,000 shares of common stock to multiple employees as bonuses. The expense of $15,330 was recorded.

On April 1, 2011, the Company issued 50,000 shares of restricted stock to Tammy Reynolds, the Company’s CFO as consideration for completion of her first year’s employment agreement. Of this amount, 10,000 shares vested as of  April 1, 2011 and an expense in the amount of $10,000 was recognized. The remaining 40,000 are forfeited pursuant to Ms. Reynolds terms of employment and are subject to cancellation.

On April 4, 2011, the Company issued 600,000 shares of common  stock to David Koos, CEO, in lieu of outstanding loans to Mr. Koos and to Bombardier, a company controlled by Mr. Koos. The loan balances and accrued interest were paid in the amount of $251,178.

On May 3, 2011, the Company issued 17,600 shares to Pet Pointers, Inc. in the purchase of their accounts receivable. An accounts receivable asset was booked in the amount of $17,600.

On June 9, 2011, the Company issued 5,000 shares of Series AA Preferred Stock to David Koos, the Company’s CEO as payment of Accrued Salary in the amount of $2,000.

On August 29, 2011,  the Company issued 143,000 common shares to Dr. Gregory McDonald in full satisfaction of $50,000 owed to Dr. McDonald.

On August 29, 2011 the Company issued 11,000 shares to an employee as consideration for services rendered valued at $3,268.

NOTE 15.  SUBSEQUENT EVENTS

On October 25, 2011, the Company issued a convertible promissory note in the amount of $32,500. The note bears an interest rate of eight percent (8%), matures on July 27, 2012 and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a fifty two percent (52%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date.

Events subsequent to August 31, 2011 have been evaluated through October 31, 2011, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For the Quarter and Nine  Months ended May 31, 2012 and May 31, 2011

As of May 31, 2012, we had Cash on Hand of $14,659 and as of August 31, 2011 we had Cash on Hand of $43,901.

The decrease in Cash on Hand of approximately 66 % is primarily attributable to cash expended by the Company in the course of operations.

As of May 31, 2012 we had Trade Accounts Receivable of $2,268 and as of August 31, 2011 we had Trade Accounts Receivable of $3,135.

The decrease in Trade Accounts Receivable of approximately 27% is attributable to successful collection of $867 of delinquent payments due from a client of the McDonald Animal Hospital.

As of May 31, 2012 we had Due from an Affiliate of $52,940 and as of August 31, 2011 we had Due from an Affiliate of $0.

The increase in Due from an Affiliate is attributable to the reclassification of $59,500 of rental expenses prepaid to a shareholder of the Company to a non interest bearing liability of the shareholder due at the demand of the Company as well as $240 in expenses paid by the Company for the benefit of the shareholder offset by a payment made to the company during the quarter ended may 31, 2012 of $6,800.

As of May 31, 2012 we had Prepaid Expenses of $13,000 and as of August 31, 2011 we had Prepaid Expenses of $72,500.

The decrease in Prepaid Expenses of approximately 82% is primarily attributable to the reclassification of $59,500 of rental expenses prepaid to a shareholder of the Company to a non interest bearing liability of the shareholder due at the demand of the Company.

As of May 31, 2012 we had Property & Equipment (Net of Accumulated Depreciation) of $10,905 and as of August 31, 2011 we had Property & Equipment (Net of Accumulated Depreciation) of $ 17,293.

The decrease in Property & Equipment (Net of Accumulated Depreciation) of approximately 39% was due to depreciation expense recognized over the course of nine months.

As of May 31, 2012 we had deposits of $661 and as of August 31, 2011 we had deposits of $0 he increase in deposits is attributable to $661 of deposits made to utility providers.

As of May 31, 2012, we had Intangible Assets (Net of Accumulated Amortization) of $1,246 and as of August 31, 2011 we had Intangible Assets (Net of Accumulated Amortization) of $1,828.

The decrease in Intangible Assets (Net of Accumulated Amortization) of approximately 31% is attributable to recognition of amortization over the course of nine months.

As of May 31, 2012 we had Accounts Payable of $67,194 and as of August 31, 2011 we had Accounts Payable of $27,564.

The increase in Accounts Payable of approximately 143% is primarily attributable to increases in outstanding obligations of the Company incurred in the course of business as well as the incurring  by the Company of $20,199 in payables pursuant to that  agreement entered into by and between the Company and Titterington Veterinary Services, Inc., Dr. Ronald Titterington and Dr. Kathy Snell.

As of May 31, 2012 we had Notes Payable of $273,604   and as of August 31, 2011 we had Notes Payable of $239,054.

The  increase  in  Notes Payable of approximately 14.5% is primarily attributable to the reclassification of $57,500 of accrued salary to Notes Payable as a result of assignment of the rights to that payment to a third party

As of May 31, 2012 we had Accrued Expenses of $90,319 and as of August 31, 2011 we had accrued expenses of $67,206.

The increase in accrued expenses of approximately 34% is primarily attributable to a net increase in $19,000 of salaries accrued but unpaid as well as an increase in interest expense accrued but unpaid.

As of May 31, 2012 we had Convertible Notes Payable (net of unamortized discount) of $62,483 and as of August 31, 2011 we had Convertible Notes Payable (net of unamortized discount) of $42,430.

The increase in Convertible Notes Payable (net of unamortized discount) of 47% is attributable to:

(a) $112,500 in convertible debt newly issued during the period

(b) $119,210  in liabilities reclassified as convertible debt during the period

(c) $187,518 in expenses attributable to amortization of beneficial conversion features

Offset by the satisfaction of $399,175 of convertible indebtedness through the issuance of common shares of the Company.

Material Changes in Results of Operations

Revenues were $101,476 for the three months ended May 31, 2012 and $110,455 for the three months ended May 31, 2011.  Net Losses were $378,380 for the three months ended May 31, 2012 and $191,570 for the three months ended May 31, 2011

The increase in Net Losses of approximately  97% is primarily attributable to:

(a)  Decrease in Total Revenue of $8,979

(b)  Increase in Consulting Expenses of $131,254

(c)  Increase of $15,308  in expenses incurred by the Company in connection with that  agreement entered into by and between the Company and Titterington Veterinary Services, Inc., Dr. Ronald Titterington and Dr. Kathy Snell

(d)  Increase of $19,405 of Interest Expense attributable to amortization of discount of beneficial conversion features.

(e)  Increase of $92,720 of  expenses incurred in connection with equity securities issued pursuant to contractual obligations

(f)  Increase of $2,258 of interest expenses

(g)  Decrease of $97 of other revenues.

Offset by:

(a)  Decrease in Cost of Revenue of $13,798

(b)  Decrease in expenses related to Research and Development of $11,144

(c)  Decrease in Rental Expenses of $10,500

(d)  Decrease in General and Administrative Expenses of $47,769

Decrease in Total Revenue of $8,979

The Decrease in Total Revenue of approximately 8% is primarily attributable to a  decrease in  demand for the Company’s services. During the quarter ended May 31, 2012 the Company’s veterinary hospital  performed  approximately 199 separate billable procedures as opposed to approximately 243  separate billable procedures performed during the quarter ended May 31 , 2011.

Increase in Consulting Expenses of $131,254

The Increase in consulting Expenses of approximately 387% is primarily attributable to $88,500 in placement agent fees paid to the order of CPS resulting from the issuance of 3,000,000 shares required pursuant to the terminated February Purchase Agreement  , a onetime fee of  $18,000 paid to an independent consultant as consideration for services rendered consisting of assistance in sourcing of veterinary supplies as well as recognition of Restricted Stock Award compensation expense for the quarter of $3,800.

Increase of $15,308  in expenses incurred by the Company in connection with that  agreement entered into by and between the Company and Titterington Veterinary Services, Inc., Dr. Ronald Titterington and Dr. Kathy Snell

On November 4, 2011 the Company entered into an agreement with Titterington Veterinary Services, Inc, Dr. Ronald Titterington,  DVM  and Dr. Kathy Snell, DVM to purchase to 97% of all revenue generated by a Emerald Valley Pet medical Center, a clinic owned and operated by  Titterington Veterinary Services, Inc over a period of seven years from the execution of the Agreement. Pursuant to the Agreement, the Company became obligated to directly pay or reimburse Titterington Veterinary Services, Inc for certain  expenses incurred by Emerald Valley Pet medical Center over that seven year term resulting in the company incurring $130,054 in expenses resulting from that agreement during the quarter ended February 29, 2012 .  Although this agreement was terminated on February 22, 2012, the Company recognized $15, 308 in expenses incurred by Emerald Valley Pet medical during the quarter ended may 31, 2012  which were connected to transactions which occurred prior February 22, 2012.  The Company has no further obligation to  pay or reimburse Titterington Veterinary Services, Inc for certain  expenses pursuant to the agreement.

Increase of $19,405 of Interest Expense attributable to amortization of discount of beneficial conversion features.

On May 20, 2011, the Company entered into a convertible note agreement with Asher Enterprises, Inc., in the amount of $42,500, proceeds from which were  received  on May 26, 2011, said convertible note being the only convertible note outstanding as of the end of the quarter ended May 31, 2011. Although a beneficial conversion feature of $16,398  was recognized as of May 26, 2011, interest Expense attributable to amortization of discount of beneficial conversion features was minimal for the quarter ended May 31, 2011.

Increase of $92,720 of  expenses incurred in connection with equity securities issued pursuant to contractual obligations

During the quarter ended May 3, 1 2012 the Company was required to issue to Southridge a total of 4,737,028 common  shares pursuant to resets on the conversion prices of $30,388 of the Aggregate Southridge Indebtedness previously converted resulting in recognition of an expense of $17,720. Also during the  quarter ended May 31 2012 the Company was required to issue 75,000 shares of Non Voting Convertible Preferred Stock to Southridge  pursuant to provisions in the terminated February Purchase Agreement resulting in the Company recognizing an expense of 75,000 for the quarter ended May 31, 2012.

Decrease in Cost of Revenue of $13,798

The decrease of 35% in Cost of Revenue for the quarter ended may 31, 2012 when compared to the quarter ended may 31, 2011 is primarily attributable to  lower expenses related to pharmaceuticals utilized by the Company’s veterinary hospital in the provision of veterinary services compared to May 31, 2011..

Decrease in expenses related to Research and Development of $11,144

No research and development expenses were incurred during the quarter ended May 31, 2012. During the quarter ended May 31,  2011 the company incurred  $11,144  in Research and Development expenses incurred in connection with the conducting of a ten dog safety study  for ImenVax.

Subjects for the safety study are recruited from the existing customer base of the McDonald Animal Hospital and ImenVax is administered to the subjects under the exemption provided by 9 CFR 107.1, which exempts a veterinary biologic from Federal regulation if the product was manufactured by veterinarians AND intended solely for use with their clients' animals under a veterinarian-client-patient (VCP) relationship. As such, the Company is limited to dogs who are currently under the care of the Company’s veterinary hospital, are suffering from oral melanoma, have been volunteered by their owners,  and meet all criteria established under the protocol developed with the company’s Contract Research Organization for the safety study. As such, there have been extended periods of time when there are no dogs available for testing for the safety study.

Decrease in Rental Expenses of $10,500

The decrease in rental expenses of approximately 30% is attributable in part to the agreement by the landlord of the Company’s veterinary  hospital to accept a reduced rental for the quarter as opposed to what had been paid during the quarter ended May 31, 2011. During the quarter ended may 31, 2011 the Company ,  rental expenses at the veterinary hospital totaled  $21,960 whereas the same expenses totaled $15,000 for the quarter ended May 31, 2012. In addition, the landlord of the Company’s . In addition, rental expenses at the Company’s primary office location for the quarter ended May 31, 2011 were reduced to $2,996 per month as opposed to $4,176 per month from the quarter ended May 31, 2011 as a result of the Company relocating to a less expensive office within the same building.

Decrease in General and Administrative Expenses of $47,769

During the quarter ended  May 31, 2012 the company incurred General and Administrative Expenses of $130,370  as compared to General and Administrative Expenses of $178,139  incurred during the quarter ended  May 31, 2011. This represents a decrease of 27% when comparing the quarter ended  May 31, 2012 to the quarter ended May 31 , 2011.

This 27% decrease is primarily attributable to lower employee compensation expenses resulting from the departure of the company’s CFO, the payment by the company of additional compensation to certain employees in the form of common stock during the quarter ended May 31, 2011, and the departure of the former practice manager at the McDonald Animal Hospital whose duties have been assumed by an employee at a lower salary. Employee compensation expenses for the quarter ended May 31 , 2011 totaled  $134,421 as opposed to $72,043 for the quarter ended May 31 ,2012.

Revenues were $313,673 for the nine months ended May 31, 2012 and $195,258 for the nine months ended May 31, 2011.  Net Losses were $1,461,035 for the nine months ended May 31, 2012 and $776,567 for the nine months ended May 31, 2011

The increase in Net Losses of approximately 88% is primarily attributable to:

(a)  Increase in Cost of Revenue of  $20,566

(b)  Increase in Rent Costs of $28,716

(c)  Increase in Consulting Expenses of $197,815

(d)  Increase of $187,518 of Interest Expense attributable to amortization of discount of beneficial conversion features

(e)  Recognition of a Loss on Impairment of Intangible Assets of $683,333 resulting from the termination of that  agreement entered into by and between the Company and Titterington Veterinary Services, Inc., Dr. Ronald Titterington and Dr. Kathy Snell

(f)  The incurring  of  $145,362  in expenses  resulting from that  agreement entered into by and between the Company and Titterington Veterinary Services, Inc., Dr. Ronald Titterington and Dr. Kathy Snell

Offset by:

(a)  Increase in Total Revenue of $118,415

(b)  Decrease in expenses related to Research and Development of $99,134

(c)  Decrease in General and Administrative Expenses of $183,127

(d)  Increase in Other Income recognized of $86,663 attributable to cancellation of common stock issued to employees

(e)  $187,699 in payments received by the Company pursuant to that  agreement entered into by and between the Company and Titterington Veterinary Services, Inc., Dr. Ronald Titterington and Dr. Kathy Snell

Increase in Cost of Revenue of $20,566

Cost of revenue was $74,098  for the nine  months  ended May 31, 2012 and $53,532  for the nine  months  ended May 31, 2011. This increase of approximately 27% is primarily attributable to increased requirements by the Company for drugs utilized in treatments during the 6 months ended February 29, 2012 offset by lower expenses related to pharmaceuticals utilized by the Company’s veterinary hospital during the three months ended may 31, 2012 when compared to the three months ended May 31, 2011. Gross margin for the nine months  ended  May 31 , 2012 was 76% whereas Gross margin for the nine  months ended May 31 , 2011 was  72%.

Increase in Rent Costs of $28,716

Rental costs incurred during the nine  months  ended May 31, 2012 were $102,824  whereas Rental costs incurred during the nine  months  ended May 31, 2011were $74,108. This increase of approximately 77% is primarily attributable to rental charges attributable to rent payments on the property that houses the McDonald Animal Hospital which was not acquired until January 4, 2011,  rental charges of $25,000 incurred during the quarter ended February 29, 2012 paid pursuant to that lease entered into by and between the Company and Red Otter LLC which terminated concurrently with the termination of  the agreement by and between the Company,  Titterington Veterinary Services, Inc, Dr. Ronald Titterington,  DVM  and Dr. Kathy Snell, DVM to purchase to 97% of all revenue generated by a Emerald Valley Pet medical Center.

Increase in Consulting Expenses of $197,815

Consultant’s expenses increased  164% during the nine  months  ended May 31, 2012 when compared to the nine months  ended May 31, 2011, rising to $318,546  from $120,731. This comparative increase is  primarily attributable to $64,398 in consulting fees paid during the quarter ended February 29, 2012  to Bibicof and Macinnis as consideration for consulting services rendered in the area of stockholder, financial community and investor relations as well as $88,500 in onetime expenses paid to CPS related to  their services as placement agent, a onetime fee of  $18,000 paid to an independent consultant as consideration for services rendered consisting of assistance in sourcing of veterinary supplies as well as recognition of Restricted Stock Award compensation expense for the quarter of $3,800 recognized during the quarter ended May 31, 2012   . The Company no longer utilizes the services of Bibicof and Macinnis.

Increase of $187,518 of Interest Expense attributable to amortization of discount of beneficial conversion features

On May 20, 2011, the Company entered into a convertible note agreement with Asher Enterprises, Inc., in the amount of $42,500, proceeds from which were  received  on May 26, 2011, said convertible note being the only convertible note outstanding as of the end of the quarter ended May 31, 2011. Although a beneficial conversion feature of $16,398  was recognized as of May 26, 2011, interest Expense attributable to amortization of discount of beneficial conversion features was minimal for the quarter ended May 31, 2011.

Recognition of a Loss on Impairment of Intangible Assets of $683,333 resulting from the termination of that  agreement entered into by and between the Company and Titterington Veterinary Services, Inc., Dr. Ronald Titterington and Dr. Kathy Snell

On November 4, 2011 the Company entered into an agreement with Titterington Veterinary Services, Inc, Dr. Ronald Titterington,  DVM  and Dr. Kathy Snell, DVM to purchase to 97% of all revenue generated by a Emerald Valley Pet medical Center, a clinic owned and operated by  Titterington Veterinary Services, Inc over a period of seven years from the execution of the Agreement. Pursuant to that agreement, the Company acquired rights to future revenues  over a seven year period of Emerald Valley Pet medical Center valued at $700,000. This agreement was terminated on February 22, 2012 resulting in a write down of the unamortized balance of these intangible assets to $0.

The incurring  of  $145,362  in expenses  resulting from that  agreement entered into by and between the Company and Titterington Veterinary Services, Inc., Dr. Ronald Titterington and Dr. Kathy Snell

On November 4, 2011 the Company entered into an agreement with Titterington Veterinary Services, Inc, Dr. Ronald Titterington, DVM  and Dr. Kathy Snell, DVM to purchase to 97% of all revenue generated by a Emerald Valley Pet medical Center, a clinic owned and operated by  Titterington Veterinary Services, Inc over a period of seven years from the execution of the Agreement. Pursuant to the Agreement, the Company became obligated to directly pay or reimburse Titterington Veterinary Services, Inc for certain  expenses incurred by Emerald Valley Pet medical Center over that seven year term resulting in the company incurring $130,054 in expenses resulting from that agreement during the quarter ended February 29, 2012 and $15, 308 in expenses recognized  during the quarter ended May 31, 2012  which were connected to transactions which occurred prior February 22, 2012 .  This agreement was terminated on February 22, 2012 and the Company has no further obligation to  pay or reimburse Titterington Veterinary Services, Inc for certain  expenses pursuant to the agreement .”

Increase in Total Revenue of $118,415

Total revenues increased 60% for the nine months ended May 31, 2012 when compared to the nine months ended May 31, 2011.

Revenues of the Company are primarily derived through provision of Veterinary Services by the McDonald Animal Hospital. The increases in Total Revenues for the  nine  months ended  May 31,2012  as compared to the nine  months ended May 31 , 2011 is partially attributable  to the fact that the acquisition of the assets of Pet Pointers, Inc. by the Company through which the Company acquired the McDonald Animal Hospital, had not occurred until January 4,  2011.

During the quarter ended February 29, 1012 the Company’s veterinary hospital  performed  approximately 190 separate billable procedures as opposed to approximately 147 separate billable procedures performed during the quarter ended February 28, 2010.  Of the procedures performed during the quarter ended February 29, 2011, the Company performed 36 procedures billed at $1,000 or more. By contrast, during the quarter ended February 28, 2010 the company performed 31 procedures billed at $1,000 or more. During the quarter ended May 31, 2012 the Company’s veterinary hospital  performed  approximately 199 separate billable procedures as opposed to approximately 243  separate billable procedures performed during the quarter ended May 31 , 2011.

As a whole, during the nine months  ended May 31, 2012 the Company experienced a combination of

(a) an increase in demand for the Company’s services

(b) an increase in demand for higher priced veterinary treatment

The Company generated $5,792  in online revenue during the nine months ended  May 31, 2012. The Company generated no online revenue during the same period ended 2011. The Company had not begun offering pet medications and supplies online until August of 2011 and had not generated any sales from internet based operations until the quarter ended November 30, 2011.

Decrease in expenses related to Research and Development of $99,134

During the nine  months ended May 31, 2102  the company incurred $5,798( incurred during the quarter ended November 30, 2011) in Research and Development Expenses( representing a decrease of 1,709% when compared  to the same period ending 2011) related to research and Development activities conducted at Veterinary Specialty Hospital of San Diego and during  the nine  months ended  May 31 , 2011 the company incurred  $104,932  in Research and Development expenses incurred in primarily in connection with the conducting of a ten dog safety study  for ImenVax, development of ImenVax,  and the qualification of an appropriate implantation device for usage with the ImenVax therapy.

Decrease in General and Administrative Expenses of $183,127

This 30% decrease is primarily attributable to lower employee compensation expenses resulting from the departure of the company’s CFO, the payment by the company of additional compensation to certain employees in the form of common stock during the quarter ended February 28, 2011, the lowering of compensation to the Company’s CEO from $25,000 per month to $10,000 per month commencing in March 2011  and the departure of the former practice manager at the McDonald Animal Hospital whose duties have been assumed by an employee at a lower salary. Employee compensation expenses for the quarter ended February 28, 2011 totaled  $216,442 as opposed to $103,243 for the quarter ended February 29,2012 and Employee compensation expenses for the quarter ended May 31 , 2011 totaled  $134,421 as opposed to $72,043 for the quarter ended May 31 ,2012.These decreases were offset partially by the incurring of $16,667 of expenses relating to amortization of intangible assets acquired as a result of that  agreement entered into by and between the Company and Titterington Veterinary Services, Inc., Dr. Ronald Titterington and Dr. Kathy Snel

Increase in Other Income recognized of $86,663 attributable to cancellation of common stock issued to employees

During the quarter ended  February 29, 2011 , common shares previously  issued to employees as compensation for services which had resulted in compensation expenses of $86,750 having been recognized by the Company  were returned to the Company for cancellation, resulting in recognition by the Company of Other Revenue of $86,750.

$187,699 in payments received by the Company pursuant to that  agreement entered into by and between the Company and Titterington Veterinary Services, Inc, Dr. Ronald Titterington and Dr. Kathy Snell .

On November 4, 2011 the Company entered into an agreement with Titterington Veterinary Services, Inc, Dr. Ronald Titterington,  DVM  and Dr. Kathy Snell, DVM to purchase to 97% of all revenue generated by a Emerald Valley Pet medical Center, a clinic owned and operated by  Titterington Veterinary Services, Inc over a period of seven years from the execution of the Agreement. During the quarter ended February 29, 2012 the Company received payments of $187,699 pursuant to that agreement, which was not in effect during the quarter ended February 28, 2011. This agreement was terminated on February 22, 2012 and the Company shall be receiving no further payments pursuant to this agreement.

Liquidity and Capital Resources

As of May 31, 2012  we had $14,659  cash on hand and current liabilities of $461,389  (exclusive of convertible debt discount attributable to a beneficial conversion feature) such liabilities consisting of Accounts Payable, Notes Payable, Convertible Notes Payable, Amounts due to Affiliates / Others and Accrued Expenses.

We feel we will not be able to satisfy its cash requirements over the next twelve months and shall be required to seek additional financing.

We currently plan to raise additional funds primarily by offering securities for cash and acquiring existing veterinary clinics with the ability to generate cash flow to fund operations.

On June 1, 2012 the Company entered into  the Purchase Agreement with Southridge.

There is no guarantee that we will be able to raise any capital through any type of offerings. We can provide no assurance that we can acquire veterinary clinics which can generate sufficient cash flow to neither fund our operations nor can any assurance be made that we can acquire one or more additional veterinary clinics in the near future or at all. We cannot assure that we will be successful in obtaining additional financing necessary to implement our business plan.  We have not received any commitment or expression of interest from any financing source that has given us any assurance that we will obtain the amount of additional financing in the future that we currently anticipate.  For these and other reasons, we are not able to assure that we will obtain any additional financing or, if we are successful, that we can obtain any such financing on terms that may be reasonable in light of our current circumstances.

For the Fiscal Years ended August 31, 2011 and 2010.

As of August 31, 2011, we had $ 43,901 Cash on hand and as of August 31, 2010 we had $206 Cash on hand.

The increase in Cash of approximately 2,120% is primarily due to sales of .common stock for cash, increased borrowings, sales of convertible notes as well as revenues attributable to the operations of MAH offset by an increase in operating costs relative to the prior fiscal year.

As of August 31, 2011, we had Trade Accounts Receivable of $ 3,135 and as of August 31, 2010 we had Trade Accounts Receivable of $0.

The increase in Trade Accounts Receivable was attributable to money owed to MAH by customers for services rendered.

As of August 31, 2011, we had a balance of $62,200 in Current Portion of Prepaid Expenses compared to August 31, 2010 where the balance totaled $54,200.

The increase in Current Portion of Prepaid Expenses of approximately 15% was primarily attributable to the applicable portion of Prepaid Rent being reallocated from a non-current asset to a current asset offset by reductions in prepaid rent of $18,100.

As of August 31, 2011, we had a balance of Employee Receivables of $4,349 and as of August 31, 2010 we had a balance of Employee Receivables of $1,396.

This 211% increase in Employee Receivables is attributable to $4,349 paid by the Company on behalf of the former owner of the McDonald Animal Hospital for liabilities incurred by that business prior to its acquisition by the Company offset by the application by the Company of $1,396 of Employee Receivables towards bonus earned.

As of August 31, 2011, the balance in Non-Current Portion of Prepaid Expenses totaled $10,300 compared to the August 31, 2010 balance of $28,400.

 The Non-Current Portion of Prepaid Expenses decreased by approximately 64% was primarily attributable to the applicable portion of Prepaid Rent being reallocated from a non-current asset to a current asset.

As of August 31,2011  we had Property & Equipment (Net of Accumulated Depreciation) of $17,293 and as of August 31, 2010 we had Property & Equipment (Net of Accumulated Depreciation) of $-0-.

The increase in Property & Equipment (Net of Accumulated Depreciation) was due to the equipment and furniture purchased in the acquisition of the business of the McDonald Animal Hospital.

As of August 31, 2011, we had Goodwill of $405,000 and as of August 31, 2010 we had Goodwill of $-0-.

The increase in Goodwill is due to the goodwill purchased in connection with the acquisition the business of the McDonald Animal Hospital.

As of August 31, 2011, we had Intangible Assets (Net of Accumulated Amortization) of $1,828 and as of August 31, 2010 we had Intangible Assets (Net of Accumulated Amortization) of $-0-.

The increase in Intangible Assets (Net of Accumulated Amortization) is attributable to the software acquired in connection with the acquisition the business of the McDonald Animal Hospital.

As of August 31, 2011, we had Deposits in the amount of $0 and as of August 31, 2010 we had Deposits of $1,059-.

The decrease in Deposits of 100% is attributable to a deposit of $1,059 sent by the Company to San Diego Gas and Electric Company being applied toward utility charges incurred by the Company.

As of August 31, 2011, we had Accounts Payable of $27,564 and as of August 31, 2009 we had Accounts Payable of $21,342.

The increase in Accounts Payable of approximately 30% is primarily attributable to an increase in outstanding obligations incurred in the course of business primarily attributable to the operations of MAH.

As of August 31, 2011 we had Convertible Notes Payable (net of unamortized discount resulting from a beneficial conversion feature) totaling $42,430 and as of August 31, 2010 we had Convertible Notes Payable (net of unamortized discount resulting from a beneficial conversion feature) totaling $0.

The increase in Convertible Notes Payable (net of unamortized discount resulting from a beneficial conversion feature) is attributable to the issuance by the Company of three 8% convertible promissory notes to an investor in the amounts of $42,500, $37,500 and $35,000 respectively during the fiscal year ended August 31, 2011.

The Company has recognized beneficial conversion features of $16,398, $37,500 and $35,000 respectively which have been recorded as discounts to the carrying value of the notes and which are amortized under the interest method.

As of August 31, 2011 we had Amounts Due to Affiliates/Other of $8,000 and as of August 31, 2010 we had Amounts Due to Affiliate/Other of $-0-.

The increase in Amounts Due to Affiliate/Other is attributable to $8,000 due and payable to TheraCyte, Inc. pursuant to an agreement entered into by and between the Company and TheraCyte, Inc.

As of August 31, 2011, we had Accrued Expenses of $67, 206 and as of August 31, 2010 we had Accrued Expenses of $128,095.

The decrease in accrued expenses of approximately 47% is primarily attributable to the forgiveness of $259,058 of Salaries accrued but unpaid due to David Koos, the issuance of 5,000 shares of Series AA Preferred Stock to David Koos in satisfaction of $2,000 in salary accrued but unpaid, the payment of $19,821 of accrued interest, and  the payment of $79,936  in accrued taxes  offset by offset by the incurring of approximately $299,601  of expenses accrued but unpaid.

Material Changes in Results of Operations

Revenues were $349, 141 for the year ended August 31, 2010 and -0- for the year ended August 31, 2010. Net losses were $ 951,783 for the year ended August 31, 2010 and $544,891 for the same period ended 2010, an increase of approximately 74%.

This increase in Net Losses is primarily attributable to increases to Costs of Revenue, General and Administrative Expenses, Rental Expenses, Interest Expenses , Research and Development costs and Consulting Expenses offset by revenues provide by the McDonald Animal Hospital.

Sources of liquidity for  the fiscal year ended August 31, 2011 consisted primarily of  borrowings of $438,007 consisting of borrowings  from our Chairman and CEO  and a corporation controlled by our Chairman and CEO as well as borrowings from unaffiliated third parties, the sale of common shares for cash proceeds of approximately $200,000, and  revenues from the operation of MAH.

Sources of liquidity for the fiscal year ended August 31, 2010 consisted primarily of  an increase in loans from our Chairman and CEO  and a corporation controlled by our Chairman and CEO totaling $128,416 as well as loans from an unaffiliated third party totaling $28,150 which were utilized to pay research and development expenses and for general and administrative expenses.

As of May 31, 2012 we are not party to any binding agreements which would commit Entest to any material capital expenditures.

On April 16, 2012, the “Company  issued an 8% convertible note in the principal amount of $42,500 (the "Note") to Asher Enterprises, Inc. ("Asher").  The Note was funded on April 20, 2012.

The Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on January 18, 2013.  The Note is convertible any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note into common stock of the Company, at Asher’s option, at a 52% discount to the average of the three lowest closing bid prices of the common stock during the 10 Trading Day period prior to conversion as Trading Day is defined in the Note.  In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by 140% if prepaid 121 days following the Issue Date through 180 days following the Issue Date and (vi) 150% if prepaid 151 days following the closing through 180 days following the Issue Date.  After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

Asher has agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.   The total net proceeds the Company received was $40,000, less attorney’s fees of $2,500.

On June 19, the Company satisfied $37,500 in outstanding convertible indebtedness issued to Asher (resulting from a Convertible Note in the principal amount of 37,500 issued to Asher on December 19, 2011 ) by making payment to Asher  in the amount of $57,647.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During our two most recent fiscal years there have been no changes in or disagreements with our independent registered public accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

On June 19, 2009 the Board of Directors of  the Company elected David R. Koos, 52,  a director of the Company and appointed Dr. Koos President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer of the Company. Dr. Koos resigned as Chief Financial Officer on March 31, 2010 and assumed the position of Acting Chief Financial Officer and Principal Accounting Officer on August 8, 2011 upon the resignation of Tammy L. Reynolds who served as Chief Financial Officer from the period from March 31, 2010 to August 8, 2011.

Dr. Koos has served as Chairman, CEO, President, Secretary, and Acting CFO of the BMSN since June 19, 2006, and as Chairman CEO, President, Secretary, and Acting CFO of Entest CA since August 22, 2008.

Education:

DBA - Finance (December 2003)

Atlantic International University

Ph.D. - Sociology (September 2003)

Atlantic International University

MA - Sociology (June 1983)

University of California - Riverside, California

Five Year Employment History:

Position:	Company Name:	Employment Dates:

Chairman, President, CEO and Acting CFO	Bio-Matrix Scientific Group, Inc.*	June 14, 2006 (Chairman) to Present June 19, 2006 (President, CEO and Acting CFO) June 19, 2006 (Secretary) to Present
Chairman, CEO, Secretary & Acting CFO	Frezer Inc.	May 2, 2005 to February 2007
Chairman, CEO & Acting CFO	BMXP Holdings, Inc.	December 6, 2004 to June 2008
Managing Director & President	Cell Source Research Inc.	December 5, 2001 to Present
Managing Director & President	Venture Bridge Inc.	November 21, 2001 to Present
Chairman of the Board of Directors, CFO & Secretary	Cell Bio-Systems Inc. (New York)	July 17, 2003 to December 1, 2003
Registered Representative	Amerivet Securities Inc.**	March 31, 2004 to February 2008

* As of April 5, 2012 Bio-Matrix Scientific Group Inc. owned 10,000,000 common shares of the company representing 7.6 % of the common shares outstanding.

** Amerivet Securities Inc. has not been active during the period as the Chief Executive Officer was on deployment in Iraq through the U.S. Army Reserves.

CORPORATE GOVERNANCE

Code of Ethics

On November 11, 2009 we adopted a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002

Director Independence

Audit Committee and Audit Committee Financial Expert

The sole member of the Company’s board of Directors may not be considered independent as he is also its sole officer. The Company is not a "listed company" under Securities and Exchange Commission (“SEC”) rules and is therefore not required to have an audit committee comprised of independent directors. The Company does not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, the Company’s  Board of Directors is deemed to be its  audit committee and as such functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3)

engaging outside advisors. The Board of Directors has determined that its member is  able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the Board of Directors believes that its member has  the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Nominating and Compensation Committees

The Company does not have standing nominating or compensation committees, or committees performing similar functions. The board of directors believes that it is not necessary to have a compensation committee at this time because the functions of such committee are adequately performed by the board of directors. The board of directors also is of the view that it is appropriate for the Company not to have a standing nominating committee because the board of directors has performed and will perform adequately the functions of a nominating committee. The Company is not a "listed company" under SEC rules and is therefore not required to have a compensation committee or a nominating committee.

Shareholder Communications

There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. There are no specific, minimum qualifications that the board of directors believes must be met by a candidate recommended by the board of directors. Currently, the entire board of directors decides on nominees, on the recommendation of any member of the board of directors followed by the board’s review of the candidates’ resumes and interview of candidates. Based on the information gathered, the board of directors then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

Because management and the Board of Directors of the Company are the same people, the Board of Directors has determined not to adopt a formal methodology for communications from shareholders on the belief that any communication would be brought to the Board of Directors’ attention by virtue of the co-extensive capacities of the Board of Directors.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Restricted Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David Koos Chairman, President and CEO	From September 1, 2009 to August 31, 2010	$123,500*	0	$4,560	0	0	0	0	0	$128,060

Tammy Reynolds, CFO and Director	From March 31, 2010 to August 31, 2010	$26,923	0	0	0	0	0	0	0	$26,923

David Koos Chairman, President and CEO	From September 1, 2010 to August 31, 2011	$208,000****	0	$2,000**	0	0	0	0	0	$210,558

Tammy Reynolds, Former CFO and Director (resigned from all positions with the Company effective August 8,2011	From September1, 2010 to August 31, 2011	$65,961	0	$47,000	$50,000***	0	0	0	0	$162,961

** Includes $117,500 in salary earned by David Koos which was accrued but unpaid for the fiscal year ended August 31, 2010.

David Koos is not party to an executed employment agreement. From April of 2010 to April4, 2011 we had agreed to compensate David Koos $25,000 per month for his services, exclusive of any bonuses or benefits. From April 4, 2011 to the date of this document we had agreed to compensate David Koos $10,000 per month for his services, exclusive of any bonuses or benefits. The majority of this compensation has been accrued.

** represents 5,000 shares of the Company’s Series AA Preferred Stock

***The Company and Ms. Reynolds had agreed that Ms. Reynolds shall receive:

**** Includes 190,558 in salary earned by David Koos which was accrued but unpaid for the fiscal year ended August 31, 2011

A total of $259,058 of salary accrued but unpaid was forgiven by David Koos on April 4, 2011. As of August 31, 2011 the total balance of salary accrued but unpaid due and payable to David Koos was $49,000.

a)	Compensation of $70,000 per annum for her services as Chief Financial Officer.
b)

Fifty Thousand Dollars worth of the Common Shares of the Company (“Compensation Shares”) to be granted to Ms. Reynolds upon the completion of twelve months employment as CFO of the Company under the condition that80% of the Compensation Shares (“Restricted Comp Shares”) may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Ms. Reynolds (“Transfer Restriction”) except as follows:

Upon the expiration of one year from the date of the grant of the Compensation Shares, Transfer Restrictions shall no longer apply to 25% of the Restricted Comp Shares.

Upon the expiration of two years from the date of the grant of the Compensation Shares, Transfer Restrictions shall no longer apply to an additional 25% of the Restricted Comp Shares.

Upon the expiration of three years from the date of the grant of the Compensation Shares, Transfer Restrictions shall no longer apply to an additional 25% of the Restricted Comp Shares

Upon the expiration of four years from the date of the grant of the Compensation Shares, Transfer Restrictions shall no longer apply to an additional 25% of the Restricted Comp Shares.

As Ms. Reynolds is no longer employed as CFO of the Company, any Restricted Comp Shares still subject to Transfer Restrictions shall be forfeited by the Ms. Reynolds, and ownership of the Restricted Comp Shares shall be transferred back to the Company.  As such, 80% of the restricted Stock Award paid to Ms Reynolds during the fiscal year ended August 31, 2011 is subject to forfeiture. Ms. Reynolds is currently not party to a written employment agreement with the Company .

On December 29, 2011 75,000 common shares previously issued to Ms. Reynolds  were returned for cancellation by the Company. Of that amount 40,000 were  subject to forfeiture and were cancelled pursuant to those forfeiture provisions at the company’s option and Ms. Reynolds has consented to cancellation of the remaining 35,000 common shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of each class of the Company’s capital stock as of June 6, 2012 for (1) each person known by the Company to beneficially own more than 5% of each class of the Company’s voting securities, (2) each executive officer, (3) each of the Company’s directors and (4) all of the Company’s executive officers and directors as a group.

As of July 25, 2012 the Company had 220,979,599 common shares outstanding , 5,000 Series AA Preferred shares outstanding ,  3,201,397 Series B Preferred shares outstanding and 75,000 Non Voting Convertible Preferred shares outstanding.

Based on 220,979,599 shares issued and outstanding as of July 25, 2012

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	David R. Koos* C/o Entest Bio Medical Inc., Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	60,000,000	27.15%

Common	Joseph G Vaini** 1034 Throgs Neck Expwy Bronx, NY 10465	15,003,040	6.7%

Common	Mary Alvarez C/o Entest Bio Medical Inc., Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	15,000,000	6.7%

Common	All Officers and Directors As a Group	60,000,000	27.15%

*Includes 10,000,000 common shares owned by Bio-Matrix Scientific Group, Inc. (David Koos is CEO, President and Chairman of Bio-Matrix Scientific Group, Inc.).

** Includes 3,040 common shares owned by the Cell Source Research Shareholders Business Trust for which Joseph G. Vaini serves as Trustee.

Based on 3,201,397 shares issued and outstanding as of July 25, 2012

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Series B Preferred	David R. Koos* C/o Entest Bio Medical Inc., Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	1250000	39%

Series B Preferred	National Financial Services, LLC 200 Liberty Street New York NY 10281	201,585	6.2%
Series B Preferred	Sleezer family Trust c/o Charles Sleezer 12550 Carson Street Hawaiian Gardens, CA	687,500	21.4%
Series B Preferred	Ronald J. Titterington and Kathy Snell 3880 W 11th Street Eugene Oregon	312,500	9.7%
Series B Preferred	All Officers and Directors as a Group*	1250000	39%

*Includes 1,250,000 Series B Preferred  shares owned by Bio-Matrix Scientific Group, Inc. (David Koos is CEO, President and Chairman of Bio-Matrix Scientific Group, Inc.).

Based on 5,000 shares issued and outstanding as of July 25, 2012

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series AA Preferred Shares	David R. Koos C/o Entest Bio Medical Inc., Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	5,000	100%
Series AA Preferred Shares	All Officers and Directors As a Group	5,000	100%

Based on 75,000 shares issued and outstanding as of July 25, 2012

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
NonVoting Convertible Preferred Shares	Southridge Partners II LLP(1) 90 Grove Street Ridgefield CT	75,000	100%
	All Officers and Directors As a Group (1) Stephen Hicks possesses voting power and investment power over 75,000 NonVoting Convertible Preferred Shares held by Southridge.	0	0%

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Under applicable provisions of the Nevada Revised Statutes, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Our certificate of incorporation provides that every person who was or is a party to, or is threatened to be made a parry to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the Company, or who is serving at the request of the Company as a director or officer of another Company, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against ail expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person.  The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Company as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.  Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise.

Our Bylaws provide that the Company,  in its sole discretion, may, but shall not be required to, indemnify any individual, including any director or officer, where such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

Our Bylaws also provide that The Company may reimburse or otherwise indemnify any director, officer, employee, or agent against legal expenses (including attorneys' fees and costs) actually and reasonably incurred in connection with defense of any action, suit, or proceeding herein above referred to, whether or not such person is successful on the merits.  Expenses incurred in defending any action, suit, or proceeding may be paid by the Company in advance of the final disposition, when authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under these provisions. The indemnification provided by our Bylaws shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

37,640,314 Shares of

Common Stock

ENTEST BIOMEDICAL, INC.

PROSPECTUS

June ___, 2012

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by our Company or the Selling Security Holders.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Except where otherwise indicated, this prospectus speaks as of the effective date of the registration statement.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of our Company since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Securities and Exchange Commission Filing Fee	$29.12
Legal Fees and Expenses	$200

Miscellaneous Expenses	$1,500
Total	$1,729.12

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Nevada Revised Statutes(“NRS”), provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

 Our certificate of incorporation provides that every person who was or is a party to, or is threatened to be made a parry to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the Company, or who is serving at the request of the Company as a director or officer of another Company, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against ail expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person.  The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Company as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.  Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise.

Our Bylaws provide that the Company, in its sole discretion, may, but shall not be required to, indemnify any individual, including any director or officer, where such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

Our Bylaws also provide that the Company may reimburse or otherwise indemnify any director, officer, employee, or agent against legal expenses (including attorneys' fees and costs) actually and reasonably incurred in connection with defense of any action, suit, or proceeding herein above referred to, whether or not such person is successful on the merits.  Expenses incurred in defending any action, suit, or proceeding may be paid by the Company in advance of the final disposition, when authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under these provisions. The indemnification provided by our Bylaws shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

RECENT SALES OF UNREGISTERED SECURITIES

Between the period beginning September 24, 2008 (inception) and ending September 30, 2008 the Company:

•

Issued 5,000,000 common shares (“Shares”) valued at $5,000 to Rick Plote as consideration for services rendered. The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

•

Issued 5,000,000 common shares (“Shares”) valued to Rick Plote for consideration consisting of $5,000 cash. The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. Net Proceeds were $5,000 and were utilized for working capital.

No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On July 10, 2009 the abovementioned 10,000,000 shares were returned to the company for cancellation and cancelled.

On July 10, 2009 the Company issued 10,000,000 common shares (“Shares”) to BMSN for consideration consisting of 1,500 common shares of Entest CA. The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On August 3, 2009, the Company sold 1,000,000 common shares (“Shares”) to an investor at a price of $0.10 per share for net proceeds to the Company of $100,000. The Company permitted the investor to credit $100,000 that the investor had deposited with BMSN (“BMSN Deposit”) towards the share purchase. As a result of this transaction, the BMSN Deposit was credited by BMSN to the Company and was applied as follows:

(a)	$10,000 was applied to satisfy consideration due to BMSN from the Company in connection with the agreement with Dr. Brian Koos.

(b)	$90,000 will be applied to rental payments due to BMSN over the course of the aforementioned sublease agreement between the Company and BMSN.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On August 8, 2009 the Company issued a Restricted Stock Award of 2,000,000 common shares to David Koos, the Company’s CEO (“Koos Award”). The Koos Award

a)	may not be transferred or hypothecated until the expiration of a six month period from the issuance date (“Vesting Date”) and

b)	Is subject to forfeiture in the event that Mr. Koos shall cease serving as Chief Executive Officer of the Company prior to the Vesting Date.

The consideration was the service of Mr. Koos. The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On August 31, 2009 the Company issued 50,000 common shares (“Shares”) to a consultant as consideration for services rendered valued at $200,000.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On September 10, 2009, the Company sold 500,000 common shares (“Shares”) to an investor for consideration of $50,000.  Net proceeds from the sale of the shares were $50,000 of which $5,000 was utilized for working capital and $45,000 was utilized to prepay rent to BMSN.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On October 5, 2009 the Company issued 3,040 common shares (“Shares”) to David Koos, the Company’s CEO for consideration consisting of services.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On October 7, 2010 the Company sold 2,000,000 common shares (“Shares”) to an individual investor for consideration consisting of $100,000.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

The proceeds were applied towards working capital and towards the purchase of the business of an existing veterinary clinic in Santa Barbara, California.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On November 17, 2010 the Company issued 45,000 common shares (“Shares”) to contractors and consultants as consideration for services rendered.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On November 30, 2010 the Company issued 10,000 common shares (“Shares”) to a consultant as consideration for services rendered.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On January 3, 2011 the Company issued 25,000 common shares (“Shares”) to its CFO as consideration for services rendered.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On January 3, 2011 the Company issued 13,000 common shares (“Shares”) to employees as consideration for services rendered.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On January 3, 2011 the Company issued 38,712 common shares (“Shares”) in satisfaction of $39,989 of principal and interest indebtedness.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On January 4, 2011 the Company issued 9,383 common shares (“Shares”) to a consultant for services rendered.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On January 4, 2011 the Company issued 102,766 common shares (“Shares”) for the purchase of Pet Pointers, Inc. dba McDonald Animal Hospital.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On January 26, 2011 the Company sold 200,000 common shares (“Shares”) to an individual investor for consideration consisting of $100,000.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

The proceeds were applied towards working capital.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On February 4, 2011 the Company issued 10,000 common shares (“Shares”) to a consultant for services rendered.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On February 4, 2011 the Company issued 5,000 common shares (“Shares”) to a consultant for services rendered.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On March 25, 2011 the Company issued 7,000 common shares (“Shares”) to employees as consideration for services rendered.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On April 1, 2011, the Company issued 50,000 common shares (“Shares”) to Tammy Reynolds, the Company’s Chief Financial Officer as consideration for services.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On April 4, 2011, the Company issued 600,000 common shares (“Shares”) to David Koos, the Company’s Chief Executive Officer, in satisfaction of $251,178 owed by the Company to David Koos and Bombardier Pacific Ventures, Inc.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On May 3, 2011, the Company issued 17,600 common shares (“Shares”) to Pet Pointers, Inc. as consideration for the purchase of accounts receivable valued at $17,600.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On May 20, 2011, the Company issued a convertible promissory note in the amount of $42,500 which was received May 26, 2011. The note bears an interest rate of eight percent (8%), matures on February 23, 2012 and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a forty two percent (42%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date.

The note was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The note was  sold directly through our management.  No commission or other consideration was paid in connection with the sale of the note. There was no advertisement or general solicitation made in connection with this Offer and Sale of the note.

The note contained a provision that until such time as the shares of common stock issuable upon conversion of the Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of common stock issuable upon conversion of the note  that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a restrictive legend.

On June 9, 2011, the Company issued 5,000 shares of Series AA Preferred Stock (“Shares”) to David Koos in satisfaction of $2,000 of accrued salaries owed to him by the Company.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On July 5, 2011, the Company issued a convertible promissory note in the principal amount of $ $37,500. The note, which matures April 11, 2012, bears interest at the rate of 8% per annum. At any time after 180 days from the execution of the note, the note  is convertible into shares of the Company’s common stock at the election of the holder  at a conversion price equal to a 45% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion.

The note was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The note was  sold directly through our management.  No commission or other consideration was paid in connection with the sale of the note. There was no advertisement or general solicitation made in connection with this Offer and Sale of the note.

The note contained a provision that until such time as the shares of common stock issuable upon conversion of the Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of common stock issuable upon conversion of the note  that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a restrictive legend.

On August 29, 2011, the Company issued 143,000 common shares (“Shares”) to Dr. Gregory McDonald in full satisfaction of $50,000 owed to Dr. McDonald.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On August 29, 2011 the Company issued 11,000 common shares (“Shares”) to an employee as consideration for services rendered.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On August 29, 2011, the Company issued a convertible promissory note  in the principal amount of $ $35,000. The note, which matures May 25, 2012, bears interest at the rate of 8% per annum. At any time after 180 days from the execution of the note, the note  is convertible into shares of the Company’s common stock at the election of the holder  at a conversion price equal to a 45% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion.

The note was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The note was  sold directly through our management.  No commission or other consideration was paid in connection with the sale of the note. There was no advertisement or general solicitation made in connection with this Offer and Sale of the note.

The note contained a provision that until such time as the shares of common stock issuable upon conversion of the Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of common stock issuable upon conversion of the note  that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a restrictive legend.

On October 7, 2011 the Company issued 50,000 shares of common stock (“Shares”) for services.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On October 25, 2011, the Company issued a convertible promissory note in the amount of $32,500. The note bears an interest rate of eight percent (8%), matures on July 27, 2012 and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a fifty two percent (52%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date. The issuance of the note amounted in a beneficial conversion feature of $7,634 which is amortized under the Interest Method.

The note was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The note was  sold directly through our management.  No commission or other consideration was paid in connection with the sale of the note. There was no advertisement or general solicitation made in connection with this Offer and Sale of the note.

The note contained a provision that until such time as the shares of common stock issuable upon conversion of the Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of common stock issuable upon conversion of the note  that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a restrictive legend.

On November 11, 2011 the Company issued 2,500,000 shares of common stock (“Shares”) in connection with rights to receive future revenues of a Utah veterinary clinic.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On November 22, 2011 the Company issued 18,333 shares of common stock (“Shares”) for services. The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On November 28, 2011 the Company issued 134,983 shares of common stock (“Shares”) in satisfaction of $12,000 principal amount of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On December 12, 2011 the Company issued 258,824 shares of common stock (“Shares”) in satisfaction of $11,000 principal amount of Convertible Notes Payable

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On December 19, 2011 the Company issued $338,983 shares of common stock (“Shares”) in satisfaction of $12,000 principal amount of Convertible Notes Payable

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On December 19, 2011, the Company issued a convertible promissory note in the amount of $37,500. The note bears an interest rate of eight percent (8%), matures on September 21, 2012 and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a fifty two percent (52%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date.

The note was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The note was  sold directly through our management.  No commission or other consideration was paid in connection with the sale of the note. There was no advertisement or general solicitation made in connection with this Offer and Sale of the note.

The note contained a provision that until such time as the shares of common stock issuable upon conversion of the Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of common stock issuable upon conversion of the note  that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a restrictive legend.

On December 20, 2011 the Company amended the terms of $30,000 in existing debt as follows:

(a)  Due and payable December 31, 2012

(b)  Simple interest of 10% from December 20, 2011 to the date the debt is fully converted or paid in full

(c)  Convertible into the common stock of the Company at the option of the holder at a 50% discount from the average of the lowest three Trading Prices  for the common stock during the 10 trading day period ending one Trading Day prior to the date the conversion notice is sent by the holder. "Trading Price" means the closing bid price on the applicable trading market as reported by a reliable reporting service.

On January 10, 2012 the Company issued 27,499 shares of common stock (“Shares”) to a consultant in consideration of services rendered valued at $8,249.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On January 27, 2012 the Company issued 279,635 shares of common stock (“Shares”) in satisfaction of $7,500 principal amount of Convertible Notes Payable and $1,700 of accrued but unpaid interest on Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On February 3, 2012 the Company issued 528,821 shares of common stock (“Shares”) in satisfaction of $15,000 principal amount of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On February 16, 2012 the Company issued 721,154 shares of common stock (“Shares”) in satisfaction of $15,000 principal amount of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On February 26, 2012 the Company issued 174,663 shares of common stock (“Shares”) to a consultant in consideration of services rendered valued at $52,398

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On February 27, 2012 the Company  agreed  to modify the terms of $89,210 of aggregate indebtedness held by Southridge. (“Aggregate Southridge Indebtedness”)

The Aggregate Southridge Indebtedness is  convertible at Southridge’s option at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Southridge’s brokerage account and confirmation has been received that Southridge may execute trades of the conversion shares (Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares shall be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price . The Company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.

On March 7, 2012 the Company issued 2,322,695 shares of common stock (“Shares”) in satisfaction of $32,750 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On March 14, 2012 the Company issued 3,000,000 shares of its common stock (“Shares”) to the order of Capital Path Securities LLC for acting as the Company’s exclusive advisor and placement agent in connection with the Equity Purchase Agreement and Registration Rights Agreement

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On March 21, 2012 the Company issued 1,886,195 shares of common stock in satisfaction of $25,200 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On March 26, 2012 the Company issued 3,017,502 shares of common stock (“Shares”) in satisfaction of $23,150 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On March 27, 2012 the Company issued 75,000 shares of its nonvoting convertible preferred stock to Southridge in accordance with the terms of the Purchase Agreement.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On April 2, 2012 the Company issued 1,675.111  shares of common stock (“Shares”) in satisfaction of $7,538 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On April 3, 2012 the Company issued 1,590, 909  shares of common stock (“Shares”) in satisfaction of $7,000 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On April 3, 2012 the  Company issued 50,000,000 shares of common stock (“Shares”) to David R. Koos  as a bonus.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

David Koos may not offer to sell, sell, transfer, pledge or otherwise dispose of the Bonus Shares prior to April 2, 2017 (“Restricted Period”).

In the event that, prior to the expiration of the Restricted Period,  David Koos voluntarily ceases to be employed at the Company or is  terminated for cause the Shares shall be forfeited.

On April 3, 2012 the  Company  issued 27,000,000 shares of common stock (“Shares”) to seven employees  as  bonuses.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

No employee may  offer to sell, sell, transfer, pledge or otherwise dispose of the Bonus Shares prior to April 2, 2017 (“Restricted Period”).

In the event that, prior to the expiration of the Restricted Period, any employee  voluntarily ceases to be employed at the Company or is  terminated for cause his or her  Shares shall be forfeited.

On April 3, 2012 the  Company  issued 15,000,000 shares of common stock (“Shares”) to Joseph G. Vaini  as  bonus.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

Joseph G. Vaini may not offer to sell, sell, transfer, pledge or otherwise dispose of the  Shares prior to April 2, 2017 (“Restricted Period”).

In the event that, prior to the expiration of the Restricted Period,   Joseph G. Vaini  declines to provide if requested to provide, or is unable to provide if requested to provide,  consulting services to the Company of a nature that have been  customarily  provided by Joseph G. Vaini to the Company the  Shares shall be forfeited.

On April 10, 2012 the Company issued 2,777,778  shares of common stock (“Shares”) in satisfaction of $3,500 of Convertible Notes Payable and $1,500 in accrued interest on Convertible Notes Payable .

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On April 11, 2012 the Company issued 3,611,111  shares of common stock (“Shares”) in satisfaction of $6,500 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On April 11, 2012 the Company issued 2,306, 275  shares of common stock (“Shares”) in accordance with an agreement by the Company on  February 27, 2012  to modify the terms of $89,210 of aggregate indebtedness held by Southridge. (“Aggregate Southridge Indebtedness”)

The Aggregate Southridge Indebtedness is  convertible at Southridge’s option at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Southridge’s brokerage account and confirmation has been received that Southridge may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares shall be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price (“Bonus Shares”). The company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.  The Shares issued on April 11, 2012  were Bonus Shares. As of May 17, 2012 there was  $0 of Aggregate Southridge Indebtedness still outstanding.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On April 12, 2012 the Company issued 4,722,222  shares of common stock (“Shares”) in satisfaction of $8,500 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On April 13, 2012 the Company issued 8,250,000  shares of common stock (“Shares”) in satisfaction of $14,850 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On April 13, 2012 the Company issued 2,430,753  shares of common stock (“Shares”) to Southridge as Bonus Shares.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On April 16, 2012 the Company issued 11,250,000  shares of common stock (“Shares”) in satisfaction of $18,000 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On April 16, 2012, the “Company  issued an 8% convertible note in the principal amount of $42,500 (the "Note") to Asher Enterprises, Inc. ("Asher").  The Note was funded on April 20, 2012.

The Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on January 18, 2013.  The Note is convertible any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note into common stock of the Company, at Asher’s option, at a 52% discount to the average of the three lowest closing bid prices of the common stock during the 10 Trading Day period prior to conversion. .

The note was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The note was  sold directly through our management.  No commission or other consideration was paid in connection with the sale of the note. There was no advertisement or general solicitation made in connection with this Offer and Sale of the note.

The note contained a provision that until such time as the shares of common stock issuable upon conversion of the Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of common stock issuable upon conversion of the note  that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a restrictive legend.

On April 18, 2012 the Company issued 2,125,000  shares of common stock (“Shares”) in satisfaction of $2,000 of Convertible Notes Payable and $1,400 of  accrued interest on Convertible Notes Payable .

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On April 19, 2012 the Company issued 2,724,968  shares of common stock (“Shares”) in satisfaction of $4,300 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On April 24, 2012 the Company issued 4,005,787 shares of common stock (“Shares”) in satisfaction of $6,922 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On May 1, 2012 the Company issued 8,000,000  shares of common stock (“Shares”) in satisfaction of $12,000 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On May 3, 2012 the Company issued 7,142, 857  shares of common stock (“Shares”) in satisfaction of $10,000 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On May 7, 2012 the Company issued 6,250,000  shares of common stock (“Shares”) in satisfaction of $10,000 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On May 9, 2012 the Company issued 1,800,000  shares of common stock (“Shares”) in satisfaction of $500 of principal indebtedness of and $1,300 of accrued interest on  Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On June 15, 2012 the Company amended the terms of $102,349 in existing principal indebtedness as follows:

The Aggregate Indebtedness  of  $102,349 is  convertible at Holder’s option at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Holder’s brokerage account and confirmation has been received that Holder may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares shall be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price (“Bonus Shares”). The company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.

On June 18, 2012 the company issued 15,873,016 common shares (“Shares”) in satisfaction of $60,000 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

On June 20, 2012 the Company issued 3,181,124 common shares (“Shares”) in satisfaction of $15,842 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On June 25, 2012 the Company issued 1,808,172 common shares (“Shares”) in satisfaction of $6,627 of Convertible Notes Payable.

The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

EXHIBITS

Exhibit No.	Description
3(i)(a)	Articles of Incorporation
3(ii)(b)	Bylaws
10.1 ( c)	Agreement by and Between David Koos and the Company
10.2 (filed previously)	Terms of Employment Agreement by and between the Company and Tammy Reynolds
10.3 (d)	August 2010 Agreement by and between the Company and TheraCyte, Inc.
10.3 (e)	Asset Purchase Agreement by and between the Company, Dr. Gregory McDonald and Pet Pointers
10.4 (f)	Exhibit A to Asset Purchase Agreement by and between the Company, Dr. Gregory McDonald and Pet Pointers
10.5 (g)	Exhibit B to Asset Purchase Agreement by and between the Company, Dr. Gregory McDonald and Pet Pointers
10.6 (h)	CRO Agreement by and between the Company and RenovoCyte LLC
3(i)(2)(i)	Certificate of Designations Series AA Preferred Stock
10.7(j)	8% ASHER NOTE $42,500
10.8(k)	8% ASHER NOTE $37,500
10.9(l)	8% ASHER NOTE $35,000
10.10(m)	8% ASHER NOTE $32,500
3(i)(3) (n)	Amendment to Certificate of Incorporation dated June 4, 2009
3(ii)(2) (o)	Bylaws of Entest Biomedical, inc., a California corporation and wholly owned subsidiary of the Registrant
3(i)(4) (p)	Certificate of Incorporation of Entest Biomedical, inc., a California corporation and wholly owned subsidiary of the Registrant
10.11(q)	8% ASHER NOTE $37,500
3(i)(5) ( r)	Certificate of Designations Series B Preferred Stock
3(i) (6)(s)	Amendment to Certificate of Incorporation
10.12 (t)	Equity purchase Agreement, Southridge Feb 27, 2012
10.13(u)	Registration Rights Agreement, Southridge
10.14(filed previously)	Line of Credit Promissory Note December 1, 2010 Bio Technology Partners Business Trust
10.15(filed previously)	Line of Credit Promissory Note December 1, 2010 Venture Bridge Advisors, Inc.
10.16(filed previously)	Line of Credit Promissory Note December 1, 2010 Bombardier Pacific ventures
10.17(filed previously)	Line of Credit Promissory Note December 1, 2010 David Koos
3(i)(7) (v)	Amendment to Certificate of Incorporation
10.18(filed previously)	Agreement amending terms of outstanding Debt by the Company
10.19(filed previously)	Agreement amending terms of outstanding Debt by the Company
10.20(filed previously)	Agreement amending terms of outstanding Debt by the Company
10.21(w)	Form of Bonus Share Agreement
5.1	Opinion Regarding Legality
23.1	Consent of John Kinross Kennedy, CPA
23.2	Consent of Joseph L. Pittera (Exhibit 5.1)
14 (y)	Code of Ethics
10.24 (aaaa)	Assignment dated June 15, 2009 by and between Entest Biomedical, Inc. and Bio-Matrix Scientific Group, Inc.
21(filed previously)	Subsidiaries of Registrant
10.22 (z)	Lease
3(i)(8) (aa)	Text of Amendment to Certificate of Incorporation
10.23(aaa)	8% ASHER NOTE $42,500
10.24 (aaaa)	Assignment dated June 15, 2009 by and between Entest Biomedical, Inc. and Bio-Matrix Scientific Group, Inc.
10.25(filed previously)	Advisory Board Letter Agreement
10.26 (aaaaa)	Equity Purchase Agreement Southridge June 1 2012
10.27(filed previously)	Amendment to Registration Rights Agreement
10.28(filed previously	Termination Letter February 27 Equity Purchase Agreement

Exhibit No.	Description
10.29(zzzzzzzz1)	AGREEMENT AMENDING TERMS OF OUTSTANDING DEBT BY THE COMPANY
10.30(zzzzzzzz2)	AGREEMENT AMENDING TERMS OF OUTSTANDING DEBT BY THE COMPANY
10.31(zzzzzzzz3)	AGREEMENT AMENDING TERMS OF OUTSTANDING DEBT BY THE COMPANY
10.32(zzzzzzzz4)	AGREEMENT AMENDING TERMS OF OUTSTANDING DEBT BY THE COMPANY
10.33(zzzzzzzz5)	AGREEMENT AMENDING TERMS OF OUTSTANDING DEBT BY THE COMPANY
10.34(zzzzzzzz6)	AGREEMENT AMENDING TERMS OF OUTSTANDING DEBT BY THE COMPANY

(a)	Incorporated by Reference to Exhibit 3(1) of the Company's Form S-1 Filed November 4, 2008
(b)	Incorporated by Reference to Exhibit 3(2) of the Company's Form S-1 Filed November 4, 2008
( c)	Incorporated by Reference to Exhibit 10(1) of the Company's Form10-K Filed November 17, 2009
(d)	Incorporated by Reference to Exhibit 10(1) of the Company's Form10-K Filed November 16, 2010
(e)	Incorporated by Reference to Exhibit 10(1) of the Company's Form 8-K Filed December 17, 2010
(f)	Incorporated by Reference to Exhibit 10(2) of the Company's Form 8-K Filed December 17, 2010
(g)	Incorporated by Reference to Exhibit 10(3) of the Company's Form 8-K Filed December 17, 2010
(h)	Incorporated by Reference to Exhibit 10(3) of the Company's Form 8-K Filed October 24, 2011
(i)	Incorporated by Reference to Exhibit 3(i) of the Company's Form 8-K Filed June 10, 2011
(j)	Incorporated by Reference to Exhibit 10(9) of the Company's Form 10-K filed November 3 2011
(k)	Incorporated by Reference to Exhibit 10(10) of the Company's Form 10-K filed November 3 2011
(l)	Incorporated by Reference to Exhibit 10(11) of the Company's Form 10-K filed November 3 2011
(m)	Incorporated by Reference to Exhibit 10(12) of the Company's Form 10-K filed November 3 2011
(n)	Incorporated by Reference to Exhibit 3(i) (2)of the Company's Form 8-K Filed June 10, 2011
(o)	Incorporated by Reference to Exhibit 3(ii) of the Company's Form 8-K Filed June 10, 2011
(p)	Incorporated by Reference to Exhibit 3(i) of the Company's Form 8-K Filed June 10, 2011
(q)	Incorporated by Reference to Exhibit 10.1 of the Company's Form 10-Q Filed January 11, 2012
( r)	Incorporated by Reference to Exhibit 3(i) of the Company's Form 8-K Filed February 9, 2012
(s)	Incorporated by Reference to Exhibit (3)(i) of the Company's Form 10-Q Filed February 9, 2012
(t)	Incorporated by Reference to Exhibit 10.1 of the Company's Form 10-Q Filed February 9, 2012
(u)	Incorporated by Reference to Exhibit 10.2 of the Company's Form 10-Q Filed February 9, 2012
(v)	Incorporated by Reference to Exhibit 3(i) of the Company's Form 8-K Filed March 22, 2012
(w)	Incorporated by Reference to Exhibit 10.1 of the Company's Form 8-K Filed April 5, 2012
(x)	Filed as Exhibit 5.1
(y)	Incorporated by Reference to Exhibit 14 of the Company's Form10-K Filed November 17, 2009
(z)	Incorporated by Reference to Exhibit 10.1 of the Company's Form 10-Q Filed March 28, 2012
(aa)	Incorporated by Reference to Exhibit 3(i) of the Company's Form 8-K Filed April 25, 2012
(aaa)	Incorporated by Reference to Exhibit 10 of the Company's Form 8-K Filed April 25, 2012
(aaaa)	Incorporated by Reference to Exhibit 10.2 of the Company's Form 8-K Filed July 10, 2009
(aaaaa)	Incorporated by Reference to Exhibit 10.1 of the Company's Form 8-K Filed June 4, 2012

(zzzzzzzz1) Incorporated by Reference to Exhibit 10.1 of the Company's Form 10-Q Filed July 23, 2012
(zzzzzzzz2) Incorporated by Reference to Exhibit 10.2 of the Company's Form 10-Q Filed July 23, 2012
(zzzzzzzz3) Incorporated by Reference to Exhibit 10.3 of the Company's Form 10-Q Filed July 23, 2012
(zzzzzzzz4) Incorporated by Reference to Exhibit 10.4 of the Company's Form 10-Q Filed July 23, 2012
(zzzzzzzz5) Incorporated by Reference to Exhibit 10.5 of the Company's Form 10-Q Filed July 23, 2012
(zzzzzzzz6) Incorporated by Reference to Exhibit 10.6 of the Company's Form 10-Q Filed July 23, 2012

UNDERTAKINGS

The Registrant hereby undertakes the following:

(a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, but notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information of the plan of distribution.

For (2) determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a (3) post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged Securities Act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of La Mesa, State of California, on July 27, 2012

ENTEST BIOMEDICAL, INC.

By:	/s/ David R. Koos
David R. Koos,
Chief Executive Officer, Principal Executive Officer

By:	/s/ David R. Koos
David R. Koos,
Principal Accounting Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO.1 TO THE REGISTRATION STATEMENT ON FORM S-1HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ David R. Koos	Principal Executive Officer	July 27, 2012
David R. Koos

/s/ David R. Koos	Principal Accounting Officer	July 27, 2012
David R. Koos

/s/ David R. Koos	Director	July 27, 2012
David R. Koos

/s/ David R. Koos	Principal Financial Officer	July 27, 2012
David R. Koos